As filed with the Securities and Exchange Commission on December 20, 2019.

Registration No. 333-231768

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT THREE TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Baikang Biological Group Holdings Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	2833 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Ginkgo Biomedical Science & Technology Industrial Park Pizhou, Jiangsu Province People’s Republic of China 221300 +86-0516-86989727— telephone +86-0516-86484555— facsimile	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 +1-800-677-3394 — telephone
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq.

Yan (Natalie) Wang, Esq.
Kaufman & Canoles, P.C.
Two James Center, 14th Floor
1021 East Cary Street
Richmond, Virginia 23219
+1-804-771-5700 — telephone
+1-888-360-9092 — facsimile

Fang Liu, Esq. VCL Law LLP 8300 Boone Boulevard Suite 500 Vienna, VA 22182 +1-703-919-7285 — telephone

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Shares(2)	$15,000,000	1,747.00
Underwriter Warrants(3)	$-	-
Common Shares Underlying Underwriter Warrants(3)	$750,000	97.35
Total	$15,750,000	$2,044.35	(4)

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of Common Shares. Such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Common Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

We have agreed to issue, on the closing date of this offering, warrants to our underwriter, exercisable at a rate of one warrant per share to purchase up to 5% of the aggregate number of Common Shares sold in this offering (the “Underwriter Warrants”). The exercise price of the Underwriter Warrants is equal to 120% of the price of the Common Shares offered hereby. The Common Shares underlying the Underwriter Warrants are exercisable within three years commencing six months from the date of this offering.

(4)	Paid herewith.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 20, 2019

Baikang Biological Group Holdings Limited

Minimum Offering:                                      $10,000,000 (2,000,000  Common Shares)

Maximum Offering:                                         $15,000,000 (3,000,000 Common Shares)

This is the initial public offering of Baikang Biological Group Holdings Limited, a British Virgin Islands business company. We are offering a minimum of 2,000,000 and a maximum of 3,000,000 of our Common Shares of US$0.001 par value each. None of our officers, directors or affiliates may purchase Common Shares in this offering.

We expect that the offering price will be between $4.00 and $6.00 per share. No public market currently exists for our Common Shares. We have applied to have our Common Shares listed on The NASDAQ Capital Market under the symbol “BKSW.” If the application is approved, trading of our Common Shares is expected to begin within 5 days after the date of initial issuance of the Common Shares. We cannot assure you that our application will be approved; however, we will not complete this offering without a listing approval letter from The NASDAQ Capital Market.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to take advantage of certain reduced reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in these Common Shares involves significant risks. See “Risk Factors” beginning on page 16 of this prospectus.

	Per Common Share	Minimum Offering	Maximum Offering
Assumed initial public offering price	$5.00	$10,000,000	$15,000,000
Underwriting discount and commissions(1)	$0.34	$685,000	$997,500
Assumed proceeds to us, before expenses	$4.66	$9,315,000	$14,002,500

(1)       Under the Underwriting Agreement, the underwriter, Joseph Stone Capital,  LLC, will receive a underwriting commission equal to $685,000 in the case of a minimum offering and $997,500 in the case of a maximum offering, representing 7% of the gross proceeds up to $8,000,000 and 6.25% of additional gross proceeds above $8,000,000. For purposes of calculation of underwriting discount and commissions per common share, we have assumed a minimum offering amount. See “Plan of Distribution” beginning on page 165 of this prospectus for additional information regarding underwriting compensation.

In addition to the fees discussed above, we have agreed to issue to the underwriter or their designees Underwriter Warrants to purchase our Common Shares equal to 5.0% of the total Common Shares sold in this offering. The registration statement of which this prospectus is a part also covers the Underwriter Warrants and the Common Shares issuable upon the exercise thereof. We also have agreed to reimburse the underwriter for certain of their out-of-pocket expenses. See “Plan of Distribution” on page 165 for a description of these arrangements.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) to be approximately $1,636,907, exclusive of the above commissions. The underwriter, Joseph Stone Capital, LLC, must sell the minimum number of securities offered ($10,000,000 of Common Shares) if any are sold. The underwriter is only required to use its best efforts to sell the maximum number of securities offered ($15,000,000 of Common Shares). The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our underwriter after which at least the minimum number of our Common Shares are sold assuming an offering price of $5.00 per share (the minimum offering); or (ii) March 28, 2020. If we complete this offering, net proceeds will be delivered to our Company on the closing date. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we complete this offering, then on the closing date, we will issue our Common Shares to investors in the offering and Underwriter Warrants to our underwriter exercisable at a rate of one warrant per share to purchase 5% of the aggregate number of our Common Shares sold in this offering at an exercise price equal to 120% of the price at which we sell our Common Shares in this offering.

The underwriter expects to deliver the shares against payment in New York, New York, on or about ●.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Joseph Stone Capital, LLC

The date of this prospectus is ●.

Neither we nor the underwriter has authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, Common Shares only in jurisdictions where offers and sales are permitted.

The information in this preliminary prospectus is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed initial public offering, and only the preliminary prospectus issued on ● is authorized by us to be used in connection with our proposed initial public offering. The preliminary prospectus will only be distributed by us and the underwriter named herein and no other person has been authorized by us to use this document to offer or sell any of our securities.

Until ● (25 days after the commencement of our initial public offering), all dealers that buy, sell, or trade our Common Shares, whether or not participating in our initial public offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

Prospectus Summary

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Common Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Operating and Financial Review and Prospects” included elsewhere in this prospectus.

Company Overview

We provide health foods and household products containing ginkgo and other herbal ingredients for consumers who believe in the health benefits of ginkgo and botanicals in general. We currently sell five categories of products, including (a) nutraceutical products, (b) cosmetic and household essential products, (c) liquor products, (d) blended edible oil products and (e) other household products (primarily mattress products). Of these, we produce edible oils, liquor and powdered drinks from our nutraceutical category. From our approximately 250,000 square feet manufacturing facility in the Ginkgo Biomedical Science & Technology Industrial Park located in Pizhou, Jiangsu Province, China, we develop, process and market ginkgo edible oil, ginkgo-infused liquor and ginkgo powdered drink for people who believe in the medical value of ginkgo. We also sell dietary supplements, skin care products and home essentials, most of which contain ginkgo ingredients.

Currently our product market is China’s domestic market. Our products are distributed primarily through independent distributors and, to a lesser extent, other wholesalers and individual customers, such as specialty retail stores and tourists.

We consider product research and development (R&D) important to our long-term growth. Our R&D team has developed all of the products we manufacture. We have invented the patented technology to extract ginkgo essence oil, a key ingredient for our edible oil products and the cosmetic products that we sell. In the future we expect to make R&D more central in our overall strategic planning and operations.

We are currently in the process of constructing our Pizhou industrial park (“Pizhou Industrial Park”) adjacent to our existing location. The parcel of land for the Pizhou Industrial Park is approximately 20.05 acres, and the total ground floor area of finished construction of phases 1-3 of the project is expected to be approximately 574,086 square feet. We  have made capital investment of approximately $15.6 million (RMB 105.1 million) in Pizhou Industrial Park. We expect to complete Phase 1, Phase 2 and Phase 3 by August 2020, the end of 2020 and April 2021, respectively. The remaining investment needed for completing the first phase of the project is estimated to be approximately $3.2 million (RMB 21.8 million). The actual investment amount will be adjusted based on further confirmed capital needs. The industrial park is designed for, upon completion, adding production lines and ancillary facility for new products and existing product enhancement in order to achieve a substantial increase in our production capacity and product seriation and diversification.

Our Offering

This is the initial public offering (or IPO) of our common shares of $0.001 par value each (our “Common Shares”). We are conducting this offering to grow our business, including in particular product distribution channel increase and diversification, R&D, infrastructure building, human capital management and working capital supplement.

We believe that the market for health foods is not fully developed and matured, especially for products containing ginkgo or other botanical ingredients, while the market for natural personal care and household essential products remains fragmented. We believe there is a significant opportunity for us to obtain a substantially greater market share before participant consolidation begins in the industry. We intend to market our brands and sell our products in a more aggressive fashion. While we believe that we have the technology and production expertise as foundation to achieve further growth, we also realize that we need a significant infusion of cash to leverage our technology and gain a greater market share.

We expect that our initial public offering will raise the profile of our company and that the proceeds from the initial public offering will provide us resources to seek additional market share for our products. Many of our competitors are significantly more well-capitalized than we are. As a result, we believe that resources are key to our goal of increasing our competitive position. This is particularly the case where a number of our competitors selling the ginkgo dietary supplements are much more known than us. We believe that the capital requirement will be an important factor in determining whether we are able to compete with existing manufactures and distributors of similar products.

Industry and Market Background

We are a company focused on ginkgo nuts and ginkgo leaf extract, a subset of China’s ginkgo industry. In 2017, the total sales revenue of all kinds of ginkgo drugs, ginkgo dietary supplements and ginkgo cosmetics in the world exceeded $10 billion, according to a news report.

Among six dietary supplements we sell, three of them contain ginkgo leaf extract. According to a news report, as of July 2015, there were 157 manufacturers in China using ginkgo leaf extract to produce dietary supplements, and as of March 2018, in China there were over 300 manufacturers in the ginkgo processing industry producing mainly ginkgo leaf extract and related products, including medicine, dietary supplements, cosmetics, food, drinks and so on.

The market for all of our products, including dietary supplements, is China. China is home to the world’s largest population of seniors. By the end of 2017, according to a news report, there were more than 241 million people older than 60 in China, representing 17.3 percent of the country's total population. Life expectancy of Chinese residents has extended from 67.8 years old in 1990 to 76.3 years old in 2015 according to the Zhongshang Industry Research Institute.

Potential high profits from dietary supplement product distribution, uneven supervision, low bar to enter the industry cause many mid and small size enterprises to enter this industry. According to 2017 Annual Report of Food and Drug Supervision Statistics, there were about 2,317 dietary supplement manufacturers in China in 2017, most of which are mid and small sized enterprises. The total sales revenue of the top 20 enterprises represents only 38.6% of the market, and there are many smaller size, infamous local enterprises on the other end of the market.

Our Products

Our products cater to people who believe in ginkgo and other herbs for maintaining general wellness and disease prevention. We formulate, develop and manufacture ginkgo edible oils, ginkgo-infused liquor and ginkgo powdered drink for people who value the potential health effects of ginkgo nuts. In addition, we sell dietary supplements that contain the ginkgo leaf extract or other herbal extracts, ginkgo skin care products and home essentials, and ginkgo mattress products.

Nutraceutical Products

Nutraceutical products were our best-selling products for fiscal years 2019 and 2018. Our current nutraceutical products include two series of ginkgo powdered drink products and six series of dietary supplement products. Currently all of the dietary supplement products are manufactured by a third party.

Our ginkgo powdered drink products consist of ginkgo nutrition powder and ginkgo crystal granules. They are made from ginkgo nut powder. Most dietary supplement products that we sell contain ginkgo leaf extract.

Cosmetics and Household Essential Products

We sell three skin care products and six household essential products that are outsourced from third-party manufacturers. Most of these products contain ginkgo ingredients we produce and supply to produce the finished products.

Ginkgo-Infused Liquor

Our liquor products include three types of ginkgo-infused liquor made primarily from sorghum and rice and aged in terra-cotta barrels. They contain ingredients from ginkgo and another herb or plant, either goji, burdock or ginseng. The alcohol by volume of each product is 30%.  Our liquor products became the second best-selling products in fiscal 2019.

Ginkgo Edible Oil Products

We produce and sell the blended type of edible oil products, all of which contain ginkgo essence oil. We extract ginkgo essence oil from ginkgo nuts and blend it with peanut oil or walnut oil to produce the finished product.

We developed our own ginkgo oil formulas and product technology. Upon launching in 2018, the ginkgo edible oil products achieved such a remarkable sales result that they became our second best-selling category of products in fiscal 2018. We are optimistic that, as customers continue to use our products and see the efforts we make to enhance our ginkgo edible oils, our sales of ginkgo oil products will grow.

Other Household Products (primarily Ginkgo Mattress)

We sell memory foam mattresses made from fabrics containing ginkgo extract. We market ginkgo mattresses for potential anti-mite, antibacterial and anti-mold effects. We also have limited sale of soda water.

Our Opportunity and Strategy

Our vision is to build our company as a health management platform focusing on health and wellness preservation and the prevention, control and medical treatment of the “three-high” chronic diseases (i.e., high blood pressure, high cholesterol and high glucose) through endogenous and episodic expansions in the mid to long term. Our objective in the mid-term for the next five years is to leverage our strengths in distribution channel and scale, science and technology, and operational management via synergistic business combinations to increase our brand value, profit-making capacity and cash flows.

•	Increase Existing Market Penetration, Expand into New Markets and Diversify Sales Models. We have historically focused, and expect to continue to focus, on our product distribution in the Chinese domestic market. We will increase the number of independent distributors and diversify our sales channels, as well as provide additional services and support to our independent distributors, in order to achieve a deeper market penetration. We plan to expand our sales into the international markets, including the United States, in the mid-term. In addition to our offline sales through independent distributors, we will actively explore the online platform and promote sales on the leading e-commerce marketing and sales channels.

•	Increase Brand Recognition and Product Appeal to Broader Demographic. We believe Baikang is a well-recognized brand name in the ginkgo-based product industries in China. We expect to make additional marketing investment to increase our product and brand awareness among consumers in China. Our main customer base has been older individuals searching for healthier food and dietary supplement solutions. We plan to expand our core customer base by diversifying sales models, expanding e-commerce sales, and increasing investment in the development and distribution of products appealing to younger generations interested in a healthy lifestyle.

•	Substantially Increase R&D Investment, Introduce New Talents, and Further Diversify Production Offerings. Based on our current ginkgo health food and household essential products, we intend to diversify our future product offerings focusing on products with the chronic disease prevention and intervention effects. As a provider of natural health food, supplements and home essential products, we consider it important to continue to invest in research and development of new products. We will focus our R&D efforts on new ginkgo oil product series, while continue to develop new products in the herbal liquor, herbal cosmetics and household essential product categories.

We plan to implement our mid-term operation strategy though a three-step plan. In step I, we aim our product development at new ginkgo oil series product quality enhancement and sales increase. In step II, we plan to increase recruitment of highly trained professionals and industry experts to increase our management and operational efficiency and resource utilization. Going forward, we expect to further diversify our product offerings with an emphasis on launching new function products. We may explore operational expansions through mergers and acquisitions or majority interest acquisitions of the assets with strong synergies and compatibility to our own growth strategy. In step III, we will complete the building of an integrated health management platform and achieve the transition of technicalization, management systemization, channelization and platform effect.

We believe these strategic initiatives will continue to generate our sales growth, allow us to focus on managing capital and leveraging costs and drive product margins to produce profitability and return on investment for our shareholders.

Competitive Strengths

We believe we have the following competitive strengths. Some of our competitors may have these or other competitive strengths.

•	Ginkgo-Focused Products and Health Science. Built upon our extensive experience in producing high quality ginkgo extracts for pharmaceutical and nutraceutical companies in the early years of our operation, we utilize ginkgo-focused nutrition science and the traditional Chinese medicine theory as the bases for formulating our products.

•	In-House Production Capacity. We manufacture our ginkgo edible oil, ginkgo liquor and ginkgo powdered drink at our operating facility in Pizhou. Among our self-produced products, ginkgo edible oil series have been recognized as a top ranking product in the ginkgo oil product segment in China’s competitive edible oil market for its advanced extraction technology and equipment, according to an ginkgo industry report published by the China Academy of Industry Economy Research (CIRN). We obtained two invention patents and a number of awards and recognition as the result of our development of the ginkgo oil products. We believe our in-house manufacturing capabilities enable us to leverage our strengths, maintain more quality controls, and optimally utilize our proprietary technology to achieve sales growth.

•	Effective Distribution Channels. We believe our distribution model is the best suitable method for us for the marketing and sale of our products because it utilizes the resources and personal contact among our licensed independent distributors and their retail customers.

•	Experienced Management Team. Our management team is led by our founder, Chairman and CEO, Mr. Jinguo Li, an industry expert on ginkgo products. Other members of our senior executive team are experienced in their areas of concentration, including manufacturing, marketing and sales, operations, financial management and cross-border business development.

Risk Factors

We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 16 of this prospectus before purchasing our Common Shares. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our Common Shares could decline and you could lose some or all of your investment. These risks include, among others, the following:

•	Risk regarding our ability to use offering proceeds. Under PRC laws and regulations, we are permitted to use the proceeds from this offering to fund our PRC subsidiaries only through parent/subsidiary loans or capital contributions, subject to applicable government registration and approval requirements. We intend to initiate this process immediately upon completion of this offering. We will be unable to use the proceeds of this offering until we complete this process, and if the process is not completed quickly, we will be delayed in implementing our business plans to the extent they rely on the use of such proceeds.

•	Possibility to be classified as “Resident Enterprise.” Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders, including repayment of any underpayments and penalties for underpayment.

•	Shareholder enforcement risk. Since almost all of our operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, directors and executive officers located in China.

•	Reputation risk. If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our shares, especially if such matters cannot be addressed and resolved favorably.

•	Large number of competitors. We compete with Chinese domestic and foreign manufacturers and distributors of natural health food and drink products, dietary supplements, cosmetics and household essential products in China. Many of our competitors have better brand name recognition, a longer operating history, larger operational scales, more diverse product offerings, broader distribution channels and greater financial resources than we do.

•	Toxic feature of ginkgo leaves and nuts. Most of our products contain ginkgo ingredients derived from ginkgo leaves or ginkgo nuts. Different sources claim that ginkgo leaves and ginkgo fruits are poisonous if not treated appropriately. If any of the ginkgo-related products that we produce or sell causes an adverse health reaction for our consumers, we could potentially face significant litigation or legal disputes, which could adversely affect our business.

•	Limits to increase efficiency. Our plans to continue to improve productivity and reduce costs may not be successful, which would adversely affect our ability to compete.

•	Risk of loss of use of funds with no right of return during the offering period. During the offering period, investors will not have any use or right to return of the funds prior to completion or termination of the offering, which could last for months. If offers to purchase a minimum of the offered Common Shares are not received on or before March 28, 2020, all funds received will be returned but investors will receive no interest on their funds.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have $1.07 billion or more in annual revenue, have $700 million or more in market value of our Common Shares held by non-affiliates or issue $1 billion or more of non-convertible debt over a three-year period.

In addition to scaled disclosure and the other relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to take advantage of this extended transition period, which means that the financial statements included in this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

Corporate Structure

We are a British Virgin Islands business company limited by shares. We currently have eight (8) shareholders, who will hold approximately 90.9% of our Company after completion of the offering if the minimum offering is completed or approximately 87.0% after completion of the offering if the maximum offering is completed. Of these shareholders, our largest shareholder is Mr. Jinguo Li, our Chairman of the Board and Chief Executive Officer. As Mr. Li holds 40% of our Company through a holding company prior to completion of this offering and approximately 36.4% after completion of the offering if minimum offering is completed or approximately 34.8% after completion of the offering if the maximum offering is completed. Mr. Li has significant influence on the operation of our business. No other shareholder is expected to hold more than ten percent of our shares after completion of this offering.

Our current corporate structure is as follows prior to completion of this offering:

Corporate Information

Our principal executive offices are located at Ginkgo Biomedical Science & Technology Industrial Park, Pizhou, Jiangsu Province, People’s Republic of China 221300. The telephone number of our principal executive offices is +86 0516-86989727. We maintain a website at http://www.chinabksw.com, on which we will post our key corporate governance documents, including our board committee charters and our code of ethics. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” and “Baikang” refer to:

•	Baikang Biological Group Holdings Limited, a British Virgin Islands business company (“Baikang” when individually referenced), which is the parent holding company issuing securities hereby;

•	Jiahao International (HK) Limited (香港嘉豪国际有限公司), a Hong Kong company (“Jiahao HK” when individually referenced), which is a wholly-owned subsidiary of Baikang;

•	Jiangsu Baikang Bio-Tech Co., Ltd. (江苏佰康生物科技股份有限公司), a PRC company (“Jiangsu Baikang”), which is a 99.86%-owned subsidiary of Jiahao HK;

•	Jiangsu Baijiale Oil Crop Co., Ltd. (江苏佰嘉乐油脂有限公司), a PRC company (“Baijiale”), which is a wholly owned subsidiary of Jiangsu Baikang; and

•	Jiangsu Baikang Purification Engineering Equipment Co., Ltd. (江苏佰康净化工程设备有限公司), a PRC company (“Baikang Purification”), which is a wholly owned subsidiary of Jiangsu Baikang.

•	Pizhou Linhai Ginkgo Industry Research Institute Co., Ltd. (邳州市林海银杏产业研究院有限公司), a PRC company (“Linhai Research”), which is a wholly owned subsidiary of Jiangsu Baikang.

By virtue of  (i) Baikang’s 100% ownership of Jiahao HK, (ii) Jiahao HK’s 99.86% ownership of Jiangsu Baikang, and (iii) Jiangsu Baikang’s 100% ownership of Baijiale, Baikang Purification and Linhai Research, the financial statements of Jiahao HK, Jiangsu Baikang, Baijiale, Baikang Purification and Linhai Research are consolidated with that of Baikang.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. The exchange rates in effect as of April 30, 2019 and 2018 were US$1.00 for RMB 6.7347 and RMB 6.3306, respectively. The average exchange rates for the years ended April 30, 2019 and 2018 were US$1.00 for RMB 6.7417 and RMB 6.5774, respectively. We use period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of the Chief Executive Officer and Chairman of our Board of Directors will be presented as “Jinguo Li,” even though, in Chinese, Mr. Li’s name is presented as “Li Jinguo.”

We obtained the industry and market data used in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

The Offering

Offering Details

Assumed Offering Price per Share:	$5.00

Anticipated NASDAQ Capital Market Symbol:	“BKSW” (CUSIP No. G0703G107)

Gross Proceeds to Us, Net of Underwriting Discount but before Expenses:	$9,315,000, assuming completion of the minimum offering.
$14,002,500, assuming completion of the maximum offering.

Use of Proceeds:	We plan to devote the net proceeds of this offering to (i) product distribution channel increase and diversification, (ii) research and development, (iii) infrastructure building (Pizhou Industrial Park project), (iv) human capital management and (v) working capital supplement. See the “Use of Proceeds” section beginning on page 52.

Delivery of Common Shares:

The underwriter expects to deliver the Common Shares against payment on ●. On the closing date, we will issue Common Shares to investors and Underwriter Warrants to our underwriter exercisable at a rate of one warrant per share to purchase up to 5.0% of the aggregate number of Common Shares sold in this offering, exercisable at 120% of the offering price of our Common Shares in this offering.

Best Efforts:	The underwriter is selling our Common Shares on a “best efforts” basis. Accordingly, the underwriter has no obligation or commitment to purchase any securities. The underwriter is not required to sell any specific number of dollar amount of Common Shares but will use its best efforts to sell the Common Shares offered.

Offering Period:	The Common Shares are being offered until March 28, 2020. If the minimum offering amount is not raised by March 28, 2020, all subscription funds from the escrow account will be returned to investors promptly without interest or deduction of fees. The offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of our Common Shares is raised, or (ii) by March 28, 2020. If we raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.

Escrow account:	The gross proceeds from the sale of the Common Shares in this offering will be deposited in a non-interest bearing escrow account maintained by the escrow agent, Continental Stock Transfer & Trust Company. All check will be deposited directly into the escrow account and all wire transfers will be wired directly to the escrow account. The funds will be held in escrow until the escrow bank, JP Morgan Chase, has advised us and the escrow agent that it has received a minimum of $10,000,000, the minimum offering, in cleared funds. If we do not receive the minimum of $10,000,000 by March 28, 2020, all funds will be returned to purchasers in this offering on the next business day after the termination of the offering, without charge, deduction or interest. Prior to March 28, 2020, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise a minimum of $10,000,000 by March 28, 2020. No interest will be paid either to us or to you. See “Plan of Distribution.”

Share Structure

Common Shares Outstanding Prior to Completion of Offering:	16,000,000

Common Shares Offered by Us:	Between 2,000,000 (minimum offering) and 3,000,000 (maximum offering).

Common Shares to be Outstanding after this Offering:	Between 18,000,000 (minimum offering) and 19,000,000 (maximum offering).

Concentration of Ownership:	Upon completion of this offering, our executive officers and directors, and their affiliates, will beneficially own, in the aggregate, between approximately 35.6% and 33.7% of the voting power of our outstanding Common Shares.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Lock-Up Agreements:	We, our directors and executive officers, existing shareholders holding in aggregate 5% of our Common Shares on a fully diluted basis without giving effect to this offering, have agreed with the underwriter not to sell, transfer or dispose of any Common Shares for a period of twelve months after the date of this prospectus, subject to certain exceptions. See “Shares Eligible for Future Sale” and “Plan of Distribution.”

Other Matters

Transfer Agent:	Continental Stock Transfer & Trust Company 1 State Street, 30th Floor, New York, NY 10004

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus beginning on page 16 before deciding to invest in our Common Shares.

Selected Financial Data

The following summary consolidated statements of income and comprehensive income for the years ended April 30, 2019 and 2018, and the summary consolidated balance sheet data as of April 30, 2019 and 2018, have been derived from our consolidated financial statements included elsewhere in this prospectus.

Our management believes that the assumptions underlying our financial statements and the above allocations are reasonable. You should not view our historical results as an indicator of our future performance.

Selected Consolidated Statement of Income and Comprehensive Income

(In U.S. dollars, except number of shares)

	For the Year Ended April 30, 2019	For the Year Ended April 30, 2018
	(Audited)	(Audited)

REVENUE	$18,003,283	$26,762,733
COST OF REVENUE	4,380,120	6,346,941
GROSS PROFIT	13,623,163	20,415,792

OPERATING EXPENSES
General and administrative expenses	3,234,148	2,158,432
Selling expenses	422,952	843,776
Research and development expenses	411,248	94,149
Total operating expenses	4,068,348	3,096,357
INCOME FROM OPERATIONS	9,554,815	17,319,435

OTHER INCOME (EXPENSE)
Other income, net	321,553	301,289
Interest expense	(87,728)	(65,989)
Total other income, net	233,825	235,300

INCOME BEFORE INCOME TAXES	9,788,640	17,554,735
INCOME TAXES PROVISION	1,525,938	2,632,604

NET INCOME	$8,262,702	$14,922,131
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11,568	20,891
NET INCOME ATTRIBUTABLE TO THE COMPANY	8,251,134	14,901,240

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(498,164)	6,409
COMPREHENSIVE INCOME	$7,764,538	$14,928,540
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	12,264	20,900
COMPREHENSIVE INCOME ATTRIBUTABLE TO THE COMPANY	$7,752,274	$14,907,640

Earnings per share	$0.52	$0.93
Basic and diluted

Weighted average number of shares outstanding	16,000,000	16,000,000
Basic and diluted*

*Retroactively restated for the effect of stock split.

Selected Consolidated Balance sheet

(In U.S. dollars)

	As of April 30, 2019	As of April 30, 2018
	(Audited)	(Audited)

Cash	$216,540	$742,563
Current assets	$2,592,620	$3,666,099
Total assets	$29,284,515	$17,996,229
Current liabilities	$10,898,922	$8,812,243
Total liabilities	$12,951,355	$9,428,303
Total equity	$16,333,160	$8,567,926
Total liabilities and equity	$29,284,515	$17,996,229

Risk Factors

Before you decide to purchase our Common Shares, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our Common Shares could decline, perhaps significantly.

Risks Related to Our Business and Industry

We operate in a highly competitive industry. Our failure to compete effectively could adversely affect our market share, revenues, and growth prospects.

The health food and dietary supplement industry is intensely competitive and highly fragmented. Participants include large scale and well-funded manufacturers and other smaller participants. We believe that the market is also highly sensitive to the introduction of new products, including the ever-growing list of new dietary supplements and health foods, which may rapidly capture a significant share of the market. Presently our business operations and product distribution are exclusively conducted in China, and we expect to expand our product sales into the international markets in the near future. In China, we compete for sales with heavily advertised national and international brands manufactured by large pharmaceutical and food companies, as well as other small manufacturers. Our competitors mainly include large Chinese nutritional supplement product manufacturers and foreign-based companies with international operations. We may not be able to compete effectively and our attempt to do so may require us to reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, revenues, and growth prospects.

We are subject to risks related to product recalls, and our operation results and financial condition would suffer if we fail to adequately manage such risks.

We have implemented measures in our manufacturing process that are designed to prevent and detect defects and contaminants in our products. Such measures, however, may not prevent, reveal or detect defects or contaminants in our products, and such defects may not become apparent until after our products have been sold into the market. Consequently, there is a risk that product defects may occur and such defects or contaminants will require a product recall. Any product recalls and related remedial actions can be costly to our operations and could have a material adverse effect on our business, results of operations and financial condition. Additionally, our third-party suppliers may be reluctant to implement these stringent measures or may refuse to manufacture our products. These additional measures may strain our relationships with those suppliers or may increase our cost of goods sold. Furthermore, product recalls could result in negative publicity and public concerns regarding the safety of our products, which could harm the reputation of our products and our business and could cause the market value of our Common Shares to decline.

Product liability claims could hurt our business.

Our products consist of ginkgo, other herbs, vitamins, minerals and other ingredients that are classified as foods or dietary supplements and, unlike prescription medication, our product formulas are not subject to pre-market regulatory approval with respect to medical efforts in China in which our products are distributed. With the exception of ginkgo oil, we do not conduct or sponsor clinical studies of our products. As a manufacturer of ginkgo edible oil, ginkgo liquor and ginkgo powered drink that are ingested by consumers or applied to their bodies, we may be subjected to various product liability claims, including that: (i) our products contain defects or contaminants; (ii) our products include inadequate instructions as to their uses; or (iii) our products include inadequate warnings concerning side effects and interactions with other substances. Any product liability claims and the resulting adverse publicity could negatively affect our business or we could be required to pay substantial monetary damages which could harm our business in the future.

Because we cannot exert the same level of influence or control over our independent distributors as we could were they our own employees, our distributors could fail to comply with our distributor policies and procedures, which could result in claims against us that could harm our financial condition and operating results.

Our distributors are independent and, accordingly, we are not in a position to directly provide the same direction, motivation and oversight as we would if distributors were our own employees. As a result, there can be no assurance that our distributors will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our distributor policies and procedures.

Extensive national and local laws regulate our business and products. Although we have implemented distributor policies and procedures designed to govern distributor conduct and to protect the goodwill associated with our trademarks and tradenames, it can be difficult to enforce these policies and procedures because of the large number of distributors and their independent status. Violations by our independent licensed distributors of applicable law or of our policies and procedures in dealing with customers could reflect negatively on our products and operations and harm our business reputation.

Because of our dependence on consumer perceptions, adverse publicity associated with harmful effects resulting from the consumption of our productions, or any similar products distributed by other companies, could have a material adverse effect on us.

We are highly dependent upon consumer perception of the safety and quality of our products and the ingredients they contain, as well as that of similar products distributed by other companies. Consumer perception of products and the ingredients they contain can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. Future scientific research or publicity could be unfavorable to our industry or any of our particular products or the ingredients they contain and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less favorable or that questions earlier research or publicity could have a material adverse effect on our ability to generate revenues. As such, period-to-period comparisons of our results should not be relied upon as a measure of our future performance. Adverse publicity in the form of published scientific research or otherwise, whether or not accurate, that associates consumption of our products or the ingredients they contain or any other similar products distributed by other companies with illness or other adverse effects, that questions the benefits of our or similar products, or that claims that such products are ineffective could have a material adverse effect on our reputation, the demand for our products, our ability to generate revenues and the market price of our Common Shares.

Our failure to appropriately respond to changing consumer preferences and demand for new products could significantly harm our customer relationships and product sales.

Our business is particularly subject to changing consumer trends and preferences. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not be able to respond in a timely or commercially appropriate manner to these changes. If we are unable to do so, our customer relationships and product sales could be harmed significantly.

Furthermore, the nutritional supplements industry in particular is characterized by rapid and frequent changes in demand for products and new product introductions. Our failure to accurately predict these trends could negatively impact consumer opinion with respect to the products we distribute. This could harm our customer relationships and cause losses to our market share. The success of our new product offerings depends upon a number of factors, including our ability to: accurately anticipate customer needs; innovate and develop new products; successfully commercialize new products in a timely manner; price our products competitively; manufacture and deliver our products in sufficient volumes and in a timely manner; and differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could become obsolete, which could have a material adverse effect on our revenues and operating results.

Our manufacturing activity is subject to certain risks.

We manufacture a portion of the products sold at our manufacturing facility located in Pizhou, China. As a result, we are dependent upon the uninterrupted and efficient operation of our manufacturing facility. Our manufacturing facilities and warehouses are subject to the risk of catastrophic loss due to, among other things, fire, flood, earthquake, or other natural or man-made disasters, as well as occurrence of significant equipment failures. If any of these facilities were to experience a catastrophic loss, we would be expected to disrupt our operations and could have a material adverse effect on our Company’s results of operations and financial condition.

As the manufacturer of our own products, we are subject to a variety of PRC laws and regulations, including, among others, the Food Safety Law of the PRC, as amended in 2018, (the “Food Safety Law”) and its Implementation Regulations, as amended in 2016, Administrative Measures for Food Production Licensing, as Amended in 2017, and Administrative Measures for Food Business Licensing, as amended in 2017. These law and regulations require us to (1) obtain the corresponding food production permit pursuant to the law; (2) organize staff to attend training in food safety knowledge to study food safety laws, regulations, rules, standards and other food safety knowledge; (3) establish and implement the employee health examination system and health record system; (4) establish an incoming goods examination and logging system and food exit inspection and logging system, faithfully record items that are required by law to be recorded, or retain incoming goods documents or sales documents that bear relevant information; (5) establish and implement such food safety management systems as ingredient inspection and acceptance, production process safety management, storage management, equipment management, and substandard product management systems. Compliance with these regulations has increased and may further increase the cost of manufacturing our products. Our results of operations and financial condition could be materially adversely affected if regulatory authorities determine that our Company is not in compliance with PRC regulations on food, drink, dietary supplements or other products we sell to our customers. A finding of noncompliance may result in administrative warnings, penalties or actions impacting our ability to continue selling certain products, which could have a material adverse effect on our Company’s results of operations and financial condition.

We are exposed to substantial risks associated with the distribution of products manufactured by third parties.

In addition to selling products we produce, we contract with third-parties, such as Shandong Senjian Biotechnology Development Co., Ltd., Jiangsu Baiziya Cosmetics Co., Ltd. and Qingzhi (Shanghai) Daily Necessities Co., Ltd., to produce or supply some of our products. We do not have full control over the manufacturing activities of the manufacturers which produce these products. Significant delays and defects in our products resulting from the activities of our contract manufacturers may have a material adverse effect on our Company’s results of operations and financial condition.

Under the PRC law, for the third party products that we distribute, the third party manufacturers are responsible for the quality of the products. We, however, may still be liable under certain circumstances. For example, product sellers bear tort liabilities for product defects as a result of the seller’s negligence which has caused the consumers’ damages or if the sellers are unable to specify the manufacturer of a defective product. In the event consumers suffer from damages caused by product defects, consumers may seek compensation either from the product manufacturer or from the seller of the products. If a product defect occurs during the manufacturing period and the compensation is paid by a seller, then the seller is entitled to recover losses from the manufacturer. However, if a defect occurs during the selling period and the compensation is paid by the manufacturer, then the manufacturer is entitled to recover losses from the seller. In the event that product defects are caused by the manufacturers, while we have the right to seek recourse against the manufacturers after we pay damages to the consumers, there can be no assurance that we could recover any of our compensation payments we will have made.

We may be unable to obtain, retain or renew required permits, licenses or approvals for our business operations.

We are required to maintain certain permits, licenses and approvals issued by relevant government agencies to operate business in the PRC. Our inability to secure any permits, licenses and approvals in the PRC in a timely manner or at all could result in operational delays or suspensions and/or administrative fines and penalties, which could have a material adverse effect on the manufacturing operations of our relevant facilities, as well as our overall business, results of operations and financial condition.

Based on the requirement of “one license for one enterprise,” Administrative Measures for Food Production Licensing, as amended in 2017, require an entity to obtain a Food Production License from the relevant government agency prior to engaging in food production activities within the territory of the PRC. In our operations, Baijiale holds a license to produce edible vegetable oil and has signed a long-term cooperation agreement with its direct parent company, Jiangsu Baikang, which has the manufacturing capacity and skilled production work force. Under the cooperation agreement, Baijiale entrusts Jiangsu Baikang to be responsible for edible oil production, and Jiangsu Baikang provides production equipment and technical personnel to produce edible oil at the designated site of Baijiale. We cannot be certain that such cooperation arrangement would not be a violation of the Administrative Measures for Food Production Licensing, although the relevant government agencies have not rendered an opinion in this aspect. Should the relevant administrative agencies deem the arrangement to be incompliant with PRC law, such a violation may subject these two subsidiaries to administrative penalties or suspension of the production license, and consequently could cause a material adverse effect on our business operations and financial condition.

Pursuant to the Food Safety Law of the PRC and the Administrative Measures on Registration and Filling of Health Food Products, a manufacturer must register or make the required filing with the CFDA for manufacturing and selling dietary supplement products. Prior to the enactment of the above law and regulations, we previously manufactured and distributed dietary supplements under our license for food manufacturing and distribution. However, we are no longer able to manufacture and sell dietary supplements and do not do so. We have submitted the required registration and filings. As of the date of the registration statement, however, we have not obtained the registration and filling certificates. We previously sold certain dietary supplement inventory which were manufactured before the above rules took effect. In relation to the sale, we were imposed penalties in February 2018 by Pizhou Administration for Market Regulation for production without proper licenses and have paid approximately RMB 2.6 million of the total fine of approximately RMB 5.1 million. We are in the process of paying off the remaining amount. See “Business – Legal Proceedings.” We cannot assure you that the relevant government agencies will not impose additional fines and penalties for the sale should they decide to retroactively enforce the above PRC law in a more stringent manner. Should we be required to pay additional fines or penalties, our results of operations and financial condition would be materially adversely affected.

In addition, there is no assurance that we will be able to renew any existing permits, licenses and approvals when they expire or that we will be able to obtain or renew future permits, licenses and approvals in a timely manner, or at all. Furthermore, there is no assurance that such permits, licenses or approvals will not be revoked for whatever reason by the relevant authorities in the future. Failure to obtain or renew such permits, licenses and approvals as planned could materially and adversely affect our business, results of operations and financial condition.

Our nutraceutical products constitute a significant portion of our sales, and our financial condition and operation results could be materially adversely affected if our sale of such products decreases significantly without suitable product replacement.

Our nutraceutical products has constituted a significant portion of our customer sales, accounting for approximately 50.2% and 79.6% of our total revenues in the fiscal years ended April 30, 2019 and 2018, respectively. We are currently endeavoring to expand our production and sale to include products other than nutraceutical products, and for example, we plan to diversify our product offerings based on our current ginkgo oil series to include other innovative new products. However, there is no assurance that we will be successful in creating new demand for our products through such initiatives. If customer demand levels for the nutraceutical products decline significantly before we become successful in generating enough demand for new replacement products, our financial condition and results of operations may be materially and adversely affected. In addition, any adverse development relating to nutraceutical products, including the introduction of superior products by our competitors or the use of improved formulas or technologies that could replace the products we distribute, could have a material adverse effect on the results of our operations.

Price increases in raw materials and sourced products could harm the Company’s financial results.

Our principal raw materials are ginkgo nuts and extracts, certain herbs and plant extracts, most of which are extracted from plants or crops. These raw materials are subject to price volatility and inflationary pressures. Our success is dependent, in part, on our ability to reduce our exposure to increases in those costs through a variety of ways, while maintaining and improving margins and market share. We also rely on third-party manufacturers as a source for a portion of components for our products. These manufacturers are also subject to price volatility and labor cost and other inflationary pressures, which may, in turn, result in an increase in the amount we pay for sourced products. Raw material and sourced product price increases may offset our productivity gains and price increases and may adversely impact our financial results.

Unforeseen and severe weather can reduce cultivation activities and lead to a decrease in anticipated harvests.

Seasonal climate and weather variations such as levels of rainfall and temperature may, among other things, affect the quality, overall supply and availability of raw materials. Sustained adverse weather conditions in Jiangsu Province in general and in Pizhou in particular, such as rain, drought, extreme cold or extreme heat, could disrupt or curtail cultivation activities. This in turn could reduce anticipated harvest yields, cause delays, and negatively affect the quality of anticipated harvests. In addition, natural disasters such as fires, earthquakes, snowstorms, floods or droughts, or natural conditions such as crop disease, pests or soil erosion, may also negatively impact our cultivation and harvest.

In addition, the actual climatic conditions of Jiangsu Province and of Pizhou in particular may not conform to historical patterns and may be affected by variations in weather patterns. The effects of climate change may produce more unpredictable weather events that may adversely affect our suppliers’ ability to cultivate and harvest successfully. The occurrence of any of these may materially harm our business.

High quality materials for our products may be difficult to obtain or substantially increase our production costs.

Raw materials account for a portion of our manufacturing costs and we rely on third-party suppliers to provide almost all raw materials. Suppliers may be unable or unwilling to provide the raw materials we need in the quantities requested, at a price we are willing to pay, or that meet our quality standards. We are also subject to potential delays in the delivery of raw materials caused by events beyond our control, including transportation interruptions, delivery delays, labor disputes and changes in government regulations. Our business could be adversely affected if we are unable to obtain a reliable source of the raw materials used in the manufacturing of our products that meets our quality standards. Any significant delay in or disruption of the supply of raw materials could, among other things, substantially increase the cost of such materials, require reformulation or repackaging of products, require the qualification of new suppliers, or result in our inability to meet customer demands.

The toxic feature of ginkgo leaves and ginkgo fruits could have a material adverse effect on us.

Difference sources claim that ginkgo leaves and ginkgo fruits are poisonous if not treated appropriately. For example, the National Center for Complementary and Integrative Health has warned that, although ginkgo appears to be safe for many healthy adults when taken by mouth in moderate amounts, eating fresh (raw) or roasted ginkgo seeds can be poisonous and have serious side effects.

We purchase ginkgo nuts to extract ginkgo essence oil. Although we believe we process the ginkgo nuts appropriately to eliminate the toxic substance as much as possible, such as removing the toxic embryo from the ginkgo endosperm, we cannot assure the consumers of our products that our ginkgo essence oil and the remaining ginkgo nut powder after the oil is extracted contain no toxic substances, or contain so few toxic substances that they will not cause any adverse impact on consumers.

We purchase ginkgo nut powder and ginkgo spirit base as raw materials to produce ginkgo powdered drink and ginkgo-infused liquor. Both ginkgo nut powder and ginkgo spirit base are made from ginkgo nuts. Although we select our suppliers and third-party manufacturers very carefully and believe they have the qualifications and the ability to process ginkgo nuts appropriately, we cannot be certain that they comply with relevant rules at all times. Nor can we assure our consumers that the third-party manufacturers of the products that we sell comply with the relevant rules at all times, or purchase the qualified ginkgo leave extract as a raw material.

If any of the ginkgo-related products that we produce and/or sell causes any adverse health reactions for any of the consumers of our products, we could face significant litigation or administrative proceedings, which could adversely affect our business.

If our products cause undesirable side effects or prove not to have the effects consumers believe, our business may suffer.

Our products include dietary supplements that are made from herbs, vitamins, minerals and botanicals for which there is a long history of human consumption. Some of our products contain combinations of ingredients or unique ingredients. Although we believe that all of our products are safe when taken as directed, there currently is little or no conclusive evidence or consensus among health or food industry experts with respect to the safety and side effects of dietary supplements in human’s bodies based on today’s scientific research and clinical studies. According to the National Institutes of Health, while scientific evidence shows that some dietary supplements are beneficial for overall health and for managing some health conditions, other supplements need more study to determine their value, and some supplements are likely to cause side effects or harm when people take them instead of prescribed medicines or when people take many supplements in combination. Moreover, because we are highly dependent on our consumers’ perception of the efficacy, safety and quality of our products, as well as similar products distributed by other companies, our business could be adversely affected in the event that those products prove or are asserted to be ineffective or harmful to consumers or in the event of adverse publicity associated with any illness or other adverse effects resulting from consumers’ use or misuse of our products or similar products of our competitors.

The loss of any of our key customers could reduce our revenues and our profitability.

Our key customers comprise primarily independent distributors and, to a lesser extent, specialty retail stores and individual consumers. For the fiscal year ended April 30, 2019 and 2018, although we had a dozen different customers, we had one customer, Xuzhou Weijia Biotechnology Co., Ltd. (“Xuzhou Weijia”), that accounted for approximately 46.7% and 13.7%, respectively, of our total revenue. While we have a multi-year agreement with our distributors, we cannot guarantee that we will be able to maintain or improve the relationships with these customers, or that we will be able to obligate these customers to purchase our products at current levels or at all. Any failure to purchase at the current level or pay by these customers could have a material negative effect on our company’s business. If we cannot maintain long-term relationships with these major customers, the loss of our sales to them could have an adverse effect on our business, financial condition and results of operations.

If our largest customers reduce their orders with us, such revenues would be very difficult to replace.

Our largest customers are independent distributors in five provinces, including Jiangsu, Zhejiang, Liaoning, Shandong and Hebei, and each of them sells our products to their retail customers. For the fiscal year ended April 30, 2019 and 2018, sales to one customer, Xuzhou Weijia, accounted for approximately 46.7% and 13.7%, respectively of our total revenue. Our largest customer and other major customers are all our independent distributors. There is no other customers that present the opportunity that these customers present to us. As a result, if these customers purchased less of our products in the future, it would be difficult to replace those lost revenues.

Most of our products are not as well-known as those of our competitors.

There are a variety of competitors that manufacture and distribute similar products to ours in China and some are more well-known than our products. We are aware of several dozen competitors to our products, some of which have been on the market for years. However, we do not believe that there is a single leader in our industry. Nevertheless, we face competition from well-known brands like Nutrilite or Puritan’s Pride, as well as products produced by well-established manufacturers such as Beijing Tong Ren Tang, Amway Health Products or Hansen Medical. If we are unable to achieve recognition for our brand or if consumers opt to use products from companies they recognize more than our company, our products may not be well accepted.

Our reliance on third party service providers may put us at risk of service failures for our customers.

We rely on third party service providers to deliver a portion of raw materials and products we purchase from the suppliers to our facility and to ship our products from our manufacturing facilities to some of our customers in China. We compete based on price, quality and reliability, and a failure to deliver our products on time to our customers could harm our reputation. A failure to deliver a substantial portion of supplies on time to us could cause delays in our production operations or product distribution to our customers. To the extent we are unable to meet the customer’s demand for products or do not deliver products on time, we stand a substantial risk of losing those customers. Because we rely on third parties for logistics services, we may be unable to avoid supply chain failures, even if we are able to meet our manufacturing obligations to customers.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of patent, trademark, domain name and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. Our Chinese subsidiaries own 2 patents and 16 trademarks in China, all of which have been properly registered with regulatory agencies such as the State Intellectual Property Office and Trademark Office of China’s State Administration for Industry and Commerce (“SAIC”). This intellectual property has allowed our products to earn market share in the health food and dietary supplement products industry.

The process of seeking patent protection can be lengthy and expensive, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

We also rely on trade secret rights to protect our business through non-disclosure agreements with certain employees. If any of our employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors.

In accordance with Chinese intellectual property laws and regulations, we will have to renew our trademarks once the terms expire. However, patents are not renewable. Our two invention patents issued in 2016 and 2017 have only 20 years of protection. Once these patents expire, our products may lose some market share if they are copied by our competitors. Then, our business revenue might suffer some loss as well.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

Our Chinese patents and registered marks may not be protected outside of China due to territorial limitations on enforceability.

In general, patent and trademark rights have territorial limitations in law and are valid only within the countries in which they are registered.

At present, Chinese enterprises may register their trademarks overseas through two methods. One is to file an application for trademark registration in each single country or region in which protection is desired, while the other is to apply via the Madrid system for international trademark registration. By the second way, under the provisions of the Madrid Agreement concerning the International Registration of Marks (the “Madrid Agreement”) or the Protocol Relating to the Madrid Agreement concerning the International Registration of Marks, applicants may designate their marks in one or more member countries via the Madrid system for international registration.

Similar to trademarks, Chinese enterprises may also register their patents overseas through two methods. One is to file an application for patent registration in each single country or region, and the other is to file international application with the China Intellectual Property Office or the International Bureau of World Intellectual Property Organization under the Patent Cooperation Treaty. However, such international application may relate to invention or utility model patents, but does not include industrial design patents.

Currently, we have registered 16 trademarks in China. All of our patents and trademarks are registered in China. If we do not register them in other jurisdictions, they may not be protected outside of China. As a result, our business and competitive position could be harmed.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our technology and know-how without infringing third party intellectual property rights. If we sell our branded products internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our branded products in either China or other countries, including the United States and other countries in Asia. The validity and scope of claims relating to patents in our industry involve complex scientific, legal and factual questions and analysis and, as a result, may be highly uncertain. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:

•	pay damage awards;

•	seek licenses from third parties;

•	pay ongoing royalties;

•	redesign our branded products; or

•	be restricted by injunctions,

each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our products, which could have a material adverse effect on our financial condition and results of operations.

We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.

We may need to obtain additional debt or equity financing to fund future capital expenditures. While we do not anticipate seeking additional financing in the immediate future, any additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

•	limit our ability to pay dividends or require us to seek consent for the payment of dividends;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

Our bank accounts are not fully insured or protected against loss.

We maintain our cash with various banks located in mainland China. Our cash accounts in the PRC are not insured or otherwise protected. Should any bank holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

We are substantially dependent upon our senior management.

We are highly dependent on our senior management to manage our business and operations. In particular, we rely substantially on our Chief Executive Officer, Mr. Jinguo Li.

We do not maintain key person life insurance on any of our senior management or key personnel. The loss of any one of them would have a material adverse effect on our business and operations. Competition for senior management and our other key personnel is intense, and the pool of suitable candidates is limited. We may be unable to quickly locate a suitable replacement for any senior management or key personnel that we lose. In addition, if any member of our senior management or key personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company. Although each of our senior management and key personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management.

Our ability to develop and market new products or modify existing production methods may be adversely affected if we lose the services of or cannot replace certain employees knowledgeable in advanced scientific and other fields.

Our products are depend on proprietary formulas, production processes and methods founded on specialized knowledge, skills, and expertise. If the services of employees knowledgeable in these fields are lost and cannot be replaced in a timely fashion at reasonable costs, our ability to develop and market new products or modify existing products and production methods would be adversely impacted. Additionally, regulatory compliance with respect to our products and financial matters generally requires a certain level of knowledge and expertise related to production, quality assurance, and financial control. If we lose the services or cannot reasonably replace employees who have the necessary knowledge and expertise, our ability to remain in regulatory compliance could be adversely affected.

We rely on our information technology systems to manage numerous aspects of our business, and a disruption in these systems could adversely affect our business.

We rely on our information technology, or IT, systems to manage many aspects of our business. Our IT systems are an essential component of our business operations, and a serious disruption to our IT systems could significantly limit our ability to manage and operate our business efficiently. These systems are vulnerable to damage or interruption from power outages, computer system and network failures, loss of telecommunications services, physical and electronic loss of data, security breaches and computer viruses, or natural disasters. Any disruption could cause our business and competitive position to suffer and adversely affect our business and operating results.

Cyber security risks or other failures to maintain the security of data related to our Company, employees, suppliers, distributors and customers could expose us to data loss, litigation and liability, and our reputation could be significantly harmed.

We possess and manage large volumes of data relating to our business and from our employees, suppliers, independent distributors and end customers for business purposes, including for transactional and promotional purposes, and our information technology systems enter, process, summarize and report such data. The integrity and protection of this data is critical to our business. We are subject to security and privacy regulations, as well as customer protection requirements. Maintaining compliance with these evolving regulations and requirements could be difficult and may increase our expenses. In addition, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss or fraudulent or unlawful use of data relating to our company, our employees, suppliers, independent distributors or customers, which could harm our reputation, disrupt our operations, or result in remedial and other costs, fines or lawsuits.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

Our growth strategy includes increasing market penetration of our existing products, developing new products and increasing the number and size of customers we serve. Pursuing these strategies has resulted in, and will continue to result in substantial demands on management resources. In particular, the management of our growth will require, among other things:

•	continued enhancement of our research and development capabilities;

•	stringent cost controls and sufficient liquidity;

•	strengthening of financial and management controls;

•	increased marketing, sales and support activities; and

•	hiring and training of new personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

We may be subject to penalties under relevant PRC laws and regulations due to failure to make full social security and housing fund contributions for some of our employees.

In the past, contributions by our PRC subsidiaries for some of their employees to the social security and housing funds may not have been in compliance with relevant PRC regulations. Pursuant to the Regulation on the Administration of Housing Accumulation Funds, as amended in 2002, the relevant housing fund authority may order an enterprise to pay outstanding contributions within a prescribed time limit. Pursuant to the PRC Social Insurance Law promulgated in 2010, the social security authority may order an enterprise to pay the outstanding contributions within a prescribed time limit and may impose penalties if there is a failure to do so. To the extent the relevant authorities determine we have underpaid, our PRC subsidiaries may be required to pay outstanding contributions and penalties to the extent they did not make full contributions to the social security and housing funds.

In addition, in July 2018, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Reform Plan of the Taxation and Collection Systems of National Taxes and Local Taxes,” which states that, effective January 1, 2019, basic pension insurance premiums, basic medical insurance premiums, unemployment insurance premiums, injury insurance premiums and maternity insurance premiums shall be levied by the tax authorities. Under the new system, tax collection is likely to be stringently administrated and enforced. There can be no assurance that we will not be required to pay all of the previously delinquent social insurance and housing fund contribution amounts and associated administrative penalties.

We may incur liability for unpaid taxes, including interest and penalties.

In the normal course of our business, we primarily incur income taxes and various business taxes, and our tax liabilities may be subject to challenges from various PRC taxing authorities regarding the amounts of taxes due. Although our management believes we have paid or accrued for all taxes owed by us, PRC taxing authorities may take the position that we owe more taxes than we have paid, thereby resulting in additional taxable liability for us. (See “Risk Factors — Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China).

We recorded a tax liability of approximately $7.6 million and $5.7 million as of April 30, 2019 and 2018, respectively, for taxes payable in the prior two fiscal years, principally including value added taxes and income taxes. It is possible that the tax liability for past taxes may be higher than those amounts, if the PRC authorities determine that we are subject to penalties or that we have not paid the correct amount. We currently lack sufficient cash on hand to adequately meet the obligation for an immediate payment of all accrued taxes or the underpayment of income or business taxes if so required by the PRC tax authorities. Although our management believes it may be able to negotiate with local PRC taxing authorities a reduction to any amounts that such authorities may believe are due and a reduction to any interest or penalties thereon, we have no guarantee that we will be able to negotiate such a reduction. To the extent we are able to negotiate such amounts, national-level taxing authorities may take the position that localities are without power to reduce such liabilities, and such PRC taxing authorities may attempt to collect unpaid taxes, interest and penalties in amounts greatly exceeding management’s estimates.

We may not be able to obtain title certificates for our under-construction property.

Currently we have buildings that are under construction. However, we have not completed the preliminary administrative licensing procedures required for such construction in progress, including, but not limited to, a construction land planning permit, construction project planning permit and construction permit. As of the date of the registration statement, we have received a statement from the administrative agency that the relevant documents are being processed.

We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition.

From time to time, we may be involved in legal proceedings and commercial disputes. Such proceedings or disputes are typically claims that arise in the ordinary course of business, including, without limitation, commercial or contractual disputes, warranty claims and other disputes with customers and suppliers, intellectual property matters, environmental issues, tax matters, employment matters and regulatory compliance matters. As disclosed elsewhere in the prospectus, we were involved in one administrative proceeding and a related administrative suit concerning production license and label content violations in 2018. While decisions for both proceedings have been finalized and our legal liability arising from the proceedings has been determined, a portion of the judgement in the amount of approximately RMB 2.5 million remains unsatisfied. In addition, a historical default judgement against us rendered by a PRC court years ago was recently uncovered and the judgement amount of RMB 0.5 million  remains unpaid. We were also a party to four completed legal proceeding in 2019 and the outstanding amount we are obligated to pay is approximately RMB 0.6 million. Additionally, we are currently involved in three pending litigation matters and the total disputed amount is approximately RMB 2.9 million. See “Business – Legal Proceedings.” There can be no assurance that any additional proceedings and claims, should they arise, will not have a material adverse effect on our business, results of operations and financial condition.

Risks Related to Our Corporate Structure and Operation

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a foreign company not listed on a U.S. stock exchange. The Sarbanes-Oxley Act and rules and regulations implemented by the SEC and The NASDAQ Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized foreign private issuers. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Common Shares could decline.

We expect to make significant investment and capital expenditures to expand our business operations after our initial public offering and such investment, if not properly managed, could materially and adversely affect our financial condition and the results of operations.

To implement our post-IPO growth strategy, we plan to make significant investment in a number of areas, including but not limited to, product distribution channel increase and diversification, R&D, Pizhou Industrial Park buildings and human capital investment. While we currently plan to use proceeds from the IPO to finance such investment and capital expenditures, there can be no assurance that proceeds from the IPO could be sufficient to cover all the costs and expenditures associated with our business growth investment. Our expenditures could further increase as a result of, among other things, the cost of labor and materials, the cost of production equipment replacement and the cost to maintain or improve our existing facility. If we cannot properly manage the expected significant increase in our expenditures, our results of operations and financial condition could suffer.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our non-publicly traded competitors are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements under the U.S. securities laws as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our Common Shares.

Section 5605(b)(1) of the Nasdaq Listing Rules requires listed companies to have, among other things, a majority of its board members to be independent, and Section 5605(d) and 5605(e) require listed companies to have independent director oversight of executive compensation and nomination of directors. As a foreign private issuer, however, we are permitted to follow home country practice in lieu of the above requirements. Our Board of Directors could make such a decision to depart from such requirements by ordinary resolution.

The corporate governance practice in our home country, the British Virgin Islands, does not require a majority of our board to consist of independent directors or the implementation of a nominating and corporate governance committee. If we relied on the foreign private issuer exemption, a majority of our board of directors would not consist of independent directors, and fewer board members would be exercising independent judgment and the level of board oversight on the management of our company might decrease as a result. In addition, we could opt to follow British Virgin Islands law instead of the Nasdaq requirements that mandate that we obtain shareholder approval for certain dilutive events, such as an issuance that will result in a change of control, certain transactions other than a public offering involving issuances of 20% or greater interests in the company and certain acquisitions of the shares or assets of another company. For a description of the material corporate governance differences between the Nasdaq requirements and British Virgin Islands law, see “Description of Share Capital — Differences in Corporate Law.”

An insufficient amount of insurance could expose us to significant costs and business disruption.

While we have purchased insurance, including food safety liability and employer liability insurance, to cover certain assets and property of our business, the amounts and scope of coverage could leave our business inadequately protected from loss. For example, our subsidiaries do not have coverage of business interruption insurance. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

Our directors’ and executive officers’ other business interests and activities may pose conflicts of interest.

Our directors and executive officers may have other business interests outside our Company from time to time that could potentially give rise to conflicts of interest. For example, our CEO and Chairman, Jinguo Li, owns the equity interests in certain privately-held PRC companies. And Mr. Li is also the legal representative and the president of a few of those companies. None of those companies are in the ginkgo product industry or currently compete with us. Notwithstanding the foregoing, if any of those companies were to begin to operate in our industry, we might find a conflict of interest. Additionally, Mr. Li’s holding directly of a minority interest, while of a very small percentage, in Jiangsu Baikang could potentially present a conflict of interest, or the appearance of a conflict of interest, with that of Baikang’s public shareholders. If Mr. Li devotes any significant time and effort to his other companies in the future, such business activities could both distract him from focusing on our Company and pose a conflict of interest to the extent his activities at any other companies compete with us.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although China claims that the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Chinese economic growth slowdown may harm our business.

Since 2014, Chinese economic growth has been slowing down from double-digit GDP speed. The situation has impacted many industries and economic segments in China, such as restaurant, tourism and certain manufacturing industries. Our business operations in China mainly rely on health food, dietary supplements and skincare products, which are impacted by an economic downturn. If China’s economic growth continues to slow down, our products will be adversely affected due to the slow expansion or shrinkage of the food, nutrition and cosmetic products industry.

Global political uncertainties, and changes in government regulations and trade policies of China and other countries may adversely impact our business and operating results.

Our operations and performance depend substantially on global, regional and Chinese economic and geopolitical conditions. Our business is subject to risks associated with Chinese and foreign legislation and regulations relating to imports, including tariffs, quotas, duties or taxes, and other charges or restrictions on imports, which could adversely affect our operations and our ability to export products to foreign markets if our products are sold internationally in the future. For example, in the U.S., the change in the U.S. government administration has resulted in uncertainty regarding changes in regulations, domestic and foreign relations and international trade policies. The U.S. government has announced heightened tariffs on many Chinese exported products and restrictions on Chinese investment in the U.S. companies. We cannot predict whether and how those regulatory changes or additional changes or restrictions will impact our future costs of operations or product distributions in the international markets should we start to distribute products in the foreign market. Future government regulations and trade policies on tariffs and investment restrictions in the countries where we intend to distribute our products or have other operations may have a material adverse effect on our business, financial condition and results of operations.

Labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated the Labor Contract Law of the PRC, which became effective on January 1, 2008 and was further amended on December 28, 2012 (effective July 1, 2013). The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations. The Labor Contract Law also mandates that employers provide social welfare packages to all employees, increasing our labor costs. Under the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds. To the extent competitors from outside China are not affected by such requirements, we could be at a comparative disadvantage.

Moreover, our Chinese subsidiaries’ practices do not strictly comply with Labor Contract Law, even though these practices are very common and popular in many labor-intensive companies of China. We are not paying social insurance for most of our employees and have not made a contribution to the housing accumulation fund. If a regulatory agency determined that our practice violated any of the labor laws and regulations, we may be required to pay additional compensation to affected employees and be subject to related fines and penalties. In addition, in July 2018, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Reform Plan of the Taxation and Collection Systems of National Taxes and Local Taxes,” which states that, effective January 1, 2019, basic pension insurance premiums, basic medical insurance premiums, unemployment insurance premiums, injury insurance premiums and maternity insurance premiums shall be levied by the tax authorities. Under the new system, tax collection is likely to be stringently administrated and enforced. There can be no assurance that we will not be required to pay all of the previously delinquent social insurance and associated administrative penalties.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed an Enterprise Income Tax Law (the “EIT Law”) and implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, resident enterprises pay income tax at the rate of 25% for their worldwide income while non-resident enterprises pay 20% for their income generated from China. As far as the definition of resident enterprises, according to the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise.” The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notification 82 Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of De Facto Management Bodies (“Notification 82”) further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notification 82 , an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if  (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would have to pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders.

Although Notification 82 did not mention offshore companies incorporated by Chinese individuals, Notification 82 did mention that the facts-oriented recognition is more important than format in the case of recognizing de facto management. Therefore, it is highly likely that we will be classified as a Chinese-controlled offshore incorporated enterprise within the meaning of Notification 82, so we believe Notification 82 will likely apply to us.

As for our Hong Kong subsidiary, we do not believe that we meet some of the conditions outlined. The records of Jiaohao HK, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. Accordingly, we believe that Jiahao HK should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Notification 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations should we derive any non-PRC sourced income in the future. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws.

However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may decide to finance our subsidiaries by means of capital contributions. These capital contributions must be registered with the Ministry of Commerce of China, or MOFCOM, or its local counterpart. Previously, for FIEs the increase of capital contribution shall be approved by MOFCOM. In 2016, the approval was changed to registration, which is much easier than approval, but the process is still not guaranteed.

We may also make loans to our PRC subsidiaries. Currently, any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are FIEs, to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE. Currently, China has a more open and tolerant attitude toward FIEs. More open rules and regulations are published in recent years to replace previous ones which are more restrictive. In 2015, SAFE promulgated Circular 19, Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises. Circular 19 has made some important changes in rules regarding the conversion of foreign exchanges to RMB, which are as follows in particular:

(1)      Instead of the payment-based exchange settlement system under previous Circular 142 and Circular 88, new rules of discretional foreign exchange settlement have been established, which means the foreign exchange capital in the capital account of foreign-invested enterprises for which the confirmation of rights and interests of monetary contribution by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks in accordance with Circular 13 as we mentioned in the comment below) has been handled can be settled at the banks based on the actual operation needs of the enterprises, and the proportion of foreign exchange which can be discretionally converted by each FIE is temporarily determined as 100% (SAFE may adjust such scale as necessary). So regulation-wise FIEs no longer needs to report the use of its RMB before or after a conversion which are required by previous Circular 142 and Circular 88.

(2)      Foreign currency-denominated capital no longer needs to be verified by an accounting firm before converting into RMB.

(3)      As stipulated in Circular 19, the use of capital by FIEs shall follow the principles of authenticity and self-use within the business scope of enterprises, shall not be used for the following purposes:

(a)       it shall not be directly or indirectly used for the payment beyond the business scope of the enterprises or the payment prohibited by national laws and regulations;

(b)       it shall not be directly or indirectly used for investment in securities unless otherwise provided by laws and regulations;

(c)       it shall not be directly or indirectly used for granting the entrust loans in RMB (unless permitted by the scope of business), repaying the inter-enterprise borrowings (including advances by the third party) or repaying the bank loans in Renminbi that have been sub-lent to the third party; and

(d)       it shall not be used for paying the expenses related to the purchase of real estate not for self-use, except for the foreign-invested real estate enterprises.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013; also, on February 13, 2015 SAFE published Circular 13 (Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies) to update some measures stipulated in Circular 21. According to Circular 21, SAFE has significantly simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances. Meanwhile, Circular 13 has further simplified foreign exchange administration procedures, most important among which is that SAFE delegated foreign exchange registration to the banks, meanwhile the related registration approval by SAFE has been annulled. Even with more and more open policy toward FDI and FIEs, Circulars mentioned above may still have some limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially most of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely for funding on dividend payments from our subsidiaries, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the British Virgin Islands, and we operate our core businesses through our subsidiaries in the PRC. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC Subsidiaries. If the PRC Subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of the PRC Subsidiaries calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness. In addition, PRC law further imposes procedures to exchange Renminbi into foreign currencies, which process is neither automatic nor instantaneous.

Our business may be materially and adversely affected if any of the PRC Subsidiaries declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

The PRC Subsidiaries hold certain assets that are important to our business operations. If any of the PRC Subsidiaries undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of the PRC Subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Hong Kong dollar and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Common Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Since almost all of our operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

Almost all of our operations and assets are located in the PRC. In addition, all, but one, of our executive officers and directors are non-residents of the U.S., and substantially all of the assets of such non-U.S. persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S. or to enforce a judgment obtained in the U.S. against us or any of the non-U.S. persons.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct substantially all of our business through our subsidiaries in mainland China. Our operations in mainland China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value. Even so, there is still high uncertainties regarding the application of law toward foreign investments.

Basically, since 1979 when China started its reform and opening policy, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, the interpretation and enforcement of these laws and regulations involve uncertainties due to its ruling party’s political influence. As a result, laws and regulations may vary from time to time and especially some may be subject to political interpretation. So, this uncertainty may bring about laws and regulations changing toward unfavorable to foreign investment, which we do not at present.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our shares could be rendered worthless.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect us.

The SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself  (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).

Of our current shareholders, one is a non-PRC individual to whom Notice 37 does not apply. The remaining shareholders are enterprises, to whom Notice 37 also does not apply; provided, however, that to the extent the shareholders of such enterprises are themselves Chinese residents, Notice 37 would apply to such individuals.

We have requested PRC residents whom we know hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under Notice 37 and other related rules. However, we cannot assure you that the registration will be duly and timely completed with the local SAFE branch or qualified banks. In addition, we may not be informed of the identities of all of the PRC residents holding direct or indirect interests in our company. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident shareholders may subject such shareholders to fines or other liabilities.

Other than Notice 37, our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the ‘‘Individual Foreign Exchange Rules’’). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident shareholders to make the required registration will subject our PRC subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law, which may impact our business, financial condition and results of operations.

On March 15, 2019, the National People’s Congress passed the new Foreign Investment Law, which will take effect on January 1, 2020. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list” that has not been published. It is unclear whether the “negative list” to be published will differ from the Negative List contained in the Special Administrative Measures for Market Access of Foreign Investment currently in effect. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. Since the Foreign Investment Law is relatively new, uncertainties exist in relation to the interpretation and implementation of the new law and its implementation rules that are to be issued.

Land-use rights policy may have material adverse effect to our operation.

China has a unique and conservative land ownership and land use policy. Land in China is owned either by the State if located in urban districts or collective units if in the rural areas (other than that owned by the State). Currently our subsidiary, Jiangsu Baikang, owns the land use rights to the land parcels on which we have built manufacturing plant and office buildings, and its subsidiaries, Baijiale and Baikang Purification, own the land use rights to two land parcels on which our Pizhou Industrial Park is under construction. Baijiale has also purchased an additional land parcel from the government and is in the process of obtaining its land use right. Even after we complete our infrastructure building and obtain the title to all new and existing properties, we still do not own the land itself. Only when we own all the land use rights and buildings, will our development be sustainable. However, under PRC laws obtaining the land use rights is not an easy task and there is no guarantee that such land use right will not be revoked by the government in the future. In the event that we are unable to renew the land use rights in a timely manner or the land use right are revoked, we will have to face a situation of unstable development and our business operations and plans will be materially adversely affected.

If we were to lose our certification as a National High-Tech Enterprise, we could face higher tax rates than we currently pay for much of our revenues.

In July 2015, Jiangsu Baikang was approved as a National High Tech Enterprise. This certification entitles Jiangsu Baikang to a favorable corporate income tax rate of 15%, rather than the unified tax rate of 25% that Jiangsu Baikang would pay if it was not so certified. For the fiscal years ended April 30, 2019 and 2018, the total taxes payable by Jiangsu Baikang would have increased by approximately $0.9 million and $1.8 million, respectively, if Jiangsu Baikang was not certified as a National High Tech Enterprise. In September 2018, our National High Tech Enterprise status was renewed for additional three years and as a result, we are able to extend our tax benefits until 2021. In the event Jiangsu Baikang were to lose the benefit of the favorable tax rate in the future, we could see significant increases in the amount of taxes we pay, meaning that our operating results could be materially harmed, even in the absence of a decrease in our operations.

Risks Related to Our Initial Public Offering and Ownership of Our Common Shares

We are an “emerging growth company” and as a result, we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues reach $1.07 billion, if we issue more than $1 billion in non-convertible debt in the past three years, or if the market value of our Common Shares held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the end of our fiscal year. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company,” our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 107(b) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our Common Shares. We cannot predict if investors will find our Common Shares less attractive because we plan to rely on this exemption. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Shares may decline.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the years ended April 30, 2019 and 2018, we identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board of the United States, or PCAOB, and other control deficiencies. One material weakness identified relates to a lack of accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements. As a result of lacking effective accounting review process, material adjustments were made to the financial statements for the last two fiscal years in order to be in conformity with U.S. GAAP. We also identified a significant deficiency relating to insufficient written policies and procedures for accounting and financial reporting which led to inadequate financial statement closing process. Following the identification of the material weaknesses and control deficiencies, we have taken and plan to continue to take remedial measures. As part of our initial public offering process, we engaged financial consultants to advise on accounting and financial reporting processes in conformity with U.S. GAAP, and our management and accounting department have since had a substantially improved understanding of U.S. GAAP and financial reporting requirements. We also hired officers and employees who have knowledge and experience in U.S. GAAP and financial reporting process. Additionally, we have had a recruitment plan in place and have been searching for candidates for qualified internal audit personnel with appropriate knowledge of U.S. GAAP. In remediating our material weaknesses, we have incurred costs of approximately $100,000, mainly associated with compensation paid to an officer hired in 2018 with public company financial reporting experience. We expect to incur substantially more additional costs for remediating our material weaknesses and deficiencies. Our remedial measures include: (a) hiring qualified internal control personnel who will manage the implementation of internal control policies and procedures and improvement of the internal audit function; (b) developing and implementing written policies and procedures for accounting and financial reporting that meet the standards applied to public companies listed in the United States; and (c) conducting internal control training to management, key operations personnel and the accounting department, so that management and relevant personnel understand the requirements and elements of internal control over financial reporting mandated by the U.S. securities laws. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with our 2020 annual report on Form 20-F to be filed in 2020, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated.

In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.

Our management team lacks experience in managing a U.S.-listed public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

Most members of our current management team lack experience in managing a company publicly traded in the U.S., interacting with public company investors and complying with the increasingly complex laws pertaining to U.S.-listed public companies. Prior to the completion of this offering, we mainly operate our businesses as a private company in the PRC. As a result of this offering, our company will become subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S.-listed public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial conditions and results of operations.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. In addition, as long as we are listed on The NASDAQ Capital Market, we are also required to file semi-annual financial statements.

We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. While it is impossible to determine the amounts of such expenses in advance, we expect that we will incur expenses of between $500,000 and $1 million per year that we did not experience prior to commencement of this offering.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand, reputation and results of operations.

We also expect that being a public company and these rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our Common Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price and thus lose all or part of your investment.

Prior to this offering, there has been no public market for our Common Shares. The initial public offering price for our Common Shares will be determined through negotiations between the underwriter and us, and this price does not necessarily reflect the price at which investors in the market will be willing to buy and sell our Common Shares following this offering. We cannot assure you that the initial public offering price of our Common Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Common Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and other operating results;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	lawsuits threatened or filed against us; and

•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These fluctuations could cause you to lose all or part of your investment in our Common Shares since you might be unable to sell your shares at or above the price you paid in this offering. In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

If this offering prices above the assumed price per share or if we increase the aggregate offering size with an immediately effective post-effective amendment, we could raise more funds than currently assumed. To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. However, we will advise shareholders as required in our annual reports on Form 20-F of any changes in application of funds and will file a current report on Form 6-K to the extent we determine such changes in application must be disclosed more quickly.

Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may not spend or invest these proceeds in a way with which our shareholders agree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Common Shares if the market price of our Common Shares increases.

There may not be an active, liquid trading market for our Common Shares.

Prior to this offering, there has been no public market for our Common Shares. An active trading market for our Common Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and the underwriter based upon a number of factors which are described in the “Plan of Distribution” section. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Investors risk loss of use of funds allocated for purchases, with no right of return, during the offering period.

We cannot assure you that all or any shares will be sold. Joseph Stone Capital,  LLC, our underwriter, is offering our Common Shares on a “best efforts, minimum-maximum basis.” We have no firm commitment from anyone to purchase all or any of the Common Shares offered. If offers to purchase a minimum of $10,000,000 Common Shares are not received on or before March 28, 2020, escrow provisions require that all funds received be promptly refunded. If refunded, investors will receive no interest on their funds. During the offering period, investors will not have any use or right to return of the funds prior to completion or termination of the offering, which could last for months.

Shares eligible for future sale may adversely affect the market price of our Common Shares, as the future sale of a substantial amount of outstanding Common Shares in the public marketplace could reduce the price of our Common Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Common Shares. An aggregate of 16,000,000 shares will be outstanding before the consummation of this offering and between 18,000,000 and 19,000,000 shares will be outstanding immediately after this offering, depending on whether the minimum or maximum offering is sold. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

You will experience immediate and substantial dilution.

The initial public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our Common Shares. Assuming completion of the minimum offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $3.77 or approximately 75.3% in the pro forma net tangible book value per share from the price per share that you pay for the Common Shares. Assuming completion of the maximum offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $3.59 or approximately 71.7% in the pro forma net tangible book value per share from the price per share that you pay for the Common Shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against our company.

Almost all of our operations and assets are located in the PRC. In addition, all of our executive officers and directors are non-residents of the U.S., and substantially all of the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S. or to enforce a judgment obtained in the U.S. against us or any of these persons.

In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law, and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Lastly, under the law of the British Virgin Islands, there is little statutory law for the protection of minority shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the corporation, our Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the Articles and Memorandum.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

Our board of directors may decline to register transfers of Common Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Common Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.

British Virgin Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow our shareholders holding shares representing in aggregate not less than 30% of our voting share capital in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

Although our Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders, any shareholder may submit a proposal to our Board of Directors for consideration of inclusion in a proxy statement. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy, representing not less than one-third (1/3) of the total issued voting power of our company. In the event we do not have quorum at the time set for the meeting, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day, and if at the adjourned meeting there are present at least one shareholder present in person or by proxy, representing not less than one-third (1/3) of the total issued voting power of our company, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We do not undertake to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations, other than required by the federal securities laws or other applicable laws.

Use of Proceeds

After deducting the estimated underwriting fee and offering expenses payable by us, we expect to receive net proceeds of approximately $8.3 million from this offering if we complete the minimum offering, or approximately $13.0 million if we complete the maximum offering. We intend to use the net proceeds of this offering as follows (as to such uses in China, after we complete the remittance process described below), and we have listed the specific uses of proceeds below. We do not expect that our priorities for fund allocation would change if the amount we raise in this offering exceeds the size of the minimum offering but is less than the maximum offering.

	Estimated Percentage of Net Proceeds	Estimated Percentage of Net Proceeds
Description of Use	(Minimum Offering)	(Maximum Offering)
Product Distribution Channel Increase and Diversification	55%	55%
Research and Development	15%	15%
Infrastructure Building (Pizhou Industrial Park Project)	10%	10%
Human Capital Management and Team Building	10%	10%
Working Capital Supplement	10%	10%
Total	100%	100%

Approximately $8.1  million of the net proceeds (if we complete the minimum offering) and approximately $12.8  million of the net proceeds (if we complete the maximum offering) will be remitted to China before we are able to use those funds to expand our business. We are permitted under PRC laws and regulations to provide funding to Jiangsu Baikang and its two subsidiaries (the “PRC Subsidiaries”), through capital contributions or parent/subsidiary loans, subject to approvals from or registrations with relevant PRC government authorities. We plan to use the capital contribution to fund the PRC Subsidiaries. We expect that a properly submitted application will be approved in the ordinary course of business; however, we cannot guarantee such an approval will occur or be timely. If our application for a capital contribution is denied, we will use the parent/subsidiary loan method of funding the PRC Subsidiaries.

We currently anticipate financing our subsidiaries by means of capital contributions. We currently anticipate using a portion of the net proceeds from this offering (total net proceeds of approximately $12.8  million if we complete the maximum offering) to increase the registered capital of the PRC Subsidiaries. The increase in registered capital will require (i) registration with MOFCOM to increase the PRC Subsidiaries’ registered capital, (ii) registration with SAIC to alter the PRC Subsidiaries’ business certificate to reflect the increase in registered capital and (iii) approval from SAFE to allow the PRC Subsidiaries’ bank to convert U.S. dollars into RMB in order to fund such increased registered capital, or each of the foregoing agencies’ respective local counterparts. This approval process typically takes 30 to 90 days in total, and sometimes longer, from the time MOFCOM or its local branches receive all the required application documents to begin the process.

We plan to remit money to China using the capital contribution method. The registration with MOFCOM is the key step in the capital contribution process, and we believe all other approvals are ministerial if MOFCOM registers such increase in registered capital. We have not initiated this process but intend to start the process immediately upon completion of the offering. We do not foresee any problem receiving necessary government approvals for a capital contribution. If we fund the PRC Subsidiaries through a capital contribution, the amount of our contribution is subject to increasing our registered capital, as described above, and applying to change the approved investment amount is not required.

Pending use of the net proceeds, we intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations. These investments may have a material adverse effect on the U.S. federal income tax consequences of an investment in our Common Shares. It is possible that we may become a passive foreign investment company for U.S. federal income taxpayers, which could result in negative tax consequences to you. These consequences are discussed in more detail in “Material Tax Considerations.”

The foregoing represents our current intentions with respect of the use and allocation of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds of this offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

Dividend Policy

We have not declared or paid any cash dividends in the last two years. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under British Virgin Islands law, we may only pay dividends from surplus (the excess, if any, at the time of the determination of the total assets of our company over the sum of our liabilities, as shown in our books of account, plus our capital), and we must be solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the realizable value of assets of our company will not be less than the sum of our total liabilities, other than deferred taxes as shown on our books of account, and our capital.

If we determine to pay dividends on any of our Common Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Jiahao HK. Current PRC regulations permit the PRC Subsidiaries to pay dividends to Jiahao HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

In addition, pursuant to the EIT Law and its implementation rules, dividends generated after January 1, 2008 and distributed to us by our PRC subsidiaries are subject to withholding tax at a rate of 10% unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from operations in China may be used to pay dividends to our company. The PRC Subsidiaries may go to a licensed bank to remit their after-tax profits out of China. Nevertheless, the bank will require the PRC Subsidiaries to produce the following documents for verification before they may transfer the dividends to an overseas bank account of their parent company, Jiahao HK, or indirect parent, Baikang: (1) tax payment statement and tax return; (2) auditor’s report issued by a Chinese certified public accounting firm confirming the availability of profits and dividends for distribution in the current year; (3) the Board minutes authorizing the distribution of dividends to its shareholders; (4) the foreign exchange registration certificate issued by SAFE; (5) the capital verification report issued by a Chinese certified public accounting firm; (6) if the declared dividends will be distributed out of accumulated profits earned in prior years, the PRC Subsidiaries must appoint a Chinese certified public accounting firm to issue an auditors’ report to the bank to certify the PRC Subsidiaries’ financial position during the years from which the profits arose; and (7) other information as required by SAFE.

Capitalization

The following tables set forth our capitalization as of April 30, 2019 on an actual basis (giving retroactive effect to the stock split completed on June 26, 2019) and on a pro forma as adjusted basis giving effect to the sale of the minimum and maximum offering at a public offering price of $5.00 per share and to reflect the application of the proceeds after deducting the estimated placement fees. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital.”

Minimum Offering (2,000,000 Common Shares)

	As of April 30, 2019
	Actual	Pro forma(1)
	(Audited)	(Unaudited)
Assets:
Current Assets	$2,592,620	$10,900,620
Other Assets	26,691,895	26,691,895
Total Assets	$29,284,515	$37,592,515
Liabilities:
Current Liabilities	$10,898,922	$10,898,922
Non-current liabilities	2,052,433	2,052,433
Total Liabilities	$12,951,355	$12,951,355
Shareholders’ Equity:
Common Shares $0.001 par value per share, 200,000,000 shares authorized, 16,000,000 shares issued and outstanding, actual; 200,000,000 shares authorized, 18,000,000 shares issued and outstanding, pro forma(2)	$16,000	$18,000
Additional paid-in capital (3)	4,414,741	12,720,741
Statutory reserves	1,221,854	1,221,854
Retained earnings	10,179,824	10,179,824
Accumulated other comprehensive loss	469,069	469,069
Total shareholders’ equity	16,301,488	24,609,488
Noncontrolling interest	31,672	31,672
Total Liabilities and Equity	$29,284,515	$37,592,515

(1)	Gives effect to the sale at an assumed public offering price of $5.00 per share and to reflect the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses. (See note 3 below.) Does not give effect to the issuance of any shares underlying the Underwriter Warrants.

(2)	Giving effect to the stock split completed on June 26, 2019.

(3)	Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, underwriter's expense allowance and other expenses. We expect to receive net proceeds of $8,308,000 ($10,000,000 offering, less underwriting discount of $685,000, accountable expense allowance of $137,000, unaccountable expense allowance of $50,000 and offering expenses of $820,000)

Maximum Offering (3,000,000 Common Shares)

	As of April 30, 2019
	Actual	Pro forma(1)
	(Audited)	(Unaudited)
Assets:
Current Assets	$2,592,620	$15,563,120
Other Assets	26,691,895	26,691,895
Total Assets	$29,284,515	$42,255,015
Liabilities:
Current Liabilities	$10,898,922	$10,898,922
Non-current liabilities	2,052,433	2,052,433
Total Liabilities	$12,951,355	$12,951,355
Shareholders’ Equity:
Common Shares $0.001 par value per share, 200,000,000 shares authorized, 16,000,000 shares issued and outstanding, actual; 200,000,000 shares authorized, 19,000,000 shares issued and outstanding, pro forma(2)	$16,000	$19,000
Additional paid-in capital(3)	4,414,741	17,382,241
Statutory reserves	1,221,854	1,221,854
Retained earnings	10,179,824	10,179,824
Accumulated other comprehensive income loss	469,069	469,069
Total shareholders’ equity	16,301,488	29,271,988
Noncontrolling interest	31,672	31,672
Total Liabilities and Equity	$29,284,515	$42,255,015

(1)	Gives effect to the sale at an assumed public offering price of $5.00 per share and to reflect the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses. (See note 3 below.) Does not give effect to the issuance of any shares underlying the Underwriter Warrants.

(2)	Giving effect to the stock split completed on June 26, 2019.

(3)	Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, underwriter's expense allowance and other expenses. We expect to receive net proceeds of approximately $12,970,500 ($15,000,000 offering, less underwriting discount of $997,500, accountable expense allowance of $137,000, unaccountable expense allowance of $75,000, and offering expenses of $820,000).

Dilution

If you invest in our Common Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Common Share and the pro forma net tangible book value per Common Share after the offering. Dilution results from the fact that the per Common Share offering price is substantially in excess of the book value per Common Share attributable to the existing shareholders for our presently outstanding Common Shares. Our net tangible book value attributable to shareholders at April 30, 2019 was $13.5 million or approximately $0.84 per Common Share, based on 16,000,000 Common Shares outstanding as of April 30, 2019 (giving effect to the stock split completed on June 26, 2019). Net tangible book value per Common Share as of April 30, 2019 represents the amount of total assets less intangible assets, deferred offering costs, total liabilities and noncontrolling interests, divided by the number of Common Shares outstanding. We present such net tangible book value per Common Share based on 16,000,000 Common Shares as of April 30, 2019 (giving effect to the stock split completed on June 26, 2019).

If the minimum offering is sold, we will have 18,000,000 Common Shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after April 30, 2019, will be approximately $1.23 per Common Share. This would result in dilution to investors in this offering of approximately $3.77 per Common Share or approximately 75.3% from the offering price of $5.00 per Common Share. Net tangible book value per Common Share would increase to the benefit of present shareholders by $0.39 per share attributable to the purchase of the Common Shares by investors in this offering.

If the maximum offering is sold, we will have 19,000,000 Common Shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after April 30, 2019, will be approximately $1.41 per Common Share. This would result in dilution to investors in this offering of approximately $3.59 per Common Share or approximately 71.7% from the offering price of $5.00 per Common Share. Net tangible book value per Common Share would increase to the benefit of present shareholders by $0.57 per share attributable to the purchase of the Common Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Common Share after the offering and the dilution to persons purchasing Common Shares based on the foregoing minimum and maximum offering assumptions.

	Minimum Offering(1)	Maximum Offering(2)
Offering price per Common Share	$5.00	$5.00
Net tangible book value per Common Share before the offering	$0.84	$0.84
Increase per Common Share attributable to payments by new investors	$0.39	$0.57
Pro forma net tangible book value per Common Share after the offering	$1.23	$1.41
Dilution per Common Share to new investors	$3.77	$3.59

(1)	Assumes gross proceeds from offering of 2,000,000 Common Shares.

(2)	Assumes gross proceeds from offering of 3,000,000 Common Shares.

Post-Offering Ownership

The following chart illustrates our pro forma proportionate ownership, upon completion of the offering under the minimum offering and maximum offering assumptions, by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this offering at the offering price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

						Average
	Shares Purchased			Total Consideration		Price
	Amount		Percent	Amount	Percent	Per Share
MINIMUM OFFERING
Existing shareholders	16,000,000	(1)	88.89%	$4,430,741	30.70%	$0.28
New investors	2,000,000		11.11%	$10,000,000	69.30%	$5.00
Total	18,000,000		100.0%	$14,430,741	100.0%	$0.80

						Average
	Shares Purchased			Total Consideration		Price
	Amount		Percent	Amount	Percent	Per Share
MAXIMUM OFFERING
Existing shareholders	16,000,000	(1)	84.21%	$4,430,741	22.80%	$0.28
New investors	3,000,000		15.79%	$15,000,000	77.20%	$5.00
Total	19,000,000		100.0%	$19,430,741	100.0%	$1.02

(1)	Gives effect to the stock split completed on June 26, 2019.

Operating and Financial Review and Prospects

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview of Company

We provide a variety of proprietary natural health and nutrition products derived primarily from ginkgo in China. We sell five categories of products, including (a) nutraceutical products, (b) cosmetics and household essential products, (c) liquor products, (d) blended edible oil products and (e) other household products. Our nutraceutical products, cosmetic and household essential products, liquor products, blended edible oil products and other household products accounted for 79.6%, 5.3%, 3.7%, 11.4% and 0% of the total sales, respectively, for the fiscal year ended April 30, 2018; and accounted for 50.2%, 6.3%, 31.0%, 12.5% and 0%  of the total sales, respectively, for the fiscal year ended April 30, 2019. Of the products we sell, we produce edible oils, liquor and powdered drinks from our nutraceutical category.

Baikang Biological Group Holdings Limited (“Baikang”), formerly known as Jiahao Biological Group Holdings Limited, is a BVI business company limited by shares established under the laws of the British Virgin Islands (“BVI”) on November 2, 2017 as a holding company. Mr. Jinguo Li (“Mr. Li”), Chairman of the Board and CEO of the Company, is a 40% shareholder of Baikang after transferring 4,800,000 Common Shares he owned to seven unrelated shareholders.

Jiahao International (HK) Limited (“Jiahao HK”) is an investment holding company incorporated in accordance with laws and regulations of Hong Kong on January 10, 2018. Jiahao HK is a wholly-owned subsidiary of Baikang.

Jiangsu Baikang Bio-Tech Co., Ltd. (“Jiangsu Baikang”) was incorporated on July 26, 2006 under the laws of the People’s Republic of China (“China” or “PRC”) in Pizhou, China. Jiahao HK owns 99.86% of the equity interest of Jiangsu Baikang and two minority shareholders owns the remaining 0.14% equity interest of Jiangsu Baikang.

Jiangsu Baijiale Oil Crop Co., Ltd. (“Baijiale”) was incorporated in Pizhou City, Jiangsu Province, China on December 25, 2015 and is a wholly-owned subsidiary of Jiangsu Baikang.

Jiangsu Baikang Purification Engineering Equipment Co., Ltd (“Baikang Purification”) was incorporated in Pizhou City, Jiangsu Province, China on July 8, 2016 and is a wholly-owned subsidiary of Jiangsu Baikang.

Pizhou Linhai Ginkgo Industry Research Institute Co., Ltd. (“Linhai Research”) was acquired by Jiangsu Baikang on March 1, 2019. Linhai Research was incorporated on August 1, 2017 and has limited operation since its inception.

In connection with the intended Initial Public Offering (“IPO,”), we undertook a reorganization of our legal structure. On March 19, 2018, Mr. Li first transferred his ownership interest in Jiahao HK to Baikang. On March 11, 2018, Jiahao Pharmaceutical (China-Australia) Limited (“Jiahao Australia”) transferred 99.86% of its equity interest of Jiangsu Baikang to Jiahao HK. Jiahao Australia is a privately-held Australian corporation and controlled by Mr. Li. On August 2, 2018, Mr. Li transferred his ownership in Baikang Purification and Baijiale to Jiangsu Baikang. As a result, both Baikang Purification and Baijiale became wholly owned subsidiaries of Jiangsu Baikang.

Jiangsu Baikang, Baijiale, Baikang Purification, Linhai Research, Jiahao HK and Baikang could be considered under common control since they are in effect controlled by our largest shareholder, Mr. Li. After the Reorganization, Baikang ultimately owns 100% equity interests of Jiahao HK, which further owns 99.86% equity interest of Jiangsu Baikang, Baijiale, Baikang Purification and Linhai Research.

We are a provider of a variety of proprietary natural health and nutrition products derived primarily from ginkgo. We are dedicated to helping people improve their health and wellness through use of our products containing different ingredients extracted from ginkgo fruits and leaves. Our business operations and product distributions are primarily conducted in China. We sell our products mainly through our licensed independent distributors, and to a lesser extent, to other wholesalers and individual consumers directly. We expect to expand the distribution of our products into international markets in the future through new business and distribution models.

We engage in the provision of innovative ginkgo-focused natural edible and household products. We currently offer a total of approximately 26 products, and our product offerings have evolved over our company history. Our core lines of products include the following five categories:

•	Nutraceutical products, including ginkgo powdered drink and various dietary supplements;

•	Cosmetic products containing ginkgo ingredients and various household essential products;

•	Liquor products, including three types of ginkgo-infused liquor;

•	Edible oil products, including two blended types of ginkgo edible oil; and

•	Other household products, including one type of ginkgo mattress.

We manufacture some of our products at our manufacturing facility in Pizhou, Jiangsu Province, a strategically located transportation hub bordering four provinces in the east-central China. Jiangsu Province is the fifth most populous and the most densely populated of the 23 provinces in China. Currently we possess the capabilities for ginkgo blended edible oil production, liquor spirit infusion, encapsulation, powders, finished goods packaging, laboratory testing, warehousing and distribution. In addition to production at our Pizhou manufacturing facility, we also contract with third parties to manufacture some products that we distribute.

Our product sales traditionally have been, and are expected to continue to be, made predominately through independent distributors in China. We believe our distribution model is the best suitable method for us for the marketing and sale of our products because it leverages the resources and personal contact among our licensed independent distributors and their retail customers, without incurring significant distribution costs on us. We actively support our distributors by providing marketing materials, a well-managed fulfillment system, and ginkgo-related health and wellness educational and training programs. We also make a relatively small percentage of sales to wholesalers and individual consumers.

Factors Affecting Our Results of Operations

We operate in a highly competitive industry. Our failure to compete effectively could adversely affect our market share, revenues, and growth prospects.

The health food and dietary supplement industry is intensely competitive and highly fragmented. Participants include large scale and well-funded manufacturers and other smaller participants. We believe that the market is also highly sensitive to the introduction of new products, including the ever-growing list of new dietary supplements and health foods, which may rapidly capture a significant share of the market. Presently our business operations and product distribution are exclusively conducted in China, and we expect to expand our product sales into the international markets in the near future. In China, we compete for sales with heavily advertised national and international brands manufactured by large pharmaceutical and food companies, as well as other small manufacturers. Our competitors mainly include large Chinese nutritional supplement product manufacturers and foreign-based companies with international operations. We may not be able to compete effectively and our attempt to do so may require us to reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, revenues, and growth prospects.

We are subject to risks related to product recalls, and our operation results and financial condition would suffer if we fail to adequately manage such risks.

We have implemented measures in our manufacturing process that are designed to prevent and detect defects and contaminants in our products. Such measures, however, may not prevent, reveal or detect defects or contaminants in our products, and such defects may not become apparent until after our products have been sold into the market. Consequently, there is a risk that product defects may occur and such defects or contaminants will require a product recall. Any product recalls and related remedial actions can be costly to our operations and could have a material adverse effect on our business, results of operations and financial condition. Additionally, our third-party suppliers may be reluctant to implement these stringent measures or may refuse to manufacture our products. These additional measures may strain our relationships with those suppliers or may increase our cost of goods sold. Furthermore, product recalls could result in negative publicity and public concerns regarding the safety of our products, which could harm the reputation of our products and our business and could cause the market value of our Common Shares to decline.

The ginkgo trees cultivated by our suppliers are subject to risks related to diseases, pests, and extreme weather events.

Ginkgo trees are exposed to diseases and pests. Pests and diseases during the cultivation process may significantly decrease the quantity of the qualified ginkgo nuts provided to us, which could lead us to defaulting on our contracts with our customers by not being able to supply enough products to them in accordance with our customer contracts and thus negatively materially impact our revenues.

Global warming is increasing the frequency and severity of extreme weather events around the world. Excessive rain and typhoon activities during the pollination period may cause pollen to be removed from the ginkgo flowers. As a result, the pollen available for pollination will be decreased, and the quantity of the ginkgo fruits in the harvest season could decrease significantly. Excessive rain and typhoon activities during the ginkgo fructification period may result in a loss of ginkgo fruits on trees before they can be timely harvested. As a result, the supply of the ginkgo nuts to us may be negatively affected and the purchase cost may materially increase.

Chinese economic growth slowdown or stock market turmoil may cause negative effect to our business.

Since 2014, Chinese economic growth has been slowing down from double-digit GDP speed. The situation has impacted many industries and economic segments in China, such as restaurant, tourism and certain manufacturing industries. Our business operations in China mainly rely on health food, dietary supplements and skincare products, which are impacted by an economic downturn. If China’s economic growth continues to slow down, our products will be adversely affected due to the slow expansion or shrinkage of the food, nutrition and cosmetic products industry.

As the Chinese economy is slowing, Chinese stock market has also showed signs of tremendous turbulence in the recent years caused mostly by concerns over the economic slowdown, unsustainable corporate debt level and the changes in the regional and global geopolitical conditions. The Chinese capital market, consisting primarily of the two Chinese stock exchanges, ranks as one of the largest share markets in the world. The Chinese shares have slid into bear market territory during the first half of 2018. If the Chinese stock market continues to plummet, it will adversely affect market participants’ and general public’s liquidity and financial conditions as share trading in China is dominated by millions of retail investors. A severe decline of the Chinese stock markets could have a material adverse effect on our business, financial condition or results of operations.

Results of Operations

For the Years Ended April 30, 2019 and 2018

The following table summarizes the results of our operations during the fiscal years ended April 30, 2019 and 2018, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such years.

	For the Years Ended April 30,
	2019		2018
	Amount	As % of Revenue	Amount	As % of Revenue	Amount Increase (Decrease)	Percentage Increase (Decrease)
Revenue	$18,003,283	100.0%	$26,762,733	100.0%	$(8,759,450)	(32.7)%
Cost of revenue	4,380,120	24.3%	6,346,941	23.7%	(1,966,821)	(31.0)%
Gross profit	13,623,163	75.7%	20,415,792	76.3%	(6,792,629)	(33.3)%
Operating expenses
Selling expenses	422,952	2.3%	843,776	3.2%	(420,824)	(49.9)%
General and administrative expenses	3,234,148	18.0%	2,158,432	8.1%	1,075,716	49.8%
R&D expense	411,248	2.3%	94,149	0.4%	317,099	336.8%
Total operating expenses	4,068,348	22.6%	3,096,357	11.6%	971,991	31.4%
Income from operations	9,554,815	53.1%	17,319,435	64.7%	(7,764,620)	(44.8)%
Other income (expenses)
Interest expense, net	(87,728)	(0.5)%	(65,989)	(0.2)%	(21,739)	32.9%
Other income	321,553	1.8%	301,289	1.1%	20,264	6.7%
Total other income	233,825	1.3%	235,300	0.9%	(1,475)	(0.6)%
Income before income taxes	9,788,640	54.4%	17,554,735	65.6%	(7,766,095)	(44.2)%
Provision for income taxes	1,525,938	8.5%	2,632,604	9.8%	(1,106,666)	(42.0)%
Net income	$8,262,702	45.9%	14,922,131	55.8%	(6,659,429)	(44.6)%

Revenues.  Revenues decreased by $8.8 million, or 32.7%, to approximately $18.0 million in fiscal 2019 from approximately $26.8 million in fiscal 2018. The decrease in revenue was due to the decreased sales volume of nutraceutical products, cosmetic products and blended oil products in fiscal 2019.

Revenue by Product Type

	For the Year Ended April 30
	2019		2018
Product category	Revenue	% of total Revenue	Revenue	% of total Revenue	Variance	Variance %
Nutraceutical products	$7,327,572	40.7%	$21,303,944	79.6%	$(13,976,372)	(65.6)%
Cosmetic products	1,137,619	6.3%	1,427,390	5.3%	(289,771)	(20.3)%
Liquor products	5,581,348	31.0%	977,064	3.7%	4,604,284	471.2%
Blended edible oil products	2,246,628	12.5%	3,054,335	11.4%	(807,707)	(26.4)%
Other household products	1,710,116	9.5%	-	-	1,710,116	100%
Total	$18,003,283	100.0%	$26,762,733	100.0%	$(8,759,450)	(32.7)%

Nutraceutical products

Revenue from nutraceutical products decreased by $14.0 million, or 65.6%, from approximately $21.3 million in fiscal 2018 to approximately $7.3 million in fiscal 2019. The following factors contributed to the overall significant decrease in revenue from our nutraceutical products: (a) we launched a total of six new nutraceutical products in January 2018, which may take a while to achieve customer acceptance. These new products generated total sales of approximately $2.2 million in four months since its launch with average gross margin of 91.2% in fiscal 2018, as compared to total sales of approximately $3.2 million for the entire fiscal year 2019 with average gross margin of 87.8%. Our sales for these new products were also affected by weak consumer confidence due to Quanjian product scandal (described below) in fiscal year 2019. The average monthly sales were approximately $0.53 million in fiscal 2018, as compared to the average monthly sales of approximately $0.26 million in fiscal 2019; (b) in fiscal year 2019 we stopped marketing and selling a few less desirable dietary capsule products affected by a competitor’s high-profile product scandal (described below). Those products accounted for approximately $7.4 million of revenue in fiscal 2018 with an average gross margin of 76.8%; and (c) the whole nutraceutical industry was affected by the negative publicity caused by the competitor’s product scandal mentioned above, which, we expect, will temporarily impact consumer confidence in nutraceutical products and adversely affect our product sales possibly through fiscal 2020.

The dietary supplement products we discontinued in May 2018 were either generic or low-barrier-to-entry dietary supplement capsules, such as Calcium Capsules, Ginkgo Garlic Powder, Garlic Extract Capsules, and Ginkgo Ginseng Capsules. Many similar products from various-size competitors entered the market over recent years. The primary reason for our decision to discontinue these products was because a high-profile scandal in February 2018 involving a competitor’s product defects involving capsule quality has wrecked consumer confidence on these products and led to heightened government regulatory scrutiny. Sales for many similar products were stagnant. Our management decided that it was in the Company’s best interest to stop selling these products, and has since shifted our focus to developing other new products. The average gross margin for those discontinued products was approximately 76.8% for fiscal 2018, which is slightly lower than some of other more popular products. Therefore, the overall gross profit margin for our nutraceutical products still remained relatively unchanged in fiscal 2018 and 2019.

Quanjian Group Co., Ltd. (“Quanjian”) is a Chinese multi-industry company based in Tianjin, China. It was one of the top players in nutraceutical products market. Quanjian was involved in a defective product scandal that possibly caused fatal health issues in two incidents. This scandal has drawn the attention of the government and prompted 13 central government departments to jointly initiate a nutraceutical market inspection program involving more than 1 million field inspections of production, marketing and selling activities of nutraceutical products. The intense media publicity of the scandal and regulatory inspection had negative impact on consumers’ confidence and demands of nutraceutical products. According to interviews conducted by newspapers, the scandal may have caused about as much as 50% decrease of sales in the industry. We expect that the effect of rebuilding customer confidence on nutraceutical products in general may last through 2020.

Cosmetic products

Revenue from cosmetic products decreased by $0.3 million, or 20.3%, from approximately $1.4 million in fiscal 2018 to approximately $1.1 million in fiscal 2019. The decrease in revenue was mainly because we adjusted our strategy to focus more on high-end ginkgo-related cosmetic products and lowered our sales volume in low-margin products. This new strategy decreases our revenue in short term, but as we continue to cultivate the market and consumers and strengthen our distribution networks, the higher gross margin products will increase our revenue and reinforce our brand value in the long term.

Liquor products

Revenue from liquor products increased by $4.6 million, or 471.2%, from approximately $1.0 million in fiscal 2018 to approximately $5.6 million in fiscal 2019. The increase in revenue was mainly because: (a) we increased our promoting efforts and advertising activities for our new ginkgo-related liquor products, and the sales increased accordingly; and (b) we changed our liquor supplier for better liquor taste and quality, which is recognized by our customers and prompted sales volume increase.

Blended edible oil products

Revenue from blended oil products decreased by $0.8 million, or 26.4%, from approximately $3.1 million in fiscal 2018 to approximately $2.2 million in fiscal 2019. The decrease in revenue was mainly because of the fierce competitions we experienced in 2019, and in addition, we used different pricing strategies for different sized products. By lowering the price of large-packaging products and increasing the price of small-packaging products, we lost some revenue but maintained competitiveness and increased our gross margin ratio.

Other household products

Revenue from other household products was approximately $1.7 million for the year ended April 30, 2019. The revenue was mainly generated from the sales of our newly developed memory foam ginkgo mattress made from fabrics containing ginkgo extract. We market ginkgo mattresses for potential anti-mite, anti-bacterial and anti-mold effects. We also have limited sale of soda water in fiscal 2019. We had no such sales in fiscal 2018.

Gross profit. Our gross profit decreased by $6.8 million, or 33.3%, to approximately $13.6 million in fiscal 2019 from approximately $20.4 million in fiscal 2018. Gross profit margin was 75.7% in fiscal 2019, as compared with 76.3% in 2018. The decrease of gross profit margin was primarily attributable to less composition percentage of nutraceutical products in the total revenue. Nutraceutical products have relatively higher gross margins than liquor and blended oil products. They accounted for 40.7% of the total revenue in fiscal 2019 and 79.6% of total revenue in fiscal 2018, respectively.

Our cost and gross profit by product types are as follows:

	For the year ended April 30, 2019			For the year ended April 30, 2018
Product category	Cost of revenue	Gross profit	Gross profit %	Cost of revenue	Gross profit	Gross profit %	Variance in Cost of revenue	Variance in gross profit	Variance in gross profit %
Nutraceutical products	$1,406,186	$5,921,386	80.8%	$4,205,183	$17,098,761	80.3%	$(2,798,997)	$(11,177,375)	0.5%
Cosmetic products	82,784	1,054,835	92.7%	283,527	1,143,863	80.1%	(200,743)	(89,028)	12.6%
Liquor products	1,359,263	4,222,085	75.6%	202,769	774,295	79.2%	1,156,494	3,447,790	(3.6)%
Blended edible oil products	1,001,272	1,245,356	55.4%	1,655,462	1,398,873	45.8%	(654,190)	(153,517)	9.6%
Other household products	530,615	1,179,501	69.0%	-	-	-	530,615	1,179,501	-
Total	$4,380,120	$13,623,163	75.7%	$6,346,941	$20,415,792	76.3%	$(1,966,821)	$(6,792,629)	(0.6)%

Cost of revenue for nutraceutical products decreased by approximately $2.8 million from approximately $4.2 million in fiscal 2018 to approximately $1.4 million in fiscal 2019, and gross profit decreased by approximately $11.2 million from approximately $17.1 million in fiscal 2018 to approximately $5.9 million in fiscal 2019, which was in line with the decrease in revenue. Gross profit margin increased by 0.5% from 80.3% in fiscal 2018 to 80.8% in fiscal 2019 largely due to we aimed higher profit margin nutraceutical products in fiscal 2019.

Cost of revenue for cosmetic products decreased by approximately $0.2 million from $283,527 in fiscal 2018 to $82,784 in fiscal 2019, which was in line with the decrease in sales volume. Gross profit margin increased by 12.6%, from 80.1% in fiscal 2018 to 92.7% in fiscal 2019. The higher gross margin variance is mainly because we adjusted our strategy to focus more on high-end ginkgo-related cosmetic products and lowered our sales volume in low-margin products.

Cost of revenue for liquor products increased by approximately $1.2 million from approximately $0.2 million in fiscal 2018 to approximately $1.4 million in fiscal 2019, while gross profit margin decreased by 3.6% from 79.2% in fiscal 2018 to 75.6% in fiscal 2019. The lower gross margin is mainly due to the higher material costs since we changed our main supplier for better taste and quality, as mentioned before.

Cost of revenue for blended oil products decreased by approximately $0.7 million from approximately $1.7 million in fiscal 2018 to $1.0 million in fiscal 2019, which was in line with the decrease in sales volume. Gross profit margin increased by 9.6% from 45.8% in 2018 to 55.4 % in 2019 mainly because higher gross-margin small-packaging products accounted for more percentage in total blended oil sales.

Cost of goods sold for other household products was $530,615 in fiscal 2019 with gross profit of approximately $1.2 million and gross profit margin of 69.0%. During the year ended April 30 2019, we added memory foam ginkgo mattress and soda water as new products into our product portfolio. We did not carry such household products during the year ended April 30, 2018.

Selling expenses.  Our selling expenses primarily include expenses incurred for various sales activities, advertisings, payroll and sales commissions personnel as well as shipping and delivery expenses. Selling expenses decreased by $420,824 or 49.9% from $843,776 in fiscal 2018 to $422,952 in fiscal 2019. The decrease in selling expenses is consistent with the decrease of revenues. As a percentage of sales, our selling expenses were 2.3% of revenues in fiscal 2019 and 3.2% in fiscal 2018, respectively. The decrease in the percentage of sales is mainly due to less advertising expenses incurred in fiscal 2019.

General and administrative expenses.  Our general and administrative expenses primarily include employee salary, welfare and insurance expenses, depreciation and bad debt expenses as well as professional service expense. General and administrative expenses increased by approximately $1.1 million or 49.8% from approximately $2.2 million in fiscal 2018 to approximately $3.2 million in fiscal 2019, mainly due to increased payroll expenses and professional fees, as well as approximately $0.8 million administrative penalty accrued in fiscal 2019. In February 2018, Administration Bureau for Market Regulation of Pizhou City issued an administrative penalty notice and requested the Company to pay a total penalty of approximately $0.8 million (RMB 5.1 million) due to unapproved contents displayed on the package of the Company’s certain products. In August, 2019, Administration Bureau for Market Regulation of Pizhou City applied a court order to execute the administrative penalty notice. On January 18, 2019. People’s Court of Pizhou City approved the application and issued a court order. The Company has recorded this penalty amount in its general and administrative expenses for the year ended April 30, 2019. As of the report date, the Company paid approximately $0.31 million (RMB 2.1 million). The remaining penalty of approximately $0.45 million (RMB 3.0 million) was recorded in accrued liabilities and is expected to be paid by the Company before March 14, 2020. As a percentage of revenues, general and administrative expenses were 18.0% and 8.1% of our revenue in fiscal 2019 and fiscal 2018, respectively.

Research and development expenses.  Our research and development expenses increased by $317,099 or 336.8% from $94,149 in fiscal 2018 to $411,248 in fiscal 2019, representing 2.3% and 0.4% of our total revenue for fiscal 2019 and fiscal 2018, respectively. The Company continues to invest in the development of new products in our nutraceutical product line and Cosmetic product line in fiscal 2019. We expect R&D expense to keep increasing, as we continue to conduct research and development activities, especially seek to increase the use of ginkgo-related products to meet customer demands.

Interest expense.  Our interest expense increased by $21,739 from $65,989 in fiscal 2018 to $87,728 in fiscal 2019 due to the higher average loan balance in fiscal 2019 as compared to fiscal 2018. Our outstanding bank loan was approximately $2.6 million as of April 30, 2019 as compared to approximately $0.6 million as of April 30, 2018. The average interest rates for our average outstanding loan in 2019 and 2018 were 7.70% and 8.63%, respectively.

Other income.  We had other income of $321,553 in fiscal 2019 comparing to $301,289 in fiscal 2018. Other income mainly consisted of government subsidy.

Income before income taxes.  Our income before income taxes was approximately $9.8 million in fiscal 2019, a decrease of approximately $7.8 million compared with approximately $17.6 million in fiscal 2018. The decrease was primarily attributable to decreased sales, decreased gross margin, increased G&A expense and research and development expenses, offset by the decreased selling expenses as discussed above.

Provision for income taxes.  Our provision for income taxes was $1.53 million in fiscal 2019, a decrease of $1.1 million from $2.63 million in fiscal 2018. The decrease was mainly due to the decreased taxable income. The principal business of our subsidiaries, Jiangsu Baikang, Baijiale, Baikang Purification and Linhai Research, is performed in the PRC, therefore is subject to PRC income tax, which is computed according to the relevant laws and regulations in the PRC.

B. Liquidity and Capital Resources

We are a holding company incorporated in the British Virgin Islands. Jiahao HK, our Hong Kong organized wholly owned subsidiary, owns Jiangsu Baikang, Baijiale, Baikang Purification and Linhai Research and their assets in China. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. We have relied on direct payments of expenses by our subsidiaries (which generate revenues), to meet our obligations to date.

As of April 30, 2019, we had outstanding loans of approximately $2.6 million from one bank in China. Mr. Jinguo Li, Chairman of the Board, CEO and the largest shareholder of the Company, also periodically advanced funds to support the Company’s operations whenever needed. These advances were non-interest bearing and due upon demand. Mr. Li and an entity controlled by him also pledged their assets as collateral and signed guarantee agreements to provide guarantee to the bank loans of the Company.

As of April 30, 2019, we had cash and cash equivalents of $216,540, our current assets were approximately $2.6 million, and our current liabilities were approximately $10.9 million, which resulted in a negative working capital of $8.3 million. Total shareholders’ equity as of April 30, 2019 was approximately $16.3 million.

As of April 30, 2019 and 2018, we had accrued tax liabilities of approximately $7.6 million and $5.7 million, respectively, mostly related to the unpaid income tax and business tax in China. According to PRC taxation regulation, if tax has not been fully paid, tax authorities may impose interest and late payment penalties within three years. All of the taxes owed are local taxes, and in practice the local tax authorities are typically more flexible and willing to provide incentives or settlements with local small and medium-size businesses, to relieve their burdens and to stimulate the local economy, especially for those Companies in the IPO process. Management has discussed with local tax authorities regarding the outstanding tax payable balance and is in the process of negotiating a settlement plan agreement.

The total amount of unpaid tax liabilities was accrued based on the calculation using the current prevailing tax rates without including potential interest and penalties because management cannot be certain as to how much interest and penalties would be assessed, if any. Those potential interest and penalty liabilities are contingent upon the outcome of tax settlement and management estimates that the potential contingent liability related to these interest and penalties could be Nil or as high as $187,501 (RMB 1.3 million) based on current rates stipulated by the tax authority.

The final outcome of this tax uncertainty is dependent upon various matters including tax examinations, interpretation of tax laws or expiration of status of limitation. As the ongoing settlement discussions continue, management believes that it is more likely than not that the Company will not have to pay any interests and penalties associated with the unpaid taxes. The Company is trying to fully settle its tax liabilities with the local tax authority upon successfully completion of its IPO process but the Company cannot guarantee when such settlement will ultimately occur.

In assessing the Company’s liquidity, management monitors and analyzes the Company’s cash on hand, its ability to generate sufficient revenues in the future and its operating and capital expenditure commitments. The Company plans to fund working capital through profits from its operations, bank borrowings and additional capital contributions from its CEO. The Company also obtained aggregate loans of approximately $2.22 million (RMB 15 million) for the period from November 2018 to September 2021. As of April 30, 2019, we had related party loan of $636,694 borrowed from the CEO, Mr. Jinguo Li. Mr. Li has also pledged to provide additional personal loans whenever necessary to the Company as working capital for at least the next twelve months. As of April 30, 2019, the estimated future minimum capital expenditures on construction in progress of its manufacturing facilities for the next 12 months are estimated to be around $3.2 million. The Company plans to fund these investments mainly through equity or debt financing.

Based on current operating plan, management believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirement for at least the next twelve months.

For the years ended April 30, 2019 and 2018

The following table sets forth summary of our cash flows for the periods indicated:

	For the Years Ended April 30,
	2019	2018
Net cash provided by operating activities	$12,529,059	$21,111,924
Net cash used in investing activities	(13,859,255)	(3,642,787)
Net cash provided by (used in) financing activities	858,447	(17,207,131)
Effect of exchange rate change on cash	(54,274)	31,478
Net change in cash	(526,023)	293,484
Cash, beginning of year	742,563	449,079
Cash, end of year	$216,540	$742,563

Operating Activities

Net cash provided by operating activities was approximately $12.5 million in fiscal 2019, compared to approximately $21.1 million in fiscal 2018. The decrease in net cash provided by operating activities was primarily attributable to the following factors:

●	The decrease in our sales and net income. Our sales decreased by 32.7%, or $8.8 million, to $18.0 million in fiscal 2019 from $26.8 million in fiscal 2018. As a result, our net income decreased by 44.6%, or $6.7 million, to $8.3 million in fiscal 2019 from $14.9 million in fiscal 2018.
●	Deferred tax assets increased by $15,670 in fiscal 2019 compared with a decrease of approximately $1.8 million in fiscal 2018.
●	Accounts receivable increased by approximately $0.7 million in fiscal 2019 compared with $nil in fiscal 2018.
●	Advance from customers decreased by approximately $0.5 million in fiscal 2019 compared with an increase of approximately $0.5 million in fiscal 2018.
Offset by:
●	Accounts payable increased by approximately $0.4 million in fiscal 2019 compared with an increase of approximately $0.7 million in fiscal 2018.
●	Tax payable increased by approximately $2.2 million in fiscal 2019 compared with an increase of approximately $4.3 million in fiscal 2018.
●	Advances to suppliers decreased by approximately $1.2 million in fiscal 2019 compared to an increase of approximately $1.4 million in fiscal 2018.
●	Inventories decreased by approximately $0.4 million in fiscal 2019 compared to an increase of approximately $0.2 million in fiscal 2018.
●	Accrued expenses and other liabilities increased by approximately $0.7 million in fiscal 2019 compared with an increase of approximately $0.1 million in fiscal 2018.

Investing Activities

Net cash used in investing activities was approximately $13.9 million in fiscal 2019, as compared to net cash used in investing activities of approximately $3.6 million in fiscal 2018. The increase in net cash used in investing activities in fiscal 2019 was primarily attributable to increased payments associated with the construction in progress of our facilities in fiscal year 2019.

Financing Activities

Net cash provided by financing activities was approximately $0.9 million in fiscal 2019, compared to net cash used in financing activities of approximately $17.2 million in fiscal 2018. The increase in net cash provided by financing activities in fiscal 2019 was primarily attributable to (1) net proceeds from bank loans of approximately $2.0 million in fiscal 2019 as compared to repayment of $7,366 in fiscal 2018. (2) we repaid $0.8 million related party loans in fiscal 2019, as compared to $17.2 million repayment in fiscal 2018.

Loan Facilities

As of April 30, 2019 and 2018, the details of all our short-term bank loans are as follows:

	April 30, 2019	April 30,2018
Pizhou Rural Commercial Bank
Effective interest rate at 8.63%, due on October 20, 2019(1)	$-	$616,060
Effective interest rate at 6.86%, due on September 20,2021(2)	1,373,931
Effective interest rate at 6.86%, due on September 20,2021(3)	678,502	-
Small & Medium Enterprises Guarantee Center, Finance Bureau, Pizhou City
Zero interest, due on bank loan release date (1)	579,150	-
Total	2,631,583	616,060
Less: current portion	579,150	-
Long-term portion	$2,052,433	$616,060

(1)

On November 15, 2017, Jiangsu Baikang signed a loan agreement with Pizhou Rural Commercial Bank to borrow an aggregate of $0.6 million (RMB 3.90 million) as working capital with maturity date of October 20, 2019. The loan bore a fixed interest rate of 8.63%. Jiangsu Baikang pledged its machinery with carrying value of $700,376 as collateral. In addition, Mr. Jinguo Li, together with other unrelated parties, guaranteed the repayment of loan. As of April 30, 2019, the Company repaid the loan using the re-lending fund provided by Small & Medium Enterprises Guarantee Center, Finance Bureau, Pizhou City.

On December 20, 2018, Small & Medium Enterprises Guarantee Center, Finance Bureau, Pizhou City approved the application submitted by the Company to provide a re-lending fund of $0.6 million (RMB 3.90 million). The re-lending fund is used to repaid the loan balance from with Pizhou Rural Commercial Bank (see above). The re-lending fund bears no interest and shall be repaid when the Company successfully obtained the new loan from the bank.

(2)	On November 29, 2018, the Company entered into a loan agreement with Pizhou Rural Bank to borrow up to approximately $2.22 million (RMB 15.0 million) as working capital. The loan has a term of 34 months from November 29, 2018 to September 20, 2021, and bears a fixed interest rate of 6.8617% per annum. The Company pledged its property with a carrying value of approximately $7.7 million (RMB 51.919 million) and land use right with a carrying value of approximately $0.9 million (RMB 6.3 million) as collateral. The loan is also guaranteed by the CEO of the Company and other principal shareholders of the Company. On December 21, 2018, the Company received approximately $1.55 million proceeds (RMB 10.0 million) from this loan. The remaining balance of approximately $0.7 million (RMB 5.0 million) was replaced by a new loan agreement dated January 3, 2019 which is disclosed below.

(3)	On January 3, 2019, the Company entered into a loan agreement with Pizhou Rural Bank to borrow approximately $0.7 million (RMB 5.0 million) as working capital. The loan has a term of 33 months from January 3, 2019 to September 20, 2021, and bears a fixed interest rate of 6.8617% per annum. The Company pledged its property with a carrying value of approximately $7.7 million (RMB 51.919 million) and land use right with a carrying value of approximately $0.9 million (RMB 6.3 million) as collateral. The loan is also guaranteed by the CEO of the Company and other principal shareholders of the Company. The fund was released to the Company on January 12, 2019.

Although we currently do not have any material unused sources of liquidity, giving effect to the foregoing bank loans and other financing activities, we believe that our currently available working capital should be adequate to sustain our operations at our current levels through at least the next twelve months. We will consider additional borrowing based on our working capital needs and capital expenditure requirements. There is no seasonality of our borrowing activities.

Commitments and Contractual Obligations

The following table presents the company’s material contractual obligations as of April 30, 2019:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Bank Loan	$2,631,583	$579,150	$2,052,433	$—	$—
Operating lease commitment	95,846	95,846	—	—	—
Construction in progress	3,236,145	3,236,145	—	—	—
Total	$5,963,574	$3,911,141	$2,052,433	$—	$—

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with accounting principles generally accepted by the United States of America (“U.S. GAAP”), which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there was no material changes made to the accounting estimates and assumptions in the past three years, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Revenue recognition

On May 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606 Revenue from Contracts with Customers, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that may result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

Revenue is recognized when obligations under the terms of a contract with the Company’s customers are satisfied. Satisfaction of contract terms occur with the transfer of title of the Company’s products to the customers. Net sale is measured as the amount of consideration the Company expects to receive in exchange for transferring the goods to the wholesaler and retailers.

The amount of consideration the Company expects to receive consists of the sales price adjusted for any incentives if applicable. Such incentives do not represent a standalone value and are accounted for as a reduction of revenue in accordance with ASC 606. Prior to the adoption of ASC 606, the Company’s policy was also to account sales incentives, if applicable, as a reduction of revenue in accordance with ASC 605-50. Therefore, there is no change as to how we account for sales incentives upon our adoption of ASC 606. For the years ended April 30, 2019 and 2018, the Company did not provide any sales incentives to its customers.

Incidental promotional items that are immaterial in the context of the contract are recognized as expense. Fees charged to customers for shipping and handling are included in net sales and the related costs incurred by the Company are included in cost of goods sold. In applying judgment, the Company considered customer expectations of performance, materiality and the core principles of ASC Topic 606. The Company’s performance obligations are generally transferred to the customer at a point in time. The Company’s contracts with customers generally do not include any variable consideration.

The Company’s revenue is primarily from the sales of ginkgo extract related products to wholesaler and retailers. Revenue is recognized when the merchandise is delivered and title is transferred. Revenue is reported net of all value added taxes (“VAT”). The Company does not routinely permit customers to return products and historically, customer returns have been immaterial.

Research and development expenses

Research and development expenses include costs directly associated with the Company’s research and development projects, including the cost of salaries and other employee benefits, testing expenses, consumable equipment and consulting fees. All costs associated with research and development are expensed as incurred.

Income Tax

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended April 30, 2019 and 2018. As of April 30, 2019, the tax years ended December 31, 2016 through December 31, 2018 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Noncontrolling interests

The noncontrolling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Noncontrolling interests in the results of the Company are presented on the face of the consolidated statements of income and comprehensive income as an allocation of the total income or loss for the year between noncontrolling interest holders and the shareholders of the Company.

Recently Issued Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In February 2016, the FASB issued ASU 2016-02,"Leases" to provide a new comprehensive model for lease accounting. Under this guidance, lessees and lessors should apply a "right-of-use" model in accounting for all leases (including subleases) and eliminate the concept of operating leases and off-balance sheet leases. This guidance is effective for annual periods and interim periods within those annual periods beginning after December 15, 2018. Early adoption is permitted. The Company is evaluating the impact on its consolidated financial statements.

In February 2018, the FASB has issued Accounting Standards Update (ASU) No. 2018-02, “Reclassification of Certain Tax Effects From Accumulated Other Comprehensive Income.” The ASU amends ASC 220, Income Statement — Reporting Comprehensive Income, to “allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act.” In addition, under the ASU, an entity will be required to provide certain disclosures regarding stranded tax effects. The ASU is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In March 2018, the FASB issued ASU 2018-05 — Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (“ASU 2018-05”), which amends the FASB Accounting Standards Codification and XBRL Taxonomy based on the Tax Cuts and Jobs Act (the “Act”) that was signed into law on December 22, 2017 and Staff Accounting Bulletin No. 118 (“SAB 118”) that was released by the Securities and Exchange Commission. The Act changes numerous provisions that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits and may additionally have international tax consequences for many companies that operate internationally. The Company does not believe this guidance will have a material impact on its consolidated financial statements.

On June 20, 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), with the exception of specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. In addition, the contractual term will be able to be used in lieu of an expected term in the option-pricing model for nonemployee awards. The new standard is effective for us on January 1, 2019. Early adoption is permitted, including in interim periods, and should be applied to all new awards granted after the date of adoption. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

Business

Overview

We are a provider of a variety of proprietary natural health and nutrition products derived primarily from ginkgo. We are dedicated to helping people improve their health and wellness through use of our products containing different ingredients extracted from ginkgo fruits and leaves. Our business operations and product distributions are primarily conducted in the People’s Republic of China (“PRC” or “China”). We sell our products mainly through our licensed independent distributors, and to a lesser extent, to other wholesalers and individual consumers directly. We expect to expand the distribution of our products into international markets in the future through new business and distribution models.

We currently offer a total of approximately 26 products, and our product offerings have evolved over our company history. Our core lines of products include the following five categories:

•	Nutraceutical products, including ginkgo powdered drink and various dietary supplements;

•	Cosmetic products containing ginkgo ingredients and various household essential products;

•	Liquor products, including three types of ginkgo-infused liquor;

•	Edible oil products, including two blended types of ginkgo edible oil; and

•	Other household products, including one type of ginkgo mattress and a soda water product.

We periodically refine our products and introduce new products and product categories. Our own R&D team has developed all of our products we manufacture. We hold an invention patent on ginkgo edible oil and an invention patent on ginkgo essence oil.

We manufacture some of our products at our manufacturing facility in Pizhou, Jiangsu Province, a strategically located transportation hub bordering four provinces in the east-central China. Jiangsu Province is the fifth most populous and the most densely populated of the 23 provinces in China. Currently we possess the capabilities for ginkgo blended edible oil production, liquor spirit infusion, encapsulation, powders, finished goods packaging, laboratory testing, warehousing and distribution. In addition to production at our Pizhou manufacturing facility, we also contract with third parties to manufacture some products that we distribute. There is no seasonality of our business.

Our product sales traditionally have been, and are expected to continue to be, made predominately through independent distributors in China. We believe our distribution model is the best suitable method for us for the marketing and sale of our products because it leverages the resources and personal contact among our licensed independent distributors and their retail customers, without incurring significant distribution costs on us. We actively support our distributors by providing marketing materials, a well-managed fulfillment system, and ginkgo-related health and wellness educational and training programs. We also make a relatively small percentage of sales to wholesalers and individual consumers.

We have achieved rapid growth since we launched our first production line in 2008, and with the exception of fiscal 2019, our growth in the recent years had been especially significant. For example, our gross revenue increased by $12.1 million, or 82.3%, from approximately $14.7 million in fiscal year 2017 to approximately $26.8 million in fiscal year 2018. Our gross profit increased by $8.8 million, or 76%, from approximately $11.6 million in fiscal 2017 to $20.4 million in fiscal 2018. Our net income increased by $7.5 million, or 102.3%, from approximately $7.4 million in fiscal 2017 to $14.9 million in fiscal 2018.

During fiscal 2019, mainly due to weak consumer confidence affected by the negative publicity caused by a recent product scandal of another company in China’s nutraceutical products industry, our gross revenue decreased by $8.8 million, or 32.7%, from approximately $26.8 million in fiscal year 2018 to approximately $18.0 million in fiscal year 2019. Our gross profit decreased by $6.8 million, or 33.3%, from approximately $20.4 million in fiscal 2018 to $13.6 million in fiscal 2019. Our net income decreased by $6.6 million, or 44.6%, from approximately $14.9 million in fiscal 2018 to $8.3 million in fiscal 2019. We expect impact of this product scandal to be temporary as demands for quality nutraceutical products in China are enormous. We believe that our sales will improve in the near future as we continue to diversify our product mix, including shifting our focus from capsule products to promoting our new series of gingko nutrition powder products.

We are taking the following measures to mitigate the negative impact of the Quanjian scandal on our operation results:

•	We have been diversifying our product offerings and optimizing our product structure to adapt to the new market trend and to target new consumers. We have invested in the research and development of new series of ginkgo nutrition powder drink products, which we expect to launch in March 2020. In addition, our liquor products have proven to be successful and has generated significant increase in sales from approximately $1.0 million in fiscal year 2018 to $5.6 million in fiscal year 2019. Based on such a favorable performance, we continue to promote our liquor products. In fiscal 2019, our newly launched mattress products also contributed $1.6 million to sales. Furthermore, we are expanding our cosmetic and household product customer base targeting female consumers.

•	We are in the process of opening online stores on well-known Ecommerce platforms, such as Taobao, JD.com, Pinduoduo and Alibaba, to capture the market opportunities of increasingly popular online sales to adapt to consumers’ new shopping behavior.

•	We are also expanding sales channels by working with potential new and existing independent distributors and opening new stores selling Baikang brand products. Our independent distributors are planning to open more than two dozens of new stores throughout different parts of China by the end of 2020.

•	We are adding new production lines for our edible oil products, which will enable us to better control product quality and increase the efficiency of our supply chain. Production on the new production lines is expected to begin in June 2020.

We believe the above measures will differentiate us from our competitors, help us to recover from the market slump and ensure our planned growth.

Corporate Structure and Reorganization

Baikang Biological Group Holdings Limited (formerly Jiahao Biological Group Holdings Limited, “Baikang”) was incorporated as a British Virgin Islands business company limited by shares under the BVI Business Companies Act of 2004 on November 2, 2017. Baikang was established to operate principally as a holding company. Baikang and its subsidiaries are collectively referred to as “we,” “our,” “us” or the “Company.” Upon formation, the authorized share capital of Baikang was US$1,000,000.00, divided into 100,000,000 Common Shares of par value $0.01 each. In connection with the formation of Baikang, 8,000,000 Common Shares were issued to Jinguo Li, our founder, Chairman of the board of directors and Chief Executive Officer. On May 23 2019, Baikang undertook a restructuring of its authorized and issued Common Shares whereby it effected a 10-for-1 stock split and immediately followed by a cancellation of 800,000,000 unissued shares. As a result, Baikang is authorized to issue 200,000,000 Common Shares of par value $0.001 each, and the number of the issued Common Shares was increased to 80,000,000 Common Shares of par value $0.001 each. In May through June, 2019, Baikang shareholders by resolutions effected two reductions of the number of issued Common Shares to 16,000,000 Common Shares. The Company’s share capital restructuring was completed and effectuated on June 26, 2019. As of the date of this prospectus, Baikang has authorized 200,000,000 Common Shares, par value $0.001 each, of which 16,000,000 Common Shares are issued and outstanding.

Jiahao International (HK) Limited (香港嘉豪国际有限公司) (“Jiahao HK”) was incorporated in Hong Kong on January 10, 2018 as a private company limited by shares. In a private company limited by shares — which is the most common way to establish a limited company in Hong Kong — the liability of members is limited by the articles of association to the amount unpaid on the shares held by such members.

Jiahao HK was first established as a holding company. The share capital of Jiahao HK is HKD 10,000, divided into 10,000 shares of HKD 1.00 each. We expect Jiahao HK will operate principally as a trading company in the near future and focus primarily on our product sales and distribution outside mainland China.

Jiangsu Baikang Bio-Tech Co., Ltd. (江苏佰康生物科技股份有限公司)(“Jiangsu Baikang”) was incorporated in China on August 10, 2006. Jiangsu Baikang was established as a ginkgo ingredient extraction and processing company and gradually transformed into a ginkgo product developer, manufacturer and marketer with diverse product offerings. Jiangsu Baikang has US$48 million in registered capital.

Jiangsu Baijiale Oil Crop Co., Ltd. (江苏佰嘉乐油脂有限公司) (“Baijiale”) was incorporated in China on December 25, 2015. Baijiale was established principally to develop and manufacture edible oil products containing ginkgo oil and peanut oil or walnut oil. Baijiale has RMB 10 million in registered capital.

Jiangsu Baikang Purification Engineering Equipment Co., Ltd. (江苏佰康净化工程设备有限公司) (“Baikang Purification”) was incorporated in China on July 8, 2016. Baikang Purification was established principally to manufacture, distribute, install and service purification equipment, and develop and promote purification equipment manufacturing technologies. Baikang Purification has RMB 10 million in registered capital.

Pizhou Linhai Ginkgo Industry Research Institute Co., Ltd. (邳州市林海银杏产业研究院有限公司) (“Linhai Research”) was incorporated in China on August 1, 2017 by an unrelated third party and has had limited operations since its inception. We acquired Linhai Research on March 1, 2018 with the purpose of furthering our R&D capacity. Linhai Research is a ginkgo products research, production technology development, promotion, application and consulting company. Linhai Research has RMB 2 million in registered capital.

The reorganization of the Company’s legal structure was completed in August 2018. The reorganization involved the incorporation of Baikang, a BVI business company, and Jiahao HK, a Hong Kong holding company; a transfer of the equity interests in Jiangsu Baikang to Jiahao HK from Jiahao Pharmaceutical (China-Australia) Limited (嘉豪(中澳)药业股份有限公司) (“Jiahao Australia”); a transfer of the equity interests in Jiahao HK from our largest shareholder, Mr. Li, to Baikang; and a transfer of the equity interests in Baijiale and Baikang Purification from the largest shareholder to Jiangsu Baikang. Jiahao Australia is a privately-held Australian corporation and controlled by the largest shareholder.

In connection with the formation of Jiahao HK, all authorized 10,000 shares were issued to Shih-Chang Chen. Mr. Chen held his shares in Jiahao HK on behalf of the largest shareholder in preparation for the subsequent transfer to Baikang while Jinguo Li continued to exercise the actual control of such shares. After the interim transfer, the shares in Jiahao HK were transferred to Baikang on March 19, 2018.

Prior to the completion of the reorganization, Jiahao Australia and individual shareholders owned 99.86% and 0.14%, respectively, of the equity interests in Jiangsu Baikang, a majority foreign-owned joint venture company in PRC. In March 2018, Jiahao Australia transferred all of its equity interests to Jiahao HK such that Jiahao HK became the owner of 99.86% of the equity interests of Jiangsu Baikang and two individual shareholders hold the remaining 0.14% equity interests. On August 2, 2018, Mr. Li transferred his equity interests in Baijiale and Baikang Purification to Jiangsu Baikang. As a result, both Baijiale and Baikang Purification became wholly-owned subsidiaries of Jiangsu Baikang. On November 26, 2018, one of the then minority shareholders of Jiangsu Baikang transferred all of the 0.11% of Jiangsu Baikang shares he owned to Mr. Li and as a result, Mr. Li became an 0.11% direct shareholder of Jiangsu Baikang. On February 28, 2019, Jiangsu Baikang acquired all of the equity interest in Linhai Research from an unrelated third party such that Linhai Research became a wholly-owned subsidiary of Jiangsu Baikang.

At the completion of these transactions, eight shareholders hold all of the issued and outstanding Common Shares of Baikang, and (i) Baikang holds 100% of the equity of Jiahao HK; (ii) Jiahao HK holds 99.86% of the equity of Jiangsu Baikang; and (iii) Jiangsu Baikang holds 100% of the equity of Baijiale, Baikang Purification and Linhai Research. By virtue of these ownership relationships, Baikang is the parent, directly or indirectly, of each of Jiahao HK, Jiangsu Baikang, Baijiale, Baikang Purification and Linhai Research, and the five entities’ financial results are consolidated with those of Baikang.

Below is a chart representing our current corporate structure:

Our registered office in the British Virgin Islands is at Vistra (BVI) Limited, Vistra Corporate Services Centre, Wickham's Cay II, Road Town, Tortola, British Virgin Islands, telephone +1 (284) 852-3810.

Our Competitive Strengths

We believe we possess the following strengths that are the keys to our past success and future growth:

Ginkgo-Focused Products and Health Science. All but a few of our products contain ginkgo ingredients. Built upon our extensive experience in producing high quality ginkgo extracts for pharmaceutical and nutraceutical companies in the early years of our operation, we utilize ginkgo-focused nutrition science and the traditional Chinese medicine theory as the bases for formulating our products. Our products focus on the health benefits of our basic ginkgo ingredients, balanced with vitamins, minerals and herbs from other types of plants.

In-House Production Capacity. We produce all of our ginkgo edible oil and ginkgo liquor, as well as ginkgo powdered drinks, all of which we consider our core products, at our operating facility in Pizhou. Among our self-produced products, ginkgo edible oil series have been recognized as a top ranking product in the ginkgo oil product segment in China’s competitive edible oil market for its advanced extraction technology and equipment, according to the ginkgo industry report published by the China Academy of Industry Economy Research (CIRN). We obtained two invention patents and a number of awards and recognition as the result of our development of the ginkgo oil products. We outsource production of dietary supplements and cosmetic products to better utilize third party manufacturers’ resources. We believe our in-house manufacturing capabilities enable us to leverage our strengths, maintain the control and enhancement of product formulas and ingredients, and optimally utilize our proprietary technology and manufacturing processes.

Effective Distribution Channels. We use a variety of distribution methods to sell our products in China. The vast majority of our sales have been made through independent distributors. We believe our distribution model is the best suitable method for us for the marketing and sale of our products because it utilizes the resources and personal contact among our licensed independent distributors and their retail customers. Such a sales model helps enhance the education of the health benefits of our products to consumers and collect feedback for us to improve our products. It is also an effective advertising channel for our products because of the distributors’ retail customer bases.

Experienced Management Team. Our management team is led by our founder, Chairman and CEO, Mr. Jinguo Li, an industry expert on ginkgo products. Mr. Li started our company and created the “Baikang” brand with the vision of building our Company into a prominent high-tech company in the health and wellness industry with diverse product offerings. Other members of our senior executive team are experienced in their areas of concentration, including manufacturing, marketing and sales, operations, financial management and cross-border business development.

Our Business Strategy

Our vision is to build our company as a health management platform focusing on health and wellness preservation and the prevention, control and medical treatment of the “three-high” chronic diseases (i.e., high blood pressure, high cholesterol and high glucose) through endogenous and episodic expansions in the mid to long term. Our objective in the mid-term for the next five years is to leverage our strengths in distribution channel and scale, science and technology, and operational management via synergistic business combinations to increase our brand value, profit-making capacity and cash flows.

Increase Existing Market Penetration, Expand into New Markets and Diversify Sales Models. We have historically focused, and expect to continue to focus, on our product distribution in the Chinese domestic market. We will increase the number of independent distributors and diversify our sales channels, as well as provide additional services and support to our independent distributors, in order to achieve a deeper market penetration. Meanwhile, we plan to expand our sales into the international markets, including the United States, in the mid-term. In addition to our offline sales through independent distributors, we will actively explore the online platform and promote sales on the leading e-commerce marketing and sales channels.

Increase Brand Recognition and Product Appeal to Broader Demographic. We believe Baikang is a well-recognized brand name in the ginkgo-based product industries in China. We expect to make additional marketing investment to increase our product and brand awareness among consumers in China. While today’s consumers may have access to a variety of information, many consumers remain inadequately informed of the potential health benefits of botanical-based food, personal care and household essential products, and ginkgo-focused health products are still unknown to most consumers. Our main customer base has been older individuals searching for healthier food and dietary supplement solutions. We plan to expand our core customer base by diversifying sales models, expanding e-commerce sales, and increasing investment in the development and distribution of products appealing to younger generations interested in a healthy lifestyle.

Substantially Increase R&D Investment, Introduce New Talents, and Further Diversify Production Offerings. Based on our current ginkgo health food and household essential products, we intend to diversify our future product offerings focusing on products with the chronic disease prevention and intervention effects. As a provider of natural health food, supplements and home essential products, we consider it important to continue to invest in the research and development of new products. We will focus our R&D efforts on new ginkgo oil product series, while continue to develop new products in the herbal liquor, herbal cosmetics and household essential product categories.

We plan to implement our mid-term operation strategy though a three-step plan. In step I, we aim our product development at new ginkgo oil series product quality enhancement and sales increase. In step II, we plan to increase recruitment of highly trained professionals and industry experts to increase our management and operational efficiency and resource utilization. Going forward, we expect to further diversify our product offerings with an emphasis on launching new function products. We may explore operational expansions through mergers and acquisitions or majority interest acquisitions of the assets with strong synergies and being compatible to our own growth strategy. In step III, we will complete the building of an integrated health management platform and achieve the transition of technicalization, management systemization, channelization and platform effect.

Our Industry

Ginkgo and Dietary Supplements

In 2017, the total sales revenue of all kinds of ginkgo drugs, ginkgo dietary supplements and ginkgo cosmetics in the world exceeded $10 billion. We are a company focused on ginkgo nuts and ginkgo leaf extract, a subset of China’s ginkgo industry. We produce and/or sell blended oil, liquor, nutraceutical products, and cosmetic products containing ginkgo ingredient. Accordingly, we provide below a brief overview of ginkgo and those elements of China’s ginkgo industry, insofar as they have an effect on the dietary supplement industry in general and our company’s business in particular, according to a news report.

Ginkgo

Ginkgo is also known as ginkgo biloba, the ginkgo tree or the maidenhair tree. The terms ginkgo biloba, ginkgo extract, or ginkgo biloba extract are often used by the public to mean ginkgo leaf extract. For purposes of this prospectus, we refer to “ginkgo” as the ginkgo tree and “ginkgo leaf extract” as the extract of ginkgo leaves.

Native to China, ginkgo is widely cultivated, and was cultivated early in human history. It is regarded as a “living fossil” because of the species’ uninterrupted existence for approximately 270 million years without changes and for being the oldest tree in the world, with no living relative in existence. Ginkgo trees are large trees, normally reaching a height of 20-35 m (66-115 ft.), with some specimens in China being over 50 m (160 ft.). At least in cultivation, ginkgo is a relatively shade-intolerant species that grows best in environments that are well-watered and well-drained.

Ginkgo has a long history in traditional Chinese medicine. Historically, members of the royal court were given ginkgo nuts to treat senility. Other historical uses for ginkgo were for treating asthma, bronchitis, and kidney and bladder disorders.

Pizhou City, where our headquarters and manufacturing facility are located, has a long history of growing ginkgo trees and is the famous hometown of noted for its ginkgo throughout China. The ginkgo forests of the whole city occupy approximately 82,000 acres with the total planting of 19 million ginkgo trees and seedlings of 250 million. In December 2010, China's General Administration of Quality Supervision, Inspection and Quarantine (or AQSIQ, a ministerial-level department in China in charge of certification and accreditation among other matters) implemented the protection of geographical indication products on ginkgo within Pizhou area. It indicates the premium quality of Pizhou ginkgo.

Ginkgo Tunnel in Pizhou City	Ginkgo Planting Base

Ginkgo leaves

Most commonly, dried ginkgo leaf is powdered to create a dry extract known as gingko leaf extract (or ginkgo biloba extract or GBE). Today, GBE 761 is the current standardized extract of ginkgo leaves and is a well-defined product containing approximately 24% flavone glycosides and 6% terpene lactone. Ginkgo leaf extract is a popular nutritional supplement and one of the top-selling herbal medicines. Ginkgo leaf extract has an antioxidant action as a free radical scavenger (a substance that helps protect human cells from certain damage), a relaxing effect on vascular walls, an antagonistic action on platelet-activating factor, an improving effect on blood flow or microcirculation, and a stimulating effect on neurotransmitters. Ginkgo leaf extract also exerts an anti-inflammatory effect on cells by suppressing the production of active oxygen and nitrogen. Ginkgo leaf extract inhibited the increase in the products of the oxidative decomposition low-density lipoprotein, reduced the cell death in various types of neuropathy, and prevented the oxidative damage to mitochondria, suggesting that ginkgo leaf extract exhibits beneficial effects on neuron degenerative diseases by preventing chronic oxidative damage.

However, a toxin called “ginkgolic acid” is found in ginkgo leaves. It has been reported to induce contact dermatitis. Ginkgo leaf extract can also interact with some medications and can cause side effects. Side effects of ginkgo leaf extract include headaches, upset stomachs, and allergic skin reactions. On the other hand, for healthy adults, ginkgo leaf extract appears to be safe when taken orally in moderate amounts. The toxic feature of ginkgo leaves may cause negative effects to consumers of our dietary supplement products containing ginkgo leaf extract. For more details about the toxic effects of ginkgo leaves, see “Risk Factors—Risks Related to Our Business and Industry—The toxic feature of ginkgo leaves and ginkgo fruits could have a material adverse effect on us.”

Among sixteen dietary supplements we sell, ten of them contain ginkgo leaf extract. According to news reports, as of July 2015, in China there were 157 manufacturers using ginkgo leaf extract to produce dietary supplements, and as of March 2018, in China there were over 300 manufacturers in the ginkgo processing industry producing mainly ginkgo leaf extract and related products, including medicine, dietary supplements, cosmetics, food, drinks and so on.

Ginkgo fruits

Ginkgo fruits contain the nuts of the ginkgo plant. Ginkgo nuts are particularly esteemed in Asia, and are a traditional Chinese food. Ginkgo nuts are used in congee, a rice porridge popular in Asia, and are often served at special occasions such as weddings and the Chinese New Year as part of the vegetarian dish called Buddha's delight. In Chinese culture, they are believed to have health benefits; some also consider them to have aphrodisiac qualities.

Ginkgo fruits have four layers: the outer fleshy seed coat, a middle stony seed coat, an inner fleshy seed coat, and endosperm. The endosperm is the tissue surrounding the embryo and provides nutrition in the form of starch. For purpose of this prospectus, we use “ginkgo nut” to refer to the part with middle stony seed coat, inner fleshy seed coat, and endosperm.

The outer fleshy seed coat and the raw seed kernel contains a poisonous substance which can cause indigestion and dermatitis. The symptoms include irritation of the skin following contact with juice of the seed pulp; irritation of lips, mouth, and throat and stomach pain, nausea, and diarrhea after eating pulp. For more details about the toxic effects of ginkgo fruits, see “Risk Factors—Risks Related to Our Business and Industry—The toxic features of ginkgo leaves and ginkgo fruits could have a material adverse effect on us.”

Ginkgo nuts can be used to distill liquor, extract oil and fill the hard gelatin capsules after being crushed into as powder. We have conceived the following chart illustrating the environment-friendly chain of procedure and ways to process ginkgo fruits, either by us or by third parties:

Environment-friendly usage of ginkgo fruits

We purchase and use ginkgo nuts to produce ginkgo essence oil. We use the remaining ginkgo nut powder after the ginkgo essence oil is extracted, to produce ginkgo powdered drink or provide it to third party manufacturers to create ginkgo spirit base. Previously we also used it to fill the hard gelatin capsules. However, the quantity of the remaining ginkgo nut powder is very limited because the extraction process consumes a lot of ginkgo nut powder.

When we supply the remaining ginkgo nut powder after the ginkgo essence oil is extracted to the third party manufacturers for them to create ginkgo spirit base for us, after the ginkgo spirit base is created, we own the remained ginkgo substance and sell it as biological forage.

Dietary Supplements

China is the main market for all of our products, including the dietary supplements. China is home to the world’s largest population of seniors. By the end of 2017, according to a news report, there were more than 241 million people older than 60 in China, representing 17.3 percent of the country's total population. The China National Committee on Aging (CNCA) projected in February 2018 that the figure is expected to peak at 487 million, or nearly 35 percent, around 2050. It is generally accepted that a country has reached what is known as an “aging society” when its share of citizens aged over 60 hits 10 percent.

Life expectancy of Chinese residents has extended from 67.8 years old in 1990 to 76.3 years old in 2015 according to the Zhongshang Industry Research Institute. The relevant longer life expectancy extends the consumption periods of consumers, increases the frequency of purchasing dietary supplements and promotes the demands of dietary supplements in general.

In 2014, the size of the Chinese dietary supplement market reached RMB 100 billion according to a news report. In 2017, this figure reached almost RMB 150 billion. The Zhongshang Industry Research Institute, an unrelated third-party commercial industry research consulting organization in China, expects that the size of Chinese dietary supplement market will reach RMB 181.6 billion in 2020. China may soon overtake the US as the largest nutritional products market in the world thanks to rising health awareness among the Chinese population and the country’s growing per capita GDP.

The average gross margin of dietary supplement manufacturers in China can be over 40%, and the average net gross margin is between 15% to 20%. The high profit, uneven supervision, low bar to enter the industry cause many mid and small size enterprises to enter this industry. According to 2017 Annual Report of Food and Drug Supervision Statics, there were about 2,317 dietary supplement manufacturers in China in 2017, most of which are mid and small sized enterprises.

The total sales revenue of the top 20 enterprises represents only 38.6% of the market, and there are many smaller size, infamous local enterprises on the other end of the market. Because the market concentration is low, and top companies do not dominate the market, we have a lot of business opportunities.

Our Products

We manufacture and sell a wide range of health food and other products containing ginkgo or other plant-based ingredients. We group our products into the following five categories:

Product category	Product	Manufacturer	Trademark/Brand
1. Nutraceutical Products	Ginkgo Powdered Drink	Company	Baikang, Sumao
	Dietary Supplements	Company	Baikang, Sumao
	Dietary Supplements	Shandong Senjian Biotechnology Development Co., Ltd.	Sumao, Niushijian/Yinmai
2. Cosmetic and Household Essential Products	Beziya Skincare Gift Set(1)	Guangzhou Pinjue Biotechnology Co., Ltd.	Beziya
	Qingzhi Skincare Products(2)	Guangzhou Pinjue Biotechnology Co., Ltd.	Qingzhi
	Qingzhi Household Essentials(2)	Guangzhou Pinjue Biotechnology Co., Ltd.	Qingzhi
3. Liquor Products	Ginkgo-Infused Liquor	Company	Baikang
4. Edible Oil Products	Blended Ginkgo Edible Oil	Company	Xing Hao You Ni
5. Other Household Products	Ginkgo Mattress(3)	Jiangsu Juxiansheng Health Technology Co., Ltd.	Juxiansheng
	Kangbojue Soda Water(4)	Jiangsu Kangbojue Biotechnology Co., Ltd.	Kangbojue

(1)	We purchase this product from Jiangsu Baiziya Cosmetics Co., Ltd., a related party.
(2)	We purchase this product from Qingzhi (Shanghai) Daily Necessities Co., Ltd., an unrelated party.

(3)	We purchase this product from Jiangsu Juxiansheng Health Technology Co., Ltd., an unrelated party.

(4)	We purchase this product from Jiangsu Kangbojue Biotechnology Co., Ltd., an unrelated party.

1. Nutraceutical products

Our nutraceutical products include ginkgo powdered drink produced by us and dietary supplements produced by a third party.

(1) Ginkgo powdered drink

We produce and sell two kinds of ginkgo powdered drink: ginkgo nutrition powder and ginkgo crystal granules. Both can be consumed after pouring boiled water. Our ginkgo crystal granule product has been recognized by Jiangsu Province Science and Technology Department, a provincial government agency, as a High-tech Product.

Ginkgo Nutrition Powder

Ginkgo Crystal Granules

(2) Dietary supplements - produced by Senjian

We cooperate with a third party manufacturer, Shandong Senjian Biotechnology Development Co., Ltd. (“Senjian”), to produce the following products. These products bear both the Senjian’s trademark and our trademark “Sumao” in Chinese. We are the exclusive nationwide distributor of this series of products. Senjian is responsible for the quality of these products.

Niushijian Ginkgo Soft Capsules	Yinmai Ginkgo Leaves and Kudzu Capsules

Niushijian Gulijian Soft Capsules	Niushijian Oubangni Soft Capsules

Niushijian Kelie Soft Capsules	Yinmai Ginkgo Leaves, bitter gourd, astragalus and chromium yeast tablets

In addition, in the fiscal years ended April 30, 2018 and 2017, we produced a number of dietary supplements in hard gelatin capsules under food category using a food production permit. These products include Ginkgo Essence Capsules, Garlic Essence Capsules, Ginkgo Natural Lehuo Calcium, Ginkgo Cordycep Capsules, Ginkgo Garlic Powder Capsules, Ginkgo Ganoderma Capsules, Ginkgo American Ginseng Capsules, Ginkgo Bone Health Capsules and Kangyijian Capsules (herbal products for kidney). For those products with ginkgo in the name, we used ginkgo nut powder as the filler and add ginkgo leaf extract. Due to a policy change, we are required to have a production permit for dietary supplements to produce these products. Currently we are in the application process; thus, we haven’t been able to produce these products since February 2018. For potential risks, see “Risk Factors – Risks Related to Our Business and Industry – We may be unable to obtain, retain or renew required permits, licenses or approvals for our business operations.”

2. Cosmetics and household essential products

(1) Beziya skin care gift box

We sell Beziya skin care gift boxes which contain facial cleanser, toner, serum, lotion, cream and eye cream. We purchase this product from Jiangsu Baiziya Cosmetics Co., Ltd., a related party, which commissions Guangzhou Pinjue Biotechnology Co., Ltd. (“Pinjue”), an unrelated third party, to manufacture these products and to attach the labels of the Beziya brand name.

Beziya Skin Care Gift Box

(2) Ginkgo skin care products

We sell the following skin care products with ginkgo essence oil: (i) Ginkgo Brightening Mask, and (ii) Ginkgo Hydration Mask. These products are manufactured by Pinjue and sold by Qingzhi (Shanghai) Daily Necessities Co., Ltd. (“Qingzhi”), a third party, to us. We provide the ginkgo essence oil produced by us to Pinjue to add to these products.

Ginkgo Brightening Mask	Ginkgo Hydration Mask

(3) Ginkgo household essentials

We sell household products, some of which contain ginkgo essence oil. These products are manufactured by Pinjue and sold by Qingzhi to us. These products include shampoo, conditioner, shower gel, hand soap, laundry detergent and dish detergent. We provide the ginkgo essence oil produced by us to Pinjue to add to the shampoo, conditioner, shower gel and hand soap.

Ginkgo Shampoo	Ginkgo Conditioner	Ginkgo Shower Gel

Ginkgo Hand Soap	Laundry Detergent	Dish Detergent

3. Liquor products

Our liquor products include three kinds of ginkgo-infused liquor, or “Baijiu” in Chinese. Baijiu, a clear liquor made primarily from sorghum or rice and aged in terra-cotta barrels, is the national drink of China. The majority of liquor drinkers are those in their age of 40s and up.

All of our liquor products contain substance of ginkgo and another herb or plant: goji, burdock or ginseng. Our liquor consumers generally believe our liquor products to have health benefits and thus like to call them “medicinal liquor” because they contain substance of herbs and plants that are widely viewed as having medicinal effects. The alcohol by volume of each product is 30%.

Ginkgo and Goji Liquor	Ginkgo and Burdock Liquor	Ginkgo and Ginseng Liquor

4. Edible oil products

We began selling these products in the fiscal year ended April 30, 2018. All of our edible oil products are blended types of edible oil containing ginkgo essence oil. We extract ginkgo essence oil from ginkgo nuts, and then mix the ginkgo essence oil with peanut oil or walnut oil that we purchase from third parties to produce the finished blended oil products.

We have established our own production standard of ginkgo essence oil. We have two patents for our “Xing Hao You Ni” brand ginkgo edible oil products. Our trademark applications for “Xing Hao You Ni” are pending.

Our consumers buy our ginkgo edible oils because they believe these products may:

•	Improve memory and eye sight;

•	Assist adjust blood fat;

•	Help vitamin absorption;

•	Facilitate protein anabolism;

•	Strengthen immunity and promote growing;

•	Soften skin and slow cellular aging.

Ginkgo and Peanut Edible Oil Gift Package	Ginkgo and Walnut Edible Oil Gift Package

Ginkgo and Peanut Edible Oil 4.8L	Ginkgo and Peanut Edible Oil 1.5L

5. Other household products

(1) Ginkgo mattresses

Ginkgo mattress is our newly added product category and we began selling this product in 2018. It is a memory foam mattress product manufactured by a third party, Jiangsu Juxiansheng Health Technology Co., Ltd (“Juxiansheng”). We produce ginkgo extracts from ginkgo nuts and leaves and supply ginkgo extracts to the manufacturer for using in making specially designed fabrics for the mattress. We market ginkgo mattress as anti-mite, antibacterial and anti-mold. We may in the future also sell other bedding products, such as pillows and sheets.

(2) Soda water

We began selling soda water in 2018. We purchase the product from its manufacturer, Jiangsu Kangbojue Biotechnology Co., Ltd. During fiscal year 2019, we only generated a relatively small amount of sales from soda water.

Ginkgo Mattress	Soda Water

New Product Development

We believe a key driver of customer traffic and purchases is the introduction of new products. We try to identify changing customer trends through conducting market research to assist in the development, manufacturing and marketing of our new products. We develop products through the collaborative efforts of our dedicated development team. During the years ended April 30, 2018  and 2019, we began selling a number of new products, including those manufactured by us and manufactured by third parties.

Currently we are developing a number of new products, including new series of ginkgo powdered drinks, such as ginkgo enzyme powder, ginkgo maca powder, ginkgo peptide powder, ginkgo cordyceps powder, and ginkgo flaxseed meal powder, and ginkgo blended oil, such as ginkgo and sunflower seed edible oil and ginkgo and flaxseed edible oil. We expect to begin testing production before scheduled mass production and sale of some products in the second half of fiscal 2020.

Product Marketing and Distribution

Customers

We sell our products primarily through independent distributors and, to a lesser extent, to other wholesalers and individual consumers. We estimate that the majority of end users of our products are middle-aged and older population generally considered comprising individuals of over forty years of age in China.

Independent distributors

We consider sales to independent distributors the most important distribution channels for us. The vast majority of our sales traditionally has been, and is expected to continue to be, made through independent distributors in China. Under our independent distributorship model and pursuant to our agreements with the independent distributors, we grant the right to a distributor in a locality to sell our products for 5 years and provide after-sale services exclusively within a geographically designated area. Independent distributors are required to adhere to our product distribution policies and procedures in accordance with the sales agreements and/or arrangement with us. The independent distributor purchases our products at wholesale prices, pay for products prior to shipment, and sell our products to their retail customers. After our sales to the independent distributors, the products may not be returned or refunded, regardless whether our independent distributors are able to sell all the products they purchase from us, except that defective products may be returned and refunded. We do not pay a sales commission or other compensation to our independent distributors, except that we may reimburse costs our independent contractors incur associated with special promotion activities.

Our independent distributors are generally small business owners and entrepreneurs who believe in our products and desire to earn income by building a business of their own. Many of our independent distributors are attracted by the opportunity to sell our unique natural health products without incurring significant start-up costs. Most of our independent distributors have established their own retail distribution channels including selling our products to their regional-level distributors, other businesses such as beauty salons and pharmacies, and individual consumers. While not obligated to do so, we actively support our distributors by voluntarily providing marketing materials, a well-managed fulfillment system, and ginkgo-related health and wellness educational and training programs.

We currently have 12 authorized independent distributors located in 8 provinces in China. Eleven of such independent distributors currently own their sales centers selling exclusively our products under the brand of “Baikang Health Life Center” (“Baikang Product Center”). We intend to contract with additional independent distributors in different provinces in China in the next several years and expect the new independent distributors to operate their sales centers under the Baikang brand which will further promote the distribution of our products.

A Baikang Product Center	A Baikang Product Center
in Jinzhou, Liaoning Province	in Jinzhou, Liaoning Province

A Baikang Product Center	A Baikang Product Center
in Datong, Shanxi Province	in Jinzhou, Liaoning Province

We believe our distributorship model has been the best suitable method for us for the marketing and sale of our products because it utilizes the resources and personal contact among our licensed independent distributors and their retail customers, without incurring significant cost to us.

Other Wholesale Customers

In addition to sales to independent distributors, we also make wholesales to specialty stores, other wholesalers and bulk purchase individual consumers. These customers purchase products directly from us at our wholesale prices. These customers generally do not order our products following a routine schedule. We believe these customers are a great source of advertising channel for our products and, because of their customer bases, they also validates the benefits of our products.

Online Sales

We recently started to accept orders for our products through our own website at http://www.chinabksw.com. We had initially posted information of our products online with the intent to advertise and promote our products and as a result, our online sales have been very limited. Going forward, we plan to actively explore the online platform and other e-commerce marketing and sales channels. We offer reserved telephone lines for our customers to ask questions or provide feedback. Our customer service representatives are available to assist customers in placing orders, answering questions, and processing payments. They receive extensive training about our products, product health benefits, product authenticity, customer service ethics and communication techniques.

For the fiscal year ended April 30, 2019, sales to our largest customer, Xuzhou Weijia, an independent distributor, accounted for approximately 46.7% of our total revenue. For the fiscal year ended April 30, 2018, sales to Xuzhou Weijia accounted for approximately 13.7% of our total revenue.

Marketing

We market our products through a number of different channels. Our Company and product information is posted on our website. We also advertise our products on high speed trains and on nationwide television and provincial television channels. Within the Jiangsu province, we advertise our products at train stations, on the billboards near the Grand Canal, and through sponsorship of local events, such as marathons and concerts.

“Baikang” Brand and Branded Products Showcased on High Speed Rails

Advertisements at Train Stations

Our independent distributors also market our products through their promotion and sales activities.

Competition

We compete with Chinese domestic and foreign manufacturers, distributors and marketers of natural health food and drink products, dietary supplements, and cosmetic products in China. The natural health food and dietary supplement industry is highly fragmented and competition for the sale of those products comes from many sources. Many of our competitors have better brand name recognition, a longer operating history, larger operational scales, more diverse product offerings, broader distribution channels and greater financial resources than we do. We do not believe it is possible to accurately estimate the total number or size of our competitors. We estimate the current China domestic market size of the health foods industry targeting cardiovascular, respiratory and digestive system health in which we compete is approximately RMB 95 billion per year.

We compete with large, well-known foreign and Chinese domestic companies in the natural health food and drink market. We intend to leverage our strengths in ginkgo-focused specialty products, R&D capabilities, advanced production technologies and equipment to compete with other companies.

Dietary Supplement Market

The dietary supplement market is highly fragmented and intensely competitive. Our competitors in this market segment include numerous well-known international and Chinese nutritional supplement companies, pharmaceutical companies, and food and beverage companies.

Our ginkgo biloba soft capsules compete with products of Hansen Medical, Guizhou Yiyi Pharmaceutical Co., Ltd. (益佰制药), Jiangsu Shenlong Pharmaceutical Co., Ltd. (神龙药业), Liaoning Shunanyi Tianran Pharmaceutical Ltd. (辽宁顺安怡天然药物厂), Sichuan Wanxian City Pharmaceutical Ltd. (四川万县市制药厂), Hebei Zunhua Pharmaceutical Ltd. (河北遵化制药厂), Yangzijiang Pharmaceutical Group (扬子江药业集团), Ningbo Lihua Pharmaceutical Ltd. (宁波立华制药有限公司), Shandong Lunan Pharmaceutical Ltd. (山东鲁南制药厂), Shenzhen Sanjiu Pharmaceutical Ltd (深圳三九医药股份有限公司),Guizhou Xinbang Pharmaceutical Ltd. (贵州信邦制药厂), Beijing Forth Pharmaceutical Ltd. (北京第四制药厂),Japanese Greenwave (日本Greenwave制药厂), Korean Dongfang Pharmaceutical Ltd. (韩国东方制药厂), France Ipsen (法国Ipsen制药厂), German Sobern Heim (德国Sobern Heim制药厂).

Our calcium supplements compete with Caltrate, By-Health, Nutrilite, Harbin Pharmaceutical Group Co., Ltd. (哈药集团), Maxorb Health Products (乐力), Dickie Direct (迪巧) and other manufacturers.

Ginkgo Nutrition Powder and Ginkgo Crystal Granules

Our competitors in this market segment include many internationally well-known manufacturers and distributors, such as Nutrilite, By-Health, Competitor (康比特), Met-Rx, Herbalife, GNC and Xingling Technology Ltd. (杏灵科技) .. We intend to compete with these larger companies by appealing to consumers the unique, believed health benefits of ginkgo ingredient contained in our products and leveraging our independent distributor model in China through in-person marketing and sales.

Cosmetics and Household Essential Products Market

Our cosmetics products compete with Guangzhou Aogu Biotechnology Co., Ltd.’s “Qianbaicao” ginkgo series cosmetics (广州澳谷生物科技有限公司), Shanghai Libaijia Cosmetics Co., Ltd.’s “Xiangboshu” ginkgo series cosmetics (上海利百加化妆品有限公司), and Beijing Tong Ren Tang Maierhai Biotechnology Co., Ltd.’s “Tong Ren Tang” ginkgo series facial masks (北京同仁堂麦尔海生物技术有限公司). We believe competition in our industry is based primarily on product quality and safety, innovation, product varieties, pricing, and customized services offered.

Ginkgo-Infused Liquor

Our competitors in the herbal liquor market segment are mainly Chinese domestic pharmaceutical companies, and a few of them are traditional Chinese medicine companies with a history dated back several thousands of years. Major competitors include Beijing Tong Ren Tang (同仁堂), Yunnan Dongjun Pharmaceutical (Group) Co., Ltd. (东骏药业), Dalian Fusheng Pharmaceutical Co., Ltd (富生制药), Kangmei Pharmaceutical Co., Ltd.(康美药业), Jinpai Brand Liquor by Jinpai Co, Ltd. (劲牌有限公司), Yantai Zhangyu Liquor Company’s Natural Chinese Herbal Liquor (烟台张裕葡萄酿酒公司), and Hainan Yedao Group Co., Ltd.’s “Coconut Island King” Natural Chinese Herbal Liquor (海南椰岛 (集团) 股份有限公司).

Ginkgo Edible Oil

We have received two patents on ginkgo edible oil. Currently there is no industry standard for ginkgo oil in China and we are in the process of petitioning for setting our company’s ginkgo oil standards as the industry standards in China. We believe we are a leading supplier of ginkgo oil in the Chinese edible oil market because of our ginkgo oil standards. In the edible oil market, our competitors include Nature’s Bounty, Puritan’s Pride, GNC, Linuolong (利诺龙) and Ziguang Biotechnology Development Co., Ltd. (威海紫光); however, our competitors’ products on the China market are non-ginkgo based edible oil products.

The dietary supplement and health food industry is highly competitive, and we expect the level of competition to remain high over the near term.

Ginkgo Mattress

Our ginkgo mattresses compete with products of Dunlopillo, Luolai Lifestyle Technology Co., Ltd. (罗莱家纺), Zhejiang Silibo Sleep Technology Limited (浙江丝里伯睡眠科技股份有限公司), A-Fontane Group Limited (香港雅芳婷集团), Jiangsu Bermo Home Textile Technology Co., Ltd. (江苏宝缦家用纺织品), Shanghai Eral Home Textile Co.,Ltd. (上海艾莱依家用纺织品有限公司), Shengzhen Fuanna Home Textile Household Products (深圳市富安娜家居用品), Mendale (湖南梦洁家纺股份), Shanghai LATEX (上海莱迪科斯实业有限公司), and Shengzhen Idee Monto Homeware Co., Ltd. (深圳埃迪蒙托居室用品). Although our competitors’ mattress products have better name recognition than our products, none of those products contain ginkgo and we believe our products are among the first ginkgo mattress products offered in China.

Our future competitive position for our products and manufacturing technologies will likely depend on, among other things, the following:

•	the continued acceptance of our products by our customers and consumers;

•	our ability to continue to manufacture high quality products at competitive prices;

•	our ability to protect our proprietary rights in our patents, proprietary technologies and know-how;

•	our ability to successfully diversify our product offerings;

•	our ability to expand;

•	our ability to attract and retain qualified personnel;

•	the effect of any future PRC governmental regulations, or foreign governmental regulations if we expand into international markets, on our products and business;

•	the results of and publicity from product safety and performance studies performed by research institutions and governmental agencies;

•	the continued growth of the global health food, dietary supplement and other industries in which we compete; and

•	our ability to respond to changes within the industry and consumer demands.

Raw Materials

We purchase our raw materials from a variety of suppliers. As we have a variety of options to supply us with raw materials for our products and the technical demands of preparing such raw materials are relatively low, we do not anticipate any material difficulties in obtaining raw materials to produce our products. We are not reliant on a single supplier for any of our raw materials, and we expect we would be easily able to replace any of our suppliers if we needed to do so.

Raw materials, including but not limited to ginkgo ingredients, constituted approximately 80% and 88% of the total cost of sales in the fiscal years ended April 30, 2019 and 2018, respectively. Our profit margin is high enough to absorb the normal fluctuations in the prices of our raw materials.

Our primary raw materials are ginkgo nut powder, ginkgo leaf extract, ginkgo nuts and vitamins. Our cost of raw material is impacted by fluctuations in the price of ginkgo leaves and ginkgo nuts. As we are located in Pizhou, the county-level city with the biggest area of ginkgo cultivation, we have access to abundant ginkgo raw materials.

We purchase ginkgo nuts from various companies to produce ginkgo essence oil. We purchase ginkgo leaves from local farmers and from the open market, mainly from the middle of May to the middle of September every year— the harvest season of ginkgo leaves.

Other principal raw materials we use include peanut oil, walnut oil, other herbs and herb extracts. These raw materials are generally available from a number of suppliers.

For the fiscal year ended April 30, 2019, one supplier accounted for approximately 71.0% of the total purchases. For the year ended April 30, 2018, one supplier accounted for approximately 16.7% of our total purchase.

Our Equipment

Our facilities in Pizhou have a variety of types of equipment to produce ginkgo essence oil, ginkgo blended oil, ginkgo-infused liquor and ginkgo powered drink. We also have the equipment to examine the raw materials and to inspect the products. In all, the equipment at our factory was valued at approximately $0.6 million and $0.7 million as of April 30, 2019 and 2018, net of accumulated depreciation costs, respectively. In the fiscal years ended April 30, 2019 and 2018, we invested approximately $0.1 million and $0.1 million, respectively, in equipment for our operations.

The following pictures display some of our advanced equipment.

Automatic Drying Machine	Soft Capsules Shape Setting Tumble

Extraction Workshop	Automatic Filling Machine

Film Evaporation Machine	Extraction by Supercritical Carbon Dioxide

Our Manufacturing Process

Production of Ginkgo Essence Oil and Ginkgo Edible Oil

We produce ginkgo essence oil which is an important ingredient for our ginkgo edible oil, skin care products and household essentials. We use supercritical carbon dioxide, a fluid state of carbon dioxide, to extract the ginkgo essence oil from ginkgo nuts. It helps preserve as much nutrition as possible. We have received two patents for our ginkgo essence oil and ginkgo edible oil product and are applying for more relevant patents.

Here is our major production process for the ginkgo essence oil:

Extraction by supercritical carbon dioxide	Refining workshop	Automatic filling

Our ginkgo essence oil is mainly used to produce ginkgo edible oil. Here is the process of producing ginkgo edible oil:

Production of Ginkgo-Infused Liquor

We purchase ginkgo spirit base and other herbs separately from third party manufacturers in order to produce final ginkgo-infused liquor.

Major raw materials	Ginkgo spirit base, herbs such as goji, dried burdock slices and ginseng

Main Equipment	Liquid filling machine, capping machine

Production of Ginkgo Powdered Drink

We purchase ginkgo nut powder which is combined with milk powder and other materials to produce ginkgo powdered drink. In ginkgo crystal granules, we also add ginkgo leaf extract.

Major raw materials	Ginkgo nut powder, ginkgo leaf extract and milk powder

Main Equipment	Through mixing machine, packaging machine

Our Quality Control

Certain portions of the products that we sell are manufactured by us in Pizhou City, Jiangsu Province, China. We have implemented stringent quality control procedures to ensure our production is in strict compliance with our stringent specifications and standards. For the products that we do not manufacture but we sell, according to PRC law, in general, the manufacturers are responsible for and liable for the quality of those products. We, as the seller, may be liable under limited circumstances. For more details, see “Risk Factors — Risks Related to Doing Business in China — We are exposed to substantial risks associated with the distribution of products manufactured by third parties.”

Quality Certificates

We have received the following certificates showing our quality management systems have met certain international standards.

Issuing Authority	Certificate	Recipient	Standard	Scope	Valid Period
Zhongda International Certification Co., Ltd.	International Standard Certification	Jiangsu Baikang	GB/T24001-2016 / ISO14001:2015	Powdered drinks, processing of alcohol, sales of health food and related management activities	2018.6.19 to 2021.6.18

Zhongda International Certification Co., Ltd.	International Standard Certification	Jiangsu Baikang	GB/T19001-2016 / ISO9001:2015	Powdered drinks, processing of alcohol, sales of health food	2018.6.19 to 2021.6.18

Quality Standards

While there are no national standards for the following items that we produce, we have drafted our own quality standards and are enforcing them:

Subsidiary	Item	Standard
Jiangsu Baikang	Ginkgo Essence Oil	Q/PZBK 0007S-2017

Baijiale	Ginkgo Essence Oil	Q/PZBJL 0001S-2017

Jiangsu Baikang	Ginkgo and Goji Liquor	Q/PZBK 0003S-2016

Jiangsu Baikang	Ginkgo and Ginseng Liquor	Q/PZBK 0004S-2016

Jiangsu Baikang	Ginkgo and Burdock Liquor	Q/PZBK 0005S-2016

Jiangsu Baikang	Ginkgo Powdered Drink	Q/PZBK 0001S-2017

These standards also include the quality standards for the major raw materials. The following list shows the quality standards for our major ginkgo-related raw materials.

Raw materials	Quality Standard
Ginkgo nuts	DB32/T 2316,GB19300

Ginkgo leaf extract	Pharmacopoeia of China (2015 version, part II)

Ginkgo spirit base	1. Exhibit A to our quality standards of Ginkgo and Goji Liquor, Ginkgo and Ginseng Liquor and Ginkgo and Burdock Liquor 2. GB 2757 (Hygienic standard for distilled liquor and formulated liquor)

Ginkgo nut powder	Exhibit A to our quality standard of Ginkgo Powered Drink

Quality Control System

Our production manager reviews all aspects of our Company’s regulatory processes, ensuring compliance with regulations. We also have a six-person quality control team.

In our practice, all potential suppliers are reviewed and approved by us before they can supply the raw materials for us. We require at least two procurement staff to interview the suppliers together, and to make an evaluation report prior to engaging them. In January of each year, we re-evaluate the suppliers for the previous year.

After we purchase raw materials and before we store them in our warehouse, our quality control team examines them again according to the relevant standards.

Our production team examines our products annually to ensure the quality of our products. Our quality control team examines our products before they ever enter our warehouse, prepares examination reports and keeps examination records.

Research and Development

We consider product research and development (R&D) important to our long-term growth and expect to make R&D more central in our overall strategic planning and operations in the future. We have facility specifically designated to R&D equipped with advanced equipment. Our R&D team currently has 8 dedicated employees who are focused on new product development and existing product enhancement. Our R&D team has developed all the products we manufacture. We have invented the patented technology to extract ginkgo essence oil, a key ingredient for our edible oil products and the cosmetic products that we sell.

In addition to our own efforts, our R&D team also consults with other industry professionals with respect to the developments of ginkgo-related nutritional science, health benefits and the innovations and enhancement of ginkgo products. We have collaborated with industry experts from Shanghai Institute of Pharmaceutical Industry, Shanghai Yaochen Biotechnology Co., Ltd. and East China Institute of Technology in the Program of Deep Processing and Industrialization of Ginkgo Series Products. The results from the joint R&D program have been recognized and certified as a Science and Technology Achievement by the China High-Tech Industrialization Society.

Membrane Evaporating	Physical and Chemical Testing

Automatic Filling Machine	Soft Capsule Washing

In the 2018 fiscal year, we launched new ginkgo edible oil products that we formulated. We also annually test our existing products to help ensure their safety and potency. We currently are testing a number of potential new formulas and ingredients for new products which we hope to launch in the near future.

As a result of these efforts, we became certified as a National High-Tech Enterprise by the State Intellectual Property Office in July 2015, and successfully renewed in October 2018. This certification entitles us to a favorable corporate income tax rate of 15%, rather than the unified tax rate of 25% we would pay if we were not certified. If we were not so certified, we would have paid $0.9 million and $1.8 million more in income tax in China for fiscal years 2019 and 2018, respectively. We believe these efforts, combined with improvements in production efficiency, and supply and distribution coordination, have enabled us to develop and market quality and innovative products.

We expect to substantially increase our R&D investment in the future, as we continue to conduct research and development activities, especially seeking to test new formulas and develop new products to meet customer demands. We plan to fund our future R&D expenses with a portion of our IPO proceeds.

Intellectual Property

We use a combination of trade secrets, copyright, trademark, patent and other rights to protect our intellectual property and our brands. We have completed registration of 2 invention patents, both under Jiangsu Baikang, with the China State Intellectual Property Office. One patent is about a kind of blended ginkgo essence oil with effect of anti-oxidation and delay skin aging. Its expiration date is February 3, 2036. The other patent is about a kind of ginkgo blended edible oil. Its expiration date is February 22, 2036. We had the exclusive license to use a patent owned by Jiangsu University until December 31, 2018 and decided not to renew the license upon further evaluation of our needs at the expiration of that license.

We have completed registration of 17 trademarks with the Trademark Office of the State Administration for Industry & Commerce of the PRC, including 12 under Jiangsu Baikang and 5 under Baijiale. Our trademarks will expire at various dates between April 6, 2023 and November 20, 2028.

Our key brands and logos are below:

We have also registered one domain for our internet presence, http://www.chinabksw.com. The domain was registered in March 24, 2009 and is valid until March 24, 2021. It can be renewed by then. This website is not incorporated in this prospectus.

Awards and Recognition

2007

•	3.15 National Quality Trustworthy Model Entity

•	Entity with National Trustworthy Quality and Public Satisfaction

2008

•	Trustworthy Entity in Pizhou City

2009

•	National AAA Grade Trustworthy Entity

2010

•	Brand Enterprise with National Priority Protection

•	Top 10 Innovative Brand in the Industry in China

2012

•	Top 100 Enterprise in Jiangsu Province

•	Contract Complying and Trustworthy Enterprise in Xuzhou City (2012-2014)

•	Top 10 Leading Enterprise for Science and Technology Innovation in Jiangsu Province (2012.11-2015.11)

2013

•	Model Enterprise with Trustworthy Premium Products Recommended by Consumers in Jiangsu Province

•	Top Ten Private Enterprise in Jiangsu Province (2013-2016)

•	Excellent Private Tech Enterprise in Jiangsu Province (2013-2016)

2014

•	2013 Leading Enterprise in Tiefu Town, Pizhou City

•	Famous Trademark (“Boyikang”) in Xuzhou City (2014.12.29-2017.12.29)

2015

•	High-tech Enterprise recognized by four Provincial Government Agencies of Jiangsu (2015.7.6-2018.7.6)

2016

•	Private Technology Enterprise in Jiangsu Province

•	High-tech Product (Ginkgo Crystal Granules) recognized by Jiangsu Science and Technology Department (2016.12-2021.12)

•	Model Enterprise in Consumables Industry for Increasing Kinds, Improving Quality and Building Brand, Jiangsu Province

•	Small and Medium-sized Enterprise with High Growth in Jiangsu Province

•	City Level Leading Agricultural Industrialization Enterprise, Xuzhou City

2017

•	Outstanding Entity in National Ginkgo Healthcare Industry

2018

•	Science Technology Result: Ginkgo series products deep processing and industrialized project (issued by China High-tech Industrialized Research Institute)

•	AAA Class Credit Enterprise in China (2018.6.3-2021.6.2)

Legal Proceedings

From time to time, we have been involved in legal proceedings relating to contract disputes, loan disputes and other matters in the ordinary course of our business. Our legal proceedings previously consisted of following categories primarily:

1. Loan disputes: Various individuals and entities sued us regarding the debts and loans owed by us.

2. Guaranty disputes: We and our CEO Jinguo Li guaranteed bank loans for various entities. When the debtors were sued, we and our CEO were also sued to bear joint liability.

3. Contract disputes: Various individuals and entities sued us regarding sales contracts.

We were a party to one administrative proceeding and one related administrative suit initiated in 2018. In December 2017, Pizhou Administration for Market Regulation (the “AFMR”) conducted product inspections and issued a finding that we did not have the proper license for production of some of our dietary supplement capsule products and such products bore labels indicating disease prevention and treatment functions that could not be demonstrated from testing. We had produced the products in question prior to the regulatory change which requires producers to receive production licenses before dietary supplement production. We subsequently recalled the products in question. The AFMR issued an administrative penalty decision on February 7, 2018 (the “AFMR Decision”) finding that we had violated the relevant production license provision and labeling provision of the Food Safety Law. The penalties included confiscations of RMB 94,461.96 in revenue from the products in question and the unsold products, recalled products and semi-products, and a fine in the amount equal to eleven times of the value of the products, or RMB 5,017,903.00. We had paid RMB 2,080,000.00 of the total fine and penalties of RMB 5,112,364.96, with the remaining RMB 3,032,364.96 unpaid.

On November 5, 2018, the AFMR filed an administrative suit with the People’s Court of Pizhou City with respect to enforcement of the AFMR Decision. The court issued a verdict on January 18, 2019 for compulsory enforcement for the remaining unpaid penalty amount. We expect to pay the remaining penalty to fully satisfy the AFMR Decision and the court order. Based on an installment payment plan, we have paid RMB 0.5 million and will pay RMB 1.0 million by the end of February 2020 and the remaining balance by the end of April 2020.

In addition, we have been involved in seven legal proceedings in 2019, comprised of four completed proceedings and three pending lawsuits. The completed proceedings included three litigation matters concerning contract disputes which have all been settled and an arbitration matter in connection with an employment dispute which has been closed. The aggregate disputed amount of the four proceedings was approximately RMB 1,021,000 and the outstanding amount we will pay in installments is approximately RMB 590,000. All pending cases involve contract disputes with Pizhou Industrial Park construction project contractors and the aggregate disputed amount is approximately RMB 2.9 million. Court hearing have been scheduled for those cases, which we expect to settle. See “Risk Factors – Risks Related to Our Business and Industry - We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition.”

Regulations

As we operate our business solely in China, we are subject to a variety of PRC laws, rules and regulations across a number of aspects of our business. This section summarizes the principal PRC laws, rules and regulations relevant to our business and operations.

Regulations on Production and Sale of Food Products

The food industry, of which health food and dietary supplement product segment constitutes a part, is subject to extensive regulations in China. The PRC laws and regulations governing the food industry primarily consist of the Food Safety Law of the PRC, as amended in 2018 (the “Food Safety Law”); the Implementation Regulations for the Food Safety Law, as amended in 2016 (the “Food Safety Regulations”); the Administrative Measures for Food Production Licensing, as amended in 2017 (the “Food Production Licensing Regulations”); and the Administrative Measures for Food Business Licensing, as amended in 2017 (the “Food Business Licensing Regulations”). The China Food and Drug Administration (the “CFDA”) under the State Council has the regulatory authority to oversee, administer and enforce all rules and regulations concerning the food industry business operations in China.

Under the Food Safety Law and the Food Safety Regulations, food product manufacturers and business operators shall obtain the required food production permits; food producers and business operators are subject to regular quality inspection and supervision by the local governmental agencies and their product permits may be revoked if they no longer meet the standards and requirements for food production and operation; food producing enterprises shall establish and implement food safety management systems, such as ingredient inspection and acceptance, production process safety management, storage management, equipment management, and substandard product management systems; and packaging of pre-packed food shall bear a label which states manufacturing permit serial number; among other things.

The State Council implements a licensing system for the food product manufacture and distribution. According to the Food Production Licensing Regulations, a food production license must be obtained prior to engaging in food production activities in the PRC. The Food Business Licensing Regulations require food business operators to obtain a food business license for each business entity engaging in food business operations. We have obtained the required Food Production Licenses and Food Business Licenses.

Regulations on Production and Sales of Dietary Supplements and Health Foods

The Food Safety Law provides that the dietary supplement product industry shall be strictly supervised pursuant to specific measures separately promulgated by the State Council. On February 26, 2016, the CFDA issued the Administrative Measures on Registration and Recordation of Dietary Supplements, effective on July 1, 2016 (the “Health Food Regulations”). The CFDA and two other governmental agencies jointly issued a Health Food Raw Material Catalog (the “Catalog”) in 2016. Pursuant to the Health Food Regulations, to produce dietary supplement products by using raw materials not covered by the Catalog, a manufacturer must register the products with the CFDA. To produce the dietary supplement products by using the raw materials covered by the Catalog, a manufacturer only needs to make a filing for record with the provincial level food and drug administration. As some raw materials of the dietary supplement products that we produced previously are outside of the scope of the Catalog, we are not permitted to produce and sell these products unless we register them with the CFDA. We are in the process of applying for the required registration.

Other Laws and Regulations in China Regarding Manufacturing, Processing and Distribution

Laws regulating products manufacturing, processing and distribution cover a broad range of subjects, particularly in the area of occupational safety and health. We must comply with all levels of laws and regulations relating to matters such as safe working conditions, manufacturing practices, environmental protection and discharging hazard control. Specifically, the major laws applies to our PRC subsidiaries are as follows:

•	Company Law (amended in 2014), governing, among other matters, company registration, existence and business operation;

•	Contract Law (1999), governing business practices with all other market participants;

•	Labor Contract Law (amended in 2013), governing the relationship between company as an employer and its employees;

•	Product Quality Law (amended in 2018), governing the relationship between company as a products provider and consumers in the market;

•	Protection of Consumer Rights and Interests Law (amended in 2013);

•	Tort Law (2010);

•	Advertising Law (amended in 2018);

•	Administrative Measures for Food Distribution Licensing (amended in 2017);.and

•	Rules on the Labeling of Dietary Supplements (1996).

We believe we are in compliance with these laws and related regulations in all material respects. However, unanticipated changes in existing regulatory requirements or adoption of new requirements may force us to incur more cost to maintain the licenses and failure to do so could materially adversely affect our business, financial condition and results of operations.

Regulation on Product Liability

China’s Product Quality Law was published in 1993 and amended in 2000, 2009 and 2018. Under this law, producers and vendors of defective products may incur liability for losses and injuries caused by such products. There are only three conditions by which producers or vendors can have immunity from the defective product liability: 1) the defective products are never put into the market; 2) the products defect not exists when the products be put into the market; 3) the exam techniques and skills are not able to find out the defects when the products be put into the market. So far, our product quality is in conformity with the national requirements and we have passed the regulatory agency’s examination and also successfully obtained the certificate of ISO 9001:2015 system.

In addition to Product Quality Law, there are also other Chinese laws that apply to the product liability. Under the General Principles of Civil Laws of the PRC, effective on January 1, 1987 and amended on August 27, 2009, and the General Rules of the Civil Law, effective on March 15, 2017, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability. The Law on the Protection of the Rights and Interests of Consumers (as amended in 2013), which was enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products. Although we are highly confident with our product quality, some defective product may not be detected in time by us and accidently put into the market. If so, our defective products cause any personal injuries or damage to assets, our customers have the right to claim compensation from us.

Also, the PRC Tort Law has been effective from July 1, 2010. Under this law, a customer who suffers injury from a defective product can claim damages from either the manufacturer or vendor of the defective product. Pursuant to the PRC Tort Law, where a personal injury is caused by a tort, the tortfeasor shall compensate the victim for the reasonable costs and expenses for treatment and rehabilitation, as well as death compensation and funeral costs and expenses if it causes the death of the victim. There is no cap on monetary damages the plaintiffs may seek under the PRC Tort Law.

Regulation on Foreign Exchange Control

In 1996, China published The Foreign Currency Administration Regulations, and late on amended on January 14, 1997 and August 5, 2008. This Regulation has been the major one governing the foreign exchange activities in China. Under this Regulation, the RMB is convertible for foreign currency account items, including the distribution of dividends, interest payments and trade and service-related foreign exchange transactions. Conversion of RMB into foreign currency for capital account items, such as, loans, investment in securities and repatriation of investments, however, is subject to the registration of the Sate Administration of Foreign Exchange (“SAFE”) or its local counterparts.

In recent years, China has become more open to foreign currency exchange. Individual persons are allowed to buy $50,000 each year, but for companies there are still control policies. Under the Regulation and relevant rules, foreign-invested enterprises may buy, sell and remit foreign currencies at banks authorized to conduct foreign exchange transactions for settlement of currency account transactions after providing valid commercial documents and, in the case of capital account item transactions, only after registration with the SAFE and, as the case may be, other relevant PRC government authorities as required by law.

According to the Administrative Rule “Overseas Investment Regulation” adopted in 2014, capital investments directed outside of China by domestic or foreign-invested enterprises are also subject to restrictions, which include registration filing with Ministry of Commerce, even though another administrative rule passed in February of 2014 by SAFE (“No. 2 Notice”) has made domestic enterprises much easier releasing foreign currency overseas to foreign companies including connected companies.

The conversion of RMB into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB will be permitted to fluctuate within a band against a basket of certain foreign currencies. We receive a significant portion of our revenue in RMB, which is not a freely convertible currency. Under our current structure, our income will be primarily derived from dividend payments from our subsidiaries in China. Even though we may remit the income from China to anywhere we want, the fluctuation of exchange rate may be a disadvantage to us if RMB depreciated.

Regulation on Foreign Exchange Registration of Offshore Investment by PRC Residents

In October of 2005, SAFE promulgated a Notification known as “Notice 75”, in which SAFE requires PRC residents to register their direct establishment or indirect control of an offshore entity (referred to in Notice 37 as “special purpose vehicle.”), where such offshore entity are established for the purpose of overseas financing, provided that PRC residents contribute their legally owned assets or equity into such entity. In July of 2014, this Notification was replaced by Notice 37, “Notification on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Returning Investment through Special Purpose Vehicles”, which expanded SAFE oversight scope to include overseas investment registration as well. Meanwhile, Notice 37 also covers more areas such as PRC residents paying capital contribution with overseas assets or equity. Furthermore, Notice 37 requires amendment to the registration where any significant changes with respect to the special purpose vehicle capitalization or structure of the PRC resident itself  (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).

Of our current shareholders, one is a non-PRC resident to whom Notice 37 does not apply. The remaining shareholders are enterprises, to whom Notice 37 also does not apply; provided, however, that to the extent the shareholders of such enterprises are themselves Chinese residents, Notice 37 would apply to such individuals. We may not be fully informed of the identities of all our beneficial owners who are PRC citizens or residents, and we cannot compel our beneficial owners to comply with SAFE registration requirements.

Regulation on Dividend Distributions

Our PRC subsidiary, Jiangsu Baikang, is a Sino-Foreign Equity Joint Venture under the PRC law. The principal regulations governing the distribution of dividends paid by a Sino-foreign equity joint venture include: Corporate Law (1993), as amended in 2005 and 2013; the Law of the People’s Republic of China on Sino-foreign Equity Joint Venture (1990), as amended in 2001 and 2016; Regulations for the Implementation of the Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures, as amended (2019); and the Enterprise Income Tax Law (2018) and its Implementation Regulations (2019).

Under these regulations, wholly foreign-owned and joint venture enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, an enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. Our Company’s reserve fund has not yet reached this level. The board of directors has the discretion to allocate a portion of its after-tax profits to its employee welfare and bonus funds. These reserve funds, however, may not be distributed as cash dividends.

On March 16, 2007, the National People’s Congress enacted the Enterprise Income Tax Law, and on December 6, 2007, the State Council issued the Implementation Regulations on the Enterprise Income Tax Law, both of which became effective on January 1, 2008, and amended in 2017 and 2019 separately. Under this law and its implementation regulations, dividends payable by a foreign-invested enterprise in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% (5% for Hong Kong residents) withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate.

M&A Rules and Regulation on Overseas Listings

On August 8, 2006, six PRC regulatory agencies, Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, Chinese Securities Regulatory Commission (“CSRC”) and SAFE, jointly adopted the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or so called the M&A Rules. The M&A Rules purport, among other things, to require that offshore SPVs that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC companies or individuals, obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

While the application of the M&A Rules remains unclear, our PRC counsel, Zhong Lun Law Firm, have advised us that, based on their understanding of the current PRC laws and regulations as well as the notice announced on September 21, 2006: the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings such as our offering are subject to the CSRC approval procedures under the M&A Rules; and despite the lack of any definitive rule or interpretation from CSRC, the main purpose of the M&A rule is for national security and national industrial policy and so far none of the Chinese companies that have completed their public listing in the U.S. have obtained such approval; and Our business operations in China do not belong to a prohibited industry by foreign investment; and Our M&A to our Chinese subsidiary companies have all properly registered with local governmental authorizations.

Our PRC counsel also advises us, however, that there is still uncertainty as to how the M&A Rules will be interpreted and implemented. If the CSRC or other PRC regulatory agencies, subsequently determine that CSRC approval was required for this offering, we may need to apply for remedial approval from the CSRC and we may be subject to penalties and administrative sanctions administered by these regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Common Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Common Shares. Consequently, even though our PRC counsel believes the probability for the aforementioned actions is not high, if you engage in market trading or other activities in anticipation of, and prior to, settlement and delivery, you do so at the risk settlement and delivery may not occur.

In addition, if the CSRC later requires that we obtain its approval for this offering, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding the CSRC approval requirements could have a material adverse effect on the trading price of our Common Shares.

Restriction on Foreign Ownership

Historically, the principal regulation governing foreign ownership of businesses in the PRC was the Guidance Catalogue for Industrial Structure Adjustments (the “Guidance Catalogue”). The Guidance Catalogue classified various industries into three categories: encouraged, restricted and prohibited. The Guidance Catalogue has been replaced by the Special Administrative Measures (Negative List) for Foreign Investment Access (2018), as amended in 2019 (the “ Negative List”). The Negative List specifies the prohibited and non-prohibited (similar to the restricted in the Guidance Catalogue) industries for foreign investment. For the industries not covered by the Negative List, the foreign investment and the domestic investment have equal access. Foreign investors may not invest in the prohibited industries specified by the Negative List. For the non-prohibited industries on the Negative List, a foreign investor must obtain an investment permit. There are certain requirements on the equity ownership and the executive officers of the foreign invested enterprises. For example, when investment is made in the industries on the Negative List, no foreign-invested partnership may be established. Our health food industry is not listed on the Negative List.

The National Development and Reform Commission and MOFCOM will jointly revise the Negative List periodically. As such, there is a possibility that our industry may be included in the Negative List in the future. Should this occur, we would no longer be able to conduct our business under our current corporate structure.

On March 15, 2019, the National People’s Congress passed the Foreign Investment Law, which will take effect on January 1, 2020. Under the Foreign Investment Law, foreign investment in China will be classified into three categories: prohibited, restricted, and others. This idea of classification is similar to previously published Catalogue. If the foreign investment falls in the areas that are closely related to national security, then it will be prohibited; if the investment may have some impact on national security but could be controlled through conditions, then it can be done with restrictions or qualifications; if the investment falls outside of those two categories, then it will not need approval from China government to operate in China.

According to the Negative List, our company’s business does not fall within any prohibited or restricted industries. If China’s Ministry of Commerce adopts a similar list as the Negative List along with the draft, the draft will have very limited impact on our business, if any. The probability that our industry will be classified as prohibited or restricted industry is very low. However, if China’s Ministry of Commerce adopts a list by which our industry is prohibited or restricted, we may face certain restrictions on or even be prohibited from conducting business in China.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

China has been very open to foreign direct and indirect investments. An offshore company may invest in a PRC company. Such investment is subject to a series of laws and regulations, which include the Wholly Foreign Owned Enterprise Law, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, all as amended most recently in September of 2016, and their respective implementing rules. Under these laws and regulations, foreign investments no longer need to be approved by Chinese government, but only need to register the investment with Chinese regulatory agency.

However, Chinese government still has foreign exchange control policy. The money transfer in or out of China is still under tight control. So, shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purposes, which debts are subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, Administration Rules on the Settlement, Sale and Payment of Foreign Exchange, and Administration of Foreign Debts Tentative Procedures.

Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE. Furthermore, the total amount of foreign debts that can be incurred by such PRC subsidiaries, including any shareholder loans, shall not exceed the difference between the total investment amount and the registered capital amount of the PRC subsidiaries, both of which are subject to governmental approval.

On January 11, 2017, the People’s Bank of China (the “PBOC”), promulgated the Circular on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or the PBOC Circular 9. Pursuant to PBOC Circular 9, the foreign debt upper limit for both foreign-invested companies and domestic-invested companies is calculated as twice the net asset of such companies. As to net assets, the companies shall take the net assets value stated in their latest audited financial statement. The PBOC Circular 9 does not supersede the Circular 28. It provides a one-year transitional period from its promulgation date for foreign-invested companies, during which foreign-invested companies, such as Jiangsu Baikang, could choose their calculation method of foreign debt upper limit based on either the Foreign Debts Provisions or the PBOC Circular 9. The transitional period ended on January 11, 2018. Upon its expiry, pursuant to the PBOC Circular 9, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of the PBOC Circular 9. As of the date hereof, neither PBOC nor SAFE has promulgated and made public any further rules, regulations, notices or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries.

Employment Laws

In accordance with the PRC National Labor Law, which became effective in January 1995, and the PRC Labor Contract Law, which became effective in January 2008, as amended in 2012 and 2018, employers must enter into written labor contracts with full-time employees in order to establish an employment relationship. All employers must pay their employees at least with the local minimum wage standards. All employers are required to establish a work environment of safety and sanitation, strictly abide by state rules and standards, and provide employees with appropriate workplace safety training. In addition, employers are obliged to pay contributions to the social insurance plan and the housing fund plan for employees.

According to the newly issued Reform Plan of the Taxation and Collection Systems of National Taxes and Local Taxes, effective January 1, 2019, basic pension insurance premiums, basic medical insurance premiums, unemployment insurance premiums, injury insurance premiums and maternity insurance premiums shall be levied by the tax authorities.

We have entered into employment agreements with all of our full-time employees. We are not paying the social insurance for 57 employees and we have not provided housing funds for any employee. Any failure to make sufficient provision of such outstanding amounts of contributions to such plans in our financial statements would be in violation of applicable PRC laws and regulations and, if we are found to be in violation of such laws and regulations, we could be required to make up the contributions for such plans as well as to pay late fees and fines. Under the new system, tax collection is likely to be stringently administrated and enforced. There can be no assurance that we will not be required to pay all of the previously delinquent social insurance amounts as well as associated administrative penalties.

PRC Enterprise Income Tax Law and Value-Added Tax Law

Enterprise Income Tax

In 2007 China published Enterprise Income Tax Law (“EIT Law”) and its Implementation Rule, both effective on January 1, 2008 and amended in 2018. Under the EIT Law and its Rule, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%. An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The Rule defines “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On the other hand, the State Administration of Taxation provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled offshore enterprise is located in China. Simply speaking, the criteria is more focused on substantive rather than format. Pursuant to its Circular 82 of 2009, the criteria to determine “de facto management body” include: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. Furthermore, the SAT published Bulletin 45 in September 2011, which provides more guidance on the implementation of the definition and provides for procedures and administration details on determining resident status and administration on post-determination matters.

However, the SAT Circular 82 and Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups rather than those controlled by PRC individuals or foreign individuals. So far there is no further criteria passed yet and no applicable legal precedents either, therefore it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals. Under these existing criteria, it is possible that we will be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. If so, it would likely result in unfavorable tax consequences to our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Value-Added Tax

Pursuant to the Provisional Regulations on Value Added Tax (“VAT”) of China, effective as of November 19, 2017, the Detailed Rules for the Implementation of the Provisional Regulation of China on VAT, amended on October 28, 2011 and effective as of November 1, 2011, the Notice of Adjustment on VAT Rate and the Notice of Unite the Standard on Small-scale VAT Taxpayer, both issued by the Ministry of Finance and State Administration of Taxation on April 4, 2018, and effective from May 1, 2018, all entities or individuals in China engaging in the sale of goods, the provision of processing services, repairs and replacement services, and the importation of goods are required to pay VAT. The amount of VAT payable is calculated based on the result of “output VAT” minus “input VAT”, and the uniform rate of VAT for sale and import of goods or provision of services is 16%, 3% for small-scale taxpayers, 6% for the sale of services and intangible assets, and other applicable VAT rates if qualified for certain exceptions.

Tax Incentives

On April 14, 2008, the PRC Ministry of Science and Technology, the Ministry of Finance and SAT enacted the Administrative Measures for Certification of High and New Technology Enterprises (“Measures for High-Tech Enterprises”), which retroactively became effective on January 1, 2008. Under the EIT Law and the Measures for High-Tech Enterprises, certain qualified high-tech companies may benefit from a preferential tax rate of 15% if they own core intellectual properties and their business fall into certain industries that are strongly supported by the PRC government and recognized by certain departments of the State Council. Jiangsu Baikang has renewed its high-tech enterprise qualification for another three years until July 2021.

Regulations on Intellectual Property

China joined the WTO in 2001 and signed the treaty of TRIPS (Agreement on Trade-Related Aspects of Intellectual Property Rights), therefore China’s IP laws are in line with TRIPS.

Trademarks

Trademarks are protected by the PRC Trademark Law adopted in 1982 and amended in 2013 and 2019, and the Implementation Regulation of the PRC Trademark Law adopted by the State Council in 2002 and amended in 2014. The Trademark Office under the State Administration for Industry and Commerce (“SAIC”) handles trademark registrations. Trademarks can be registered for a term of ten years and can be repeatedly extended for another ten-year term at the time of expiry. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. By September of 2018, we have registered 16 trademarks, with the Trademark Office of the State Administration for Industry & Commerce of the PRC, all of which are fully owned and in use by us. According to Chinese Trademark Law, if anyone has a dispute the officially registered trademarks, he can file a petition to the review board of the Trademark Office, requesting a comprehensive review that may result in the revoking the registered trademarks. So far, we have not received any such kind of petition and we strongly believe there will not be such petition because our trademarks are firstly used as well as firstly registered by us.

Patents

Inventions, utility models, and designs with the features of novelty, inventiveness and practical applicability, are three kinds of patent defined and protected under China’s Patent Law. The State Intellectual Property Office is responsible for examining and approving patent applications. Once the application is approved, the applicants can have their patent under Chinese legal protection for a long term since its application date, which is 20 years for invention and ten years for utility models and designs. We currently own two patents which were granted by the China State Intellectual Property Office and our other six previously obtained patents have expired.

Domain names

The Ministry of Industry and Information Technology (the “MIIT”) promulgated the Administration Measures of Internet Domain Names (the “Domain Name Measures”) on August 24, 2017, which became effective on November 1, 2017. China Internet Network Information Center (the “CNNIC”) promulgated the Implementing Rules on Registration of Domain Names on May 28, 2012, effective on May 29, 2012, and the Measures on National Top Level Domain Name Disputes Resolution on September 9, 2014, which became effective on November 21, 2014. Pursuant to these laws, regulations, and administrative rules, domain names registrations are processed through domain names service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration. We have registered one domain name for our internet presence, http://www.chinabksw.com. It is valid until March 24, 2021.

Our Employees

As of November 30, 2019, we employed a total of 104 full-time and 6 part-time employees.

Department	November 30, 2019	April 30, 2019	April 30, 2018	April 30, 2017
Senior Management	12	12	10	10
Human Resources & Administration	6	5	5	5
Finance	7	7	6	6
Research & Development	8	8	8	8
Production & Procurement	72	77	72	60
Sales & Marketing	5	5	6	12
Total	110	114	107	101

All of our total employees are employed in China. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

We are required under PRC law to make contributions to employee benefit plans at specified percentages of our after-tax profit. In addition, we are required by PRC law to cover employees in China with various types of social insurance and housing funds. In fiscal year ended April 30, 2018, we contributed in aggregate approximately $142,088 to the employee benefit plans and social insurance but did not provide housing funds. In fiscal year ended April 30, 2019, we contributed in aggregate approximately $67,955 to the employee benefit plans and social insurance but did not provide housing funds. We are not paying the social insurance for 57 employees and we have not provided housing funds for any employee.  For potential risks, please see “Risk Factors — Related to Our Business and Industry - We may be subject to penalties under relevant PRC laws and regulations due to failure to make full social security and housing fund contributions for some of our employees.” The effect on our liquidity by the payments for these contributions is immaterial. Except for the under-contribution of social insurance and housing funds, we believe that we are in material compliance with the relevant PRC employment laws.

Description of Property

According to the Chinese laws and regulations regarding land usage rights, land in urban districts is owned by the State, while land in the rural areas and suburban areas, except otherwise provided for by the State, is collectively owned by individuals designated as resident farmers by the State. Also, in accordance with the legal principle that land ownership is separate from the right to the use of the land, the State assigns land usage rights to land users for a certain number of years’ period in return for the payment of fees. The maximum term with respect to the assigned land usage right is 50 years for industrial purposes and 40 years for commercial purposes.

Because the period of land usage is quite long, can be renewed, enables its users to transfer, lease, or mortgage the land usage right, or use it for other economic activities, and the lawful rights and interests are protected by the laws of the State, in common practice, we consider or refer to the right of land usage below for certain properties as an asset “owned” by the company. None of our real properties are encumbered by debt. We are not aware of any environmental concerns or limitations on the use of our properties for the purposes we currently use them or intend to use them in the future, except the licenses required for our Pizhou Industrial Park in progress. We have commenced, but have not completed, the preliminary administrative licensing procedures required for the real properties that we are building for Pizhou Industrial Park, including but not limited to, construction land planning permit, construction project planning permit and construction permit. Local government agencies are currently processing our applications and we expect to receive the required approvals in due course.

Through Jiangsu Baikang, Baijiale and Baikang Purification, we own, and are in the process of obtaining, land use rights to the following land parcels on which our headquarter offices are located and Pizhou Industrial Park is being constructed:

List of Land Parcels We Own (or Expect to Own)

Land Parcel No.	Location	Expiration Date	Space (sq. ft.)	Usage
1.	Ginkgo Biomedical Science & Technology Industrial Park, Tiefu Town, Pizhou City, Jiangsu Province	12-30-2063	89,265	Garden
2.	Ginkgo Biomedical Science & Technology Industrial Park, Tiefu Town, Pizhou City, Jiangsu Province	7-21-2065	250,444	Our existing four buildings
3.	Ginkgo Biomedical Science & Technology Industrial Park, Tiefu Town, Pizhou City, Jiangsu Province	7-30-2067	79,352	Pizhou Industrial Park Project
4.	Ginkgo Biomedical Science & Technology Industrial Park, Tiefu Town, Pizhou City, Jiangsu Province	9-8-2068	483,945	Planned building No. 1-4 (Phases 1&2) as part of Pizhou Industrial Park Project
5.	Ginkgo Biomedical Science & Technology Industrial Park, Tiefu Town, Pizhou City, Jiangsu Province	12-8-2068	90,141	Planned building No. 5-6 (Phase 3) as part of Pizhou Industrial Park Project
6.	Ginkgo Biomedical Science & Technology Industrial Park, Tiefu Town, Pizhou City, Jiangsu Province	x-x-2069	130,745	Pizhou Industrial Park Project

The following design sketch illustrates the six land parcels (referred to as “LP” in below design sketch) of which we own and are in the process of obtaining land use rights:

Jiangsu Baikang owns our four existing buildings on Land Parcel 2 depicted above. The details of those properties are set forth in below table:

No.	Property Use	Ground Floor Area (sq. ft.)	Productive Capacity (ton)	Extent of Utilization	Products Processed
1.	Corporate headquarters and operational management	65,911	N/A	95%	N/A
2.	Cafeteria and hotel	33,331	N/A	100%	N/A
3.	GMP workshop and lab	81,195	400	90%	Ginkgo solid beverage
4.	Extraction workshop	69,292	150	95%	Ginkgo liquor, ginkgo essence oil, ginkgo blended oil

Extraction workshop	GMP workshop

None of our property is affected by any environmental issues that may materially affect our use of the property. Our four existing buildings and Land Parcel 2 have been pledged as collaterals to secure bank loans as of the date of this prospectus. Fixed assets at these properties consist of office equipment, buildings, structures, ancillary facilities, and equipment for production of ginkgo blended oil, ginkgo solid beverage and ginkgo liquor.

Pizhou Industrial Park Project

We are currently in the process of constructing our Pizhou Industrial Park adjacent to our existing location. The parcel of land for the Pizhou Industrial Park is approximately 20.05 acres. The Pizhou Industrial Park project is planned to be completed in four phases and the total ground floor area of Phases 1-3 finished construction is expected to be approximately 574,086 square feet. The industrial park is designed for, upon completion, adding production lines and ancillary facility for new products and existing product enhancement in order to achieve a substantial increase in our production capacity and product seriation and diversification.

The following design sketch illustrates the under construction buildings that have been substantially completed in Pizhou Industrial Park.

Building No.	Property	Ground Floor Area (sq. ft.)	Phase
1	Refined Oil Workshop	94,722	Phase 1
2	R&D Center	45,262	Phase 1
3	Warehouse for Raw Materials	53,820	Phase 2
4	Warehouse for Crude Oil	94,722	Phase 2
5	Conference Center	46,436	Phase 3
6	Business Center	72,990	Phase 3

In the future, we expect to build additional operation facilities (on Land Parcels No. 3 and No. 6), which may include workshops for new products and office buildings, as we further design and develop our Pizhou Industrial Park project.

Design Sketch of the Selected Buildings in Pizhou Industrial Park

In Pizhou Industrial Park, we expect to install the product lines to produce following products in the future:

Product	Capacity
Medicine with Plants and Bio Raw Materials	200 tons
Ginkgo Milk	500,000 bottles
Ginkgo Juice	500,000 bottles
Ginkgo Essence Oil	1,500,000 tons
Ginkgo and Peanut Edible Oil	3,000 tons
Ginkgo-Infused Liquor	100 tons
Ginkgo Series Capsules	2 billion
Ginkgo Biloba Tablets	300 million
Ginkgo Nutrition Powder	100 tons
Ginkgo Crystal Granules	100 tons
Ginkgo Tea	150 tons

We have made capital investment of approximately $15.6 million (RMB 105.1 million) in Pizhou Industrial Park. We expect to complete Phase 1, Phase 2, and Phase 3 by August 2020, the end of 2020 and April 2021, respectively. The remaining investment needed for completing the first phase of the project is estimated to be approximately $3.2 million (RMB 21.8 million). Our actual investment amount will be adjusted based on further confirmed capital needs. We plan to use a portion of the proceeds from this offering to finance the project and seek other sources to finance the remaining capital needs. We cannot guarantee that such sources of capital will be available to us on acceptable terms, if at all.

In addition to our headquarter offices in Pizhou, Jiangsu Province, we signed a lease to rent two rooms in Shanghai as offices from August 16, 2017 to October 15, 2019. The total area is 5,484 square feet. We rent these offices to market our products, enhance the market awareness of our brand, and more conveniently work with independent distributors in promoting our product distributions. Following the expiration of our Shanghai office lease, we have relocated Shanghai office’s marketing function to our corporate headquarters in Pizhou, Jiangsu Province.

Recent Capital Expenditures and Divestitures

The following table sets forth our principal capital expenditures for the fiscal years ended April 30, 2019 and 2018:

	For the Year Ended April 30, 2019	For the Year Ended April 30, 2018
Investments in land use rights	$1,544,957	$218,891
Investments in construction in progress	$12,258,243	$3,177,575
Investments in machinery and production equipment	$56,055	$246,321
Total capital expenditures	$13,859,255	$3,642,787

All of these capital expenditures have been made at our facilities in Pizhou City in Jiangsu Province. These expenditures were funded by our working capital, including short-term bank loans and non-interest bearing obligations to related parties. We expect to use approximately $8.6 million (RMB 60 million) in capital expenditures to complete the first phase of Pizhou Industrial Park project, including approximately $3.2 million for which we have entered into contracts and expect the expenditure to occur within the next twelve months from  April 30, 2019:

Investments in construction in progress	$883,483
Investments in machinery and production equipment	$2,352,662
Total capital expenditures	$3,236,145

We expect that our capital expenditures will increase in the future as our business continues to develop and expand. We plan to use the proceeds of this offering to fund these capital expenditures, as described in more detail in “Use of Proceeds.” If we are unable to complete the offering, we plan to fund these capital expenditures through our operating cash flow. If this offering is not completed, our completion of these capital expenditures may be slowed compared to our anticipated timeline to complete such projects.

During the fiscal years ended April 30, 2019 and 2018, we did not have any divestitures (including interests in other companies), and none are currently in process.

Management

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)

Jinguo Li	50	Chief Executive Officer, Chief Operating Officer and Chairman of Board of Directors

Jinping Wu	33	Chief Financial Officer

Fei Sun	29	Corporate Chief of Staff and Director

Zhangxi Zhang	55	Independent Director

Mark W. Willis	56	Independent Director

Haiying Xiang	36	Independent Director

The business address of all such senior management and directors is Ginkgo Biomedical Science & Technology Industrial Park, Pizhou, Jiangsu Province, People’s Republic of China 221300. With the exception of Mr. Li, each of the directors has served on the Board of Directors since November 2018. Mr. Li has been a director of our Company since its founding.

Jinguo Li

Mr. Li serves as our Chief Executive Officer, Chief Operating Officer and Chairman of our Board of Directors. Mr. Li founded our Chinese subsidiary, Jiangsu Baikang, in 2006 and has more than a decade of experience in the ginkgo-based products industry. Mr. Li created the brand “Baikang” in 2006. Prior to founding our company, from 1990 to 2005, Mr. Li had held several positions in product packaging marketing and business development areas. In addition to his efforts with our Company, he voluntarily takes leadership roles in serving public interests at organizations such as Pizhou Municipal Federation of Industry and Commerce and the Municipal Association of Private Enterprises. Because of Mr. Li’s achievements and contributions to the success of Jiangsu Baikang and the local economy, Mr. Li has been elected a Technology Entrepreneur of Jiangsu Province by a joint election committee of Jiangsu provincial government agencies. Mr. Li graduated from Wenzhou Cangnan Vocational and Technical College with an Associate degree in Business Administration. We have chosen Mr. Li to serve as a director because, as our founder, he has the experience in leading our company and the expertise in the ginkgo-based products and technology development industry.

Jinping Wu

Ms. Jinping Wu serves as our Chief Financial Officer. Ms. Wu has more than ten years of experience in accounting and internal controls with companies in real estate, agricultural technology and other industries. Prior to her current role, she had been the Chief Accountant/Finance Director of Jiangsu Baikang since 2016. She was responsible for all aspects of the operation of the Finance Department and oversaw the financial affairs of Jiangsu Baikang, including financial performance reporting, audit and tax function oversight, accounting policy and procedure implementation, enterprise budget preparation, accounting staff training and internal control management. From 2011 to 2015, she was the Chief Accountant at Xuzhou Zhongyang Logistics Limited and Xuzhou Anqi’er International Trade Co., Ltd. Prior to that, she was an accountant at Xuzhou Chunqiu Food Co., Ltd. from 2010 to 2011, an accountant at Xuzhou Sannong Biotechnology Co., Ltd. from 2007 to 2009, and an accountant at Hangzhou Caozhe Machinery Equipment Co., Ltd. from 2006 to 2007. Ms. Wu graduated from the Open University of China, with an Associate degree in Accounting. Ms. Wu is a qualified accountant in China and has an auditor qualifications certificate.

Fei Sun

Ms. Fei Sun has served as our Corporate Chief of Staff (“CoS”) since December 2015 and a member of our Board of Directors since May 2019. In the role of CoS, Ms. Sun provides all aspects of direct support to our CEO and the Board of Directors, oversees and coordinates cross-functional projects and corporate initiatives, and facilitates the implementation of our corporate strategies, operations process streamlining, and internal and external communications. From July 2013 to September 2014, she was a human resources specialist for China Life Insurance Co., Ltd, Yangzhou Branch. From May 2012 to May 2013, she was a training specialist for Guangzhou Ruiqi Human Resources Co., Ltd. Ms. Sun graduated from Suzhou Institute of Trade & Commerce with an Associate degree in Applied Electronic Technology. She received her bachelor’s degree in Accounting from Southeast University, China. We have chosen Ms. Sun to serve as a director because of her management skills and experience in strategic lead on cross-department projects and operations coordination oversight.

Zhangxi Zhang

Mr. Zhang has served as the Legal Representative and Chief Executive Officer of Hangzhou Guanhua Technology Co., Ltd since May 2003. From August 1998 to December 2002, he had been a staff member for the Labor Union of the Construction Bank of Zhejiang Province. From June 1992 to August 1998, he had served as an office manager for the Town and Village Real Estate Development Co. of Zhejiang Province. From July 1984 to May 1992, he had been a lecture at Zhejiang Xianghu Normal School. He received a bachelor’s degree in history from Hangzhou Normal University, China, in 1984 and a master’s degree in economics from Zhejiang University, China in 2001. We have chosen Mr. Zhang as a director because of his corporate management perspective and broad experience with business operational matters in China.

Mark W. Willis

Mr. Willis is the President and CEO of ParQuest Consulting. Prior to the current position, Mr. Willis had held several executive positions with Morgan Stanley from 2009 to 2015, including Branch Manager and Director of Investment Products Distribution, responsible for the oversight of sales, marketing and distribution strategy for mutual funds, 529 plans, annuities, insurance products, unit investment trusts, exchange traded funds and closed-end funds. From 2011 to 2015, he served as the Branch Manager and a Managing Director for Morgan Stanley Wealth Management in Mt. Kisco, New York. He was a Managing Director and Director of Investment Products Distribution with Morgan Stanley Wealth Management in Purchase, New York from 2009 to 2011. Prior to that, Mr. Willis had held several management positions with Smith Barney from 1998 to 2009. He was a Managing Director and Head of Diversity for Citi Smith Barney in New York, New York, from 2006 to 2008. From 1998 to 2006, He was the Director of Training for Smith Barney in Hartford, Connecticut, responsible for managing Smith Barney’s new Financial Advisor Training Program and the Leadership Development Program for new Branch Managers. From 1989 to 1998, he had served with Smith Barney’s Southfield Branch in Michigan, first as a Sales Manager and then as the Branch Manager. In 1994, he was named “One of the Best Branch Managers in the Industry” by Financial Planning on Wall Street, an industry publication for investment brokers. He was a Management Training Associate with Smith Barney in New York City from 1987 to 1989. He was a Financial Consultant with Merrill Lynch in White Plains, New York, from 1983 to 1987.

Mr. Willis earned a Bachelor of Business Administration in Finance and Investments and an Master of Business Administration in Computer Methodology from Bernard Baruch College in New York, New York. He currently serves on the Board of Directors of the South Bronx Overall Economic Development Corporation. Previously he served as Chair of the advisory board of the Hartford Academy of Finance at Weaver H.S., an organization that works in partnership with public schools to teach primarily inner city children about banking, securities and the financial industry. Mr. Willis started the Detroit chapter of the National Association of Securities Professionals (NASP) and was elected the chapter’s first president. He had served on the board of the NASP from 1995-2012 and was the Chairman of the Board during the financial crisis of 2008 and 2009. In 2001 he was honored by the Interfaith Medical Center in Brooklyn, New York, with The Interfaith Spirit Award for Corporate Excellence. In 2003 Mark was honored by the Harlem YMCA as one of their “Black Achievers in Industry.” We have chosen Mr. Willis to serve as a director because of his expertise in the U.S. securities industry and his reputation as a well-respected securities industry professional.

Haiying Xiang

Ms. Xiang is a Commercial Officer at China Tiesiju Civil Engineering Group Co., Ltd Angolan Branch and responsible for contract management, commercial information management and marketing management. Previously she was a Senior Internal Controller with Siemens Limited China where she worked since 2012. She works in the Controlling Department of Industry Sector and is tasked with Sarbanes-Oxley compliance and support, coordination of compliance with global risk management and internal control programs for eighteen operating companies and analysis and optimization of business processes. She has been a Supervisor of Shanghai Bobo Biological Technology Co., Ltd. since 2011. Previously she was an Internal Controller at Siemens Mechanical Drive (Tianjin) Co., Ltd. from 2008 through 2011, where she focused on compliance, internal controls and risk control. Before that, Ms. Xiang was a member of the Trading Department of Qingdao Far East Gem and Jewelry Co., Ltd. from 2006 through 2007. Ms. Xiang obtained her certified Internal Auditor qualification in 2012. She received her bachelor’s degree in Economics from Nankai University in 2004. She also received her master’s degree in Economics from Nankai University in 2006. Ms. Xiang is a member of the board of directors of Hebron Technology Co., Ltd., a company listed on the NASDAQ Capital Market. We have chosen Ms. Xiang as a director because of her experience with financial matters and experience with public company compliance matters. We appointed Ms. Xiang as our audit committee financial expert.

Election of Officers

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no familial relationships among any members of the executive officers.

Board of Directors and Board Committees

Our Board of Directors currently consists of five (5) directors. We expect that all current directors will continue to serve after this offering. A majority of our directors (namely, Zhangxi Zhang, Mark W. Willis and Haiying Xiang) are independent, as such term is defined by The NASDAQ Capital Market.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice, it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Mr. Jinguo Li currently holds both the positions of Chief Executive Officer and Chairman of the Board. These two positions have not been consolidated into one position; Mr. Li simply holds both positions at this time. We do not have a lead independent director, and we do not anticipate having a lead independent director because we will encourage our independent directors to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a relatively small company in the process of listing on a public exchange. Our Board of Directors plays a key role in our risk oversight. The Board of Directors makes all relevant Company decisions. As a smaller company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Board Committees

We have established three standing committees under the board: the audit committee, the compensation committee and the nominating committee. Each committee has three members, and each member is independent, as such term is defined by The NASDAQ Capital Market. The audit committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The compensation committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers and has authority to make grants under our incentive compensation plans and equity-based plans (but our board will retain the authority to interpret those plans). The nominating committee of the board of directors is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nominating committee considers diversity of opinion and experience when nominating directors.

The members of the audit committee, the compensation committee and the nominating committee are set forth below. All such members qualify as independent under the rules of The NASDAQ Capital Market.

Director Name	Audit Committee	Compensation Committee	Nominating Committee
Zhangxi Zhang	(1)	(2)	(2)
Mark W. Willis	(1)	(1)	(1)
Haiying Xiang	(2)(3)	(1)	(1)

(1)	Committee member
(2)	Committee chair
(3)	Audit committee financial expert

Duties of Directors

Under British Virgin Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. See “Description of Share Capital — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•	appointing officers and determining the term of office of the officers;

•	authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

•	exercising the borrowing powers of the company and mortgaging the property of the company;

•	executing checks, promissory notes and other negotiable instruments on behalf of the company; and

•	maintaining or registering a register of mortgages, charges or other encumbrances of the company.

Interested Transactions

A director may vote, attend a board meeting or, presuming that the director is an officer and that it has been approved, sign a document on our behalf with respect to any contract or transaction in which he or she is interested. We require directors to promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Compensation and Borrowing

The directors may receive such remuneration as our board of directors may determine or change from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Qualification

A majority of our Board of Directors is required to be independent. There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting, and this has not been so fixed as of the date of this prospectus. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Director Compensation

All directors hold office until the next annual meeting of shareholders at which they are re-elected or until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. Employee directors do not receive any compensation for their services. Non-employee directors will be entitled to receive such remuneration as our board of directors may determine or change from time to time for serving as directors and may receive incentive option grants from our company. In addition, each non-employee director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director.

Limitation of Director and Officer Liability

Under British Virgin Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and Articles of Association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

We may indemnify any of our directors or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. We may only indemnify a director if he or she acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, the director had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director acted honestly and in good faith with a view to our best interests and as to whether the director had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. If a director to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees in connection with our application to list on The NASDAQ Capital Market. Our code of business conduct and ethics requires us to comply with applicable laws, regulations and rules; keep accurate corporate records; avoid conflicts of interest; maintain corporate confidentiality; refrain from insider trading, corruption, harassment and other inappropriate behavior; and encourage reporting of any known or suspected violations without fear of reprisal.

Executive Compensation

We have recently established a compensation committee, which is responsible for approving our salary and benefit policies. Prior to establishment of the compensation committee, our board of directors determined the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. In the future, each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Neither our board of directors nor our compensation committee has adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The compensation committee will make an independent evaluation of appropriate compensation to key employees, with input from management. The compensation committee has oversight of executive compensation plans, policies and programs.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended April 30, 2018 and 2019.

We do not separately set aside any amounts for pensions, retirement or other benefits for our executive officers, other than pursuant to relevant statutory requirements. In China, pension insurance is one category of social insurance. The amount of social insurance under “All Other Compensation” in the following summary compensation table includes the pension insurance that we have paid. Specifically, in fiscal years 2018 and 2019, the pension insurance we paid for Mr. Li was $1,416 and $1,382, respectively; and the pension insurance we paid for Ms. Wu was $1,416 and $1,382, respectively.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	All Other Compensation	Total
Jinguo Li	2019	$249,195	—	—	$2,083	$251,278
Chief Executive Officer	2018	$182,443	—	—	$14,194	$196,637
Jinping Wu	2019	$35,599	—	—	$2,083	$37,682
Chief Financial Officer	2018	$36,489	—	—	$2,135	$38,624

Employment Agreements

In accordance with the PRC National Labor Law, which became effective in January 1995, and the PRC Labor Contract Law, which became effective in January 2008, as amended subsequently in 2012, employers must execute written labor contracts with full-time employees of the Chinese entity in order to establish an employment relationship.

In China, all employers must compensate their employees equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, employers in China are obliged to pay contributions to the social insurance plan and the housing fund plan for employees. Accordingly, all of our employees, including management, have executed their employment agreements. Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus. We believe our labor relationships are good.

Our employment agreements with our executive officers generally provide for a salary to be paid monthly. The agreements also provide that executive officers are to work full time for our company and are entitled to all legal holidays as well as other paid leave in accordance with PRC laws and regulations and our internal work policies. The employment agreements also provide that we will pay for all mandatory social insurance programs for our executive officers in accordance with PRC regulations. In addition, our employment agreements with our executive officers prevent them from rendering services for our competitors for so long as they are employed.

Other than the salary, bonuses, equity grants and necessary social benefits required by the government, which are defined in the employment agreements, we currently do not provide other benefits to the officers. Our executive officers are not entitled to severance payments upon the termination of their employment agreement or following a change in control. We are not aware of any arrangement that may at a subsequent date, result in a change of control of our company.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Under Chinese law, we may terminate an employment agreement without penalty by providing the employee thirty days’ prior written notice or one month’s wages in lieu of notice if the employee is incompetent or remains incompetent after training or adjustment of the employee’s position in other limited cases. If we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.

Jinguo Li

Jiangsu Baikang entered into an employment agreement with our Chief Executive Officer, Mr. Li, effective as of January 1, 2016 and running through December 31, 2018 that provided a salary of RMB 100,000 per month. On January 1, 2019, Jiangsu Baikang entered into a new employment agreement with Mr. Li for a term of five years effective through December 31, 2023. Pursuant to that agreement, Mr. Li serves as the Chief Executive Officer of Jiangsu Baikang and receives a salary of RMB 220,000 (approximately $31,800) per month. We also entered into an engagement letter with Mr. Li on November 28, 2018 which indicated that Mr. Li would serve as the Chief Executive Officer of Baikang with no separate compensation in addition to the salary in the employment agreement mentioned above.

Jinping Wu

Effective May 20, 2019, we entered a written employment agreement with Jinping Wu to serve as our Chief Financial Officer. Under the terms of Ms. Wu’s employment agreement, she is entitled to a base annual salary of RMB 500,000 (after tax) (approximately $72,500) per year through May 19, 2020. Assuming satisfaction of performance objectives and a renewal of the employment agreement at the end of its term, Ms. Wu will be entitled to an raise in the amount not less than RMB 100,000 per year. Beginning May 20, 2020, she will be eligible to receive 15 days of paid vacation per year, assuming a renewal of the employment agreement. To the extent Ms. Wu does not have social insurance paid by any other employer for her benefit, we will pay such insurance and will deduct her part from payment after determination of the net amount described above. We will provide for her living accommodations in such location as the company may designate for her to work.

Ms. Wu’s employment agreement is for a term of one year and can be renewed 30 days prior to its expiration. The company may terminate her employment agreement for cause, and she is able to terminate on 30 days advance notice. Upon termination of Ms. Wu’s employment, she will be bound by a noncompetition agreement for a period of two years, at the company’s discretion.

Director Compensation — Fiscal 2019

The following section presents information regarding the compensation paid during fiscal 2019 to members of our Board of Directors who are not also our employees (referred to herein as “Non-Employee Directors”). As of April 30, 2018, we had one (1) director, Mr. Jinguo Li, who is also our Chief Executive Officer.

Since May 1, 2018, we have appointed four more directors to our Board of Directors: Ms. Fei Sun, our CoS, and three (3) Non-Employee Directors: Messers Zhangxi Zhang and Mark W. Willis, and Ms. Haiying Xiang. None of the Non-Employee Directors received any compensation in fiscal 2019. Ms. Fei Sun did not receive any compensation other than as an employee of our company and her service on the Board of Directors is dependent on her continued employment by the Company. In the prior two fiscal years ended April 30, 2018 and 2019, Ms. Sun received an annual salary of approximately $18,245 and $17,800, respectively, and the pension insurance we paid for Ms. Sun was $1,416 and $1,382, respectively.

Non-Employee Directors

Historically, we have not paid our directors for acting as such, as our only director prior to fiscal 2018 was our Chief Executive Officer. Upon completion of this offering, we plan to pay our independent directors an annual cash retainer of an amount to be determined from time to time by our board of directors. We may also provide stock option equity-based incentives to our directors for their service. We reimburse our directors for out-of-pocket expenses incurred by them in connection with their services provided in such capacity. Pursuant to our service agreements with our directors, neither we nor our subsidiaries will provide benefits to directors upon termination of employment. We did not have any non-employee directors in fiscal 2018 and did not pay compensation to our non-employee directors in fiscal 2019. Compensation for our employee directors is fully reflected in the above Summary Compensation Table and Director Compensation section.

Related Party Transactions

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since May 1, 2017, to which we have been a participant, in which the amount involved in the transactions is material to us or the related party.

Our Chief Executive Officer and other unrelated parties have pledged assets and have signed guarantee agreements to facilitate our Company’s ability to obtain bank loans. As of April 30, 2019, the amount of such loans in aggregate was approximately $0.6 million.

Mr. Jinguo Li, our Chief Executive Officer, has periodically provided non-interest bearing working capital loans to support our Company’s operations when needed. As of April 30, 2019 and 2018, the balances due to Mr. Li was approximately $0.6 million and $1.5 million, respectively. Such loans do not bear interest and are due on demand.

We have purchased cosmetic products for distribution from Baiziya, a related party controlled by our largest shareholder, Jinguo Li. Baiziya holds a cosmetic production license and contracts with an unrelated third party to produce cosmetic products containing ginkgo oil which we supply. The total amount of cosmetic products we purchased from Baiziya was $Nil and $112,127 for the fiscal years ended April 30, 2019 and 2018, respectively.

Future Related Party Transactions

After completion of this Offering, the Corporate Governance Committee of our Board of Directors (which we will establish and which will consist solely of independent directors) must approve all related party transactions. All related party transactions will be made or entered into on terms that are no less favorable to use than can be obtained from unaffiliated third parties. Related party transactions that we have previously entered into were not approved by independent directors, as we had no independent directors at that time.

Principal Shareholders

The following table sets forth information with respect to beneficial ownership of our Common Shares as of December 20, 2019 by:

•	Each person who is known by us to beneficially own 5% or more of our outstanding Common Shares;

•	Each of our directors and named executive officers; and

•	All directors and named executive officers as a group.

The number and percentage of Common Shares beneficially owned before the offering are based on 16,000,000 Common Shares outstanding as of December 20, 2019. The number and percentage of Common Shares beneficially owned after the offering are based on 18,000,000 or 19,000,000 Common Shares outstanding following the sale of 2,000,000 or 3,000,000 Common Shares, in the case of a minimum or maximum offering, respectively. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Common Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Common Shares beneficially owned by a person listed below and the percentage ownership of such person, Common Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of December 20, 2019 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Common Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at Ginkgo Biomedical Science & Technology Industrial Park, Pizhou, Jiangsu Province, People’s Republic of China 221300. As of the date of the Prospectus, we have 8 shareholders of record. None of our Common Shares is held in the United States, and none of our shareholders is located in the United States. We will be required to have at least 300 unrestricted round-lot shareholders (excluding our existing shareholders) at closing in order to satisfy Nasdaq initial listing standards.

			Minimum Offering		Maximum Offering
	Shares Beneficially Owned Before Offering(1)		Shares Beneficially Owned After Offering(2)		Shares Beneficially Owned After Offering(3)
	Number	Percent	Number	Percent	Number	Percent
Named Executive Officers and Directors:
Jinguo Li(4)	6,400,000	40%	6,400,000	35.6%	6,400,000	33.7%
Jinping Wu	0	0%	0	0%	0	0%
Fei Sun	0	0%	0	0%	0	0%
Zhangxi Zhang	0	0%	0	0%	0	0%
Mark W. Willis	0	0%	0	0%	0	0%
Haiying Xiang	0	0%	0	0%	0	0%

5% or Greater Shareholders:
Triumphant Sino Holdings Limited(4)	6,400,000	40%	6,400,000	35.6%	6,400,000	33.7%
Kaiya Group Limited(5)	1,552,000	9.7%	1,552,000	8.6%	1,552,000	8.2%
Tuorui International Limited(6)	1,536,000	9.6%	1,536,000	8.5%	1,536,000	8.1%
Weitai International Holdings Limited(7)	1,520,000	9.5%	1,520,000	8.4%	1,520,000	8.0%
Dingyao Group Limited(8)	1,424,000	8.9%	1,424,000	7.9%	1,424,000	7.5%
Qianfeng International Holdings Limited(9)	1,408,000	8.8%	1,408,000	7.8%	1,408,000	7.4%
Yaokang International Limited(10)	1,360,000	8.5%	1,360,000	7.6%	1,360,000	7.2%
Zuoqiao Sun(11)	800,000	5%	800,000	4.4%	800,000	4.2%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Common Shares (giving effect to the stock split completed on June 26, 2019). All shares represent only Common Shares held by shareholders as no options are issued or outstanding.

(2) Based on 18,000,000 Common Shares outstanding upon completion of the Minimum Offering.

(3) Based on 19,000,000 Common Shares outstanding upon completion of the Maximum Offering.

(4) Consists of 6,400,000 Common Shares (giving effect to the stock split completed on June 26, 2019) held by Triumphant Sino Holdings Limited, of which Jinguo Li may be deemed to have voting and dispositive power. Such shares were previously held directly by Mr. Li who transferred those shares to Triumphant Sino Holdings Limited, his wholly-owned holding company, on October 4, 2019. Due to Mr. Li’s beneficial ownership of a significant percentage of outstanding Common Shares prior to the completion of our initial public offering, Mr. Jinguo Li effectively controls Baikang. As noted elsewhere, Mr. Li’s percentage beneficial ownership of Baikang has decreased from 100% to approximately 40% since August 2018 by virtue of his sale, in the aggregate, of 9,600,000 Common Shares (giving effect to the stock split completed on June 26, 2019) to 7 unrelated investors. In addition to the 6,400,000 Common Shares of Baikang, Mr. Li also directly owns 0.11% of the equity interests in Jiangsu Baikang through a share purchase from a then minority shareholder in November 2018 and as a result, Mr. Li effectively owns approximately 40.05% of Jiangsu Baikang and our Company on a consolidated basis.

(5) Such shares are held pursuant to an entrust agreement for the benefit of Mr. Shih-Chang Chen who may be deemed to have voting and dispositive power.

(6) Such shares are held pursuant to an entrust agreement for the benefit of Mr. Min Li who may be deemed to have voting and dispositive power.

(7) Such shares are held pursuant to an entrust agreement for the benefit of Mr. Yangguang Jin who may be deemed to have voting and dispositive power.

(8) Mr. Dong Zhang may be deemed to have voting and dispositive power of such shares.

(9) Mr. Xuanxuan Zhang may be deemed to have voting and dispositive power of such shares.

(10) Such shares are held pursuant to an entrust agreement for the benefit of Mr. Chenghua Zhu who may be deemed to have voting and dispositive power.

(11) Such shares are held by Zuoqiao Sun directly.

Description of Share Capital

Baikang is a British Virgin Islands business company limited by shares and our affairs are governed by our Memorandum and Articles of Association, the BVI Business Companies Act, 2004 and the common law of the British Virgin Islands. We were registered and filed as No. 1959750. As set forth in clause 5 of our Memorandum of Association, the objects for which our Company is established are unrestricted.

As of the date of this prospectus, the maximum number of shares that we are authorized to issue is 200,000,000 Common Shares, of $0.001 par value per share, of which 16,000,000 Common Shares are issued and outstanding.

Upon the completion of this offering, we will have 18,000,000 Common Shares issued and outstanding if we complete the minimum offering or up to 19,000,000 Common Shares issued and outstanding if we complete the maximum offering.

The following are summaries of the material provisions of our Memorandum and Articles of Association that will be in force at the time of the closing of this offering, insofar as they relate to the material terms of our Common Shares. The forms of our Memorandum and Articles of Association are filed as exhibits to the registration statement of which this prospectus is a part.

Common Shares

General

All of our outstanding Common Shares are fully paid and non-assessable. Our Common Shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their Common Shares. Our Memorandum and Articles of Association do not permit us to issue bearer shares.

At the completion of this offering, there will be between 18,000,000 (minimum offering) and 19,000,000 (maximum offering) Common Shares issued and outstanding held by at least 300 round-lot shareholders and beneficial owners (excluding our existing shareholders), which is the minimum requirement by The Nasdaq Stock Exchange.

Distributions

The holders of our Common Shares are entitled to an equal share in such dividends or distributions as may be declared by our board of directors subject to the BVI Business Companies Act.

Voting

Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of the shareholders entitled to vote on such action and may be effected by a resolution in writing. At each shareholders’ meeting, each holder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Common Share which such shareholder holds.

Listing

We have applied to list our Common Shares on The NASDAQ Capital Market under the symbol “BKSW.” We will not complete this offering unless our Common Shares will be listed upon completion of the IPO.

Transfer agent and registrar

The transfer agent and registrar for the Common Shares is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the British Virgin Islands, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time, place and purpose or purposes thereof, at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The management of us is entrusted to our board of directors, who will make corporate decisions by board resolution. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. Three days’ notice of a meeting of directors must be given. At any meeting of directors, a quorum will be present if half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. If a quorum is not present, the meeting will be dissolved. If a quorum is present, a resolution of directors may be passed by a majority of the votes cast by directors who are present at the meeting and entitled to vote on the resolution.

As few as one-third of our outstanding shares may be sufficient to hold a shareholder meeting. As mentioned, at the initial date set for any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third (1/3) of the issued Common Shares entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy and then such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholder. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one-third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote and pre-emptive rights and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Common Shares under either British Virgin Islands law or our Memorandum and Articles of Association.

Transfer of Common Shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her Common Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Common Share. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a Common Share unless: (a) the person transferring the shares has failed to pay any amount due in respect of any of those shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Business Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Common Shares and forfeiture of Common Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Common Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Common Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Common Shares

Subject to the provisions of the BVI Business Companies Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Business Companies Act, the SEC, The NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Variation of rights

All or any of the special rights attached to any class of shares may, subject to the provisions of the BVI Business Companies Act, be varied only with the consent in writing of, or a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

•	amend our Memorandum of Association to increase or decrease the maximum number of shares we are authorized to issue;

•	subject to our Memorandum, divide our authorized and issued shares into a larger number of shares; and

•	subject to our Memorandum, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under British Virgin Islands law, holders of our Common Shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Common Shares

Our Memorandum and Articles of Association authorizes our board of directors to issue additional Common Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Differences in corporate law

The BVI Business Companies Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Business Companies Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Business Companies Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Business Companies Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Business Companies Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Business Companies Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that provide for a staggered board of directors and prevent shareholders from taking an action by written consent in lieu of a meeting. However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a transaction that is material to the company. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Business Companies Act or our Memorandum and Articles of Association, as amended and re-stated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. Our Memorandum and Articles of Association permit shareholders to act by written consent.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, by a resolution of shareholders or by a resolution of directors passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least seventy-five percent (75%) of the votes of the members or directors of the Company entitled to vote.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute.

Dissolution; winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Business Companies Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

Our exposure to interest rate risk primarily relates to excess cash invested in short-term instruments with original maturities of less than a year and long-term held-to-maturity securities with maturities of greater than a year. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may fall short of expectations due to changes in interest rates, or we may suffer losses in principal if we have to sell securities that have declined in market value due to changes in interest rates. We have not been, and do not expect to be, exposed to material interest rate risks, and therefore have not used any derivative financial instruments to manage our interest risk exposure.

In the year ended April 30, 2019, we had approximately $2.6 million in outstanding bank loans, in which approximately $2.1 million with interest rate of 6.86%. In the year ended April 30, 2018, we had approximately $0.62 million in outstanding bank loans, with interest rate of 8.83%.

As of April 30, 2019, if interest rates increased/decreased by 1 percentage point, with all other variables having remained constant, and assuming the amount of bank borrowings outstanding at the end of the year was outstanding for the entire year, profit attributable to equity owners of our company would have been approximately $20,489 lower/higher, respectively, mainly as a result of interest expense on our bank loans.

As of April 30, 2018, if interest rates increased/decreased by 1 percentage point, with all other variables having remained constant, and assuming the amount of bank borrowings outstanding at the end of the year was outstanding for the entire year, profit attributable to equity owners of our company would have been approximately $7,350 lower/higher, respectively, mainly as a result of interest expense on our bank loans.

We had no short-term investments and long-term held-to-maturity investments as of April 30, 2019.

Foreign Exchange Risk

Our functional currency is the RMB, and our financial statements are presented in U.S. dollars. The RMB depreciated against the U.S. dollar by 6.0% in fiscal year 2017, appreciated by 2.7% in fiscal 2018, and depreciated by 6.4% in fiscal year 2019. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying change in our business or results of operation. If using the average exchange rate of fiscal 2018, the impact attributable to changes in revenue and expenses due to foreign currency translation are summarized as follows.

	For the Year Ended April 30, 2019	For the Year Ended April 30, 2018
Impact on revenue	$453,512	$824,586
Impact on operating expenses	$240.693	$95,402
Impact on net income	$208,143	$495,765

Currently, our assets, liabilities, revenues and costs are denominated in RMB and in U.S. dollars, and our offering proceeds will be denominated in U.S. dollars. Our exposure to foreign exchange risk will primarily relate to those financial assets denominated in U.S. dollars. Any significant revaluation of RMB against U.S. dollars may materially affect our earnings and financial position, and the value of, and any dividends payable on, our Common Shares in U.S. dollars in the future. See “Risk Factors — Risks Related to Doing Business in China — Fluctuations in exchange rates could adversely affect our business and the value of our securities.”

Commodity Risk

As a developer and manufacturer of products composed largely of ginkgo-related materials and herbs, our Company is exposed to the risk of an increase in the price of raw materials. We historically have not passed on price increases to customers by virtue of pricing terms that vary with changes in commodity prices. We have not entered into any contract to hedge any specific commodity risk. Moreover, our Company does not purchase or trade on commodity instruments or positions; instead, it purchases commodities for use.

Shares Eligible for Future Sale

Before our initial public offering, there has not been a public market in the U.S. for our Common Shares. Future sales of substantial amounts of shares of our Common Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Shares to fall or impair our ability to raise equity capital in the future.

The Common Shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of Common Shares then outstanding, which will equal 176,000 shares immediately after our initial public offering if the minimum offering is completed, or 184,000 shares after our initial public offering if the maximum offering is completed, or

•	the average weekly trading volume of the Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory shares or option plan or other written agreement in a transaction before the effective date of our initial public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Registration on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act as soon as practicable after the closing of this offering to register up to a certain number of our Common Shares subject to outstanding stock options or reserved for issuance under our share incentive plan, such amount being equal to ten percent (10%) of the number of Common Shares issued and outstanding after the closing of the offering. This registration will permit the resale of these Common Shares by non-affiliates in the public market without restriction under the Securities Act. Common Shares registered pursuant to the Form S-8 held by affiliates will be subject to Rule 144 volume limitations. As of the date of this Prospectus, we have not issued any options to purchase any of our Common Shares.

Lock-up Agreements

All of our current shareholders including all of our officers and directors, will enter into lock-up agreements with the underwriter prior to the commencement of this offering. For more details about the lock-up agreements, see “Plan of Distribution — Lock-Up.”

Summary of Shares Available for Future Sale

The following table summarizes the total shares potentially available for future sale. Prior to the offering, 16,000,000 shares are outstanding, of which 6,400,000 shares are held by an affiliate. Of the currently outstanding Common Shares, all 16,000,000 currently outstanding Common Shares are subject to lock-up agreements.

To the extent we complete an offering between the minimum and maximum offering, the below tables will be adjusted proportionately as to numbers of shares available for sale (as to Underwriter Warrant shares) and dates on which such shares may be sold (as to currently outstanding shares).

Common Shares to be Outstanding at Completion of Offering: 18,000,000 shares if we complete the minimum offering or up to 19,000,000 shares if we complete the maximum offering

Shares	Date Available for Sale
Currently Outstanding Common Shares Subject to Lock-Up Agreements: 16,000,000 shares	After the later of (a) twelve (12) months following the commencement of trading of the Common Shares offered in this offering on the Nasdaq Capital Market or (b) the filing by our Company of the first Form 20-F or half-year financial statements following the completion of this offering.

Common Shares Offered in this Offering: Up to 3,000,000 shares	After the commencement of trading of the Common Shares offered in this offering on the Nasdaq Capital Market, these shares will be freely tradable.

Shares Approved for Issuance but Not Yet Outstanding at Completion of Offering: up to 150,000 Common Shares

Shares	Date Available for Sale

Common Shares underlying the Underwriter Warrants: up to 150,000 shares if we complete the maximum offering	After exercise of the Underwriter Warrants, these shares will be freely tradable.

Material Tax Considerations

The following is a summary discussion of the material British Virgin Islands, People’s Republic of China and United States federal income tax consequences related to an investment in our Common Shares. The summary discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The summary discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. The summary discussion does not deal with all possible tax consequences relating to an investment in our Common Shares, such as the tax consequences under U.S. state, local and other tax laws.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

British Virgin Islands Taxation

Under the BVI Business Companies Act as currently in effect, a holder of the Common Shares who is not a resident of the British Virgin Islands is exempt from British Virgin Islands income tax on dividends paid with respect to the Common Shares and all holders of the Common Shares are not liable to the British Virgin Islands for income tax on gains realized during that year on sale or disposal of such shares. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Business Companies Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated or re-registered under the BVI Business Companies Act. In addition, shares of companies incorporated or re-registered under the BVI Business Companies Act are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between China and the British Virgin Islands.

People’s Republic of China Taxation

PRC Enterprise Income Taxation

Under the PRC Enterprise Income Tax Law (the “EIT Law”), effective as of January 1, 2008, enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementing Rules of the EIT Law defines the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise. We believe neither our Company nor our non-PRC subsidiary is a PRC resident enterprise. However, we are subject to risks and uncertainties that the PRC tax authorities may deem our Company or our non-PRC subsidiary as a PRC resident enterprise since a majority of the management members of our Company and of our non-PRC subsidiary are located in China. If the PRC tax authorities subsequently determine that we, HK Jiahao or any future non-PRC subsidiaries should be classified as a PRC resident enterprise, such entity would be subject to the enterprise PRC income tax at the rate of 25% on worldwide income as well as other unfavorable tax consequences.

Zhong Lun Law Offices, our legal counsel as to PRC law, has advised us that, if the PRC tax authorities determine that Baikang is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of Common Shares if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Baikang is treated as a PRC resident enterprise.

United States Federal Income Taxation

The following summary applies only to U.S. Holders (defined below) that hold Common Shares as capital assets and that have the U.S. dollar as their functional currency. This summary is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The summary of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of our Common Shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to mark-to-market;

•	U.S. expatriates;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our Common Shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting shares;

•	persons who acquired our Common Shares pursuant to the exercise of any employee share option or otherwise as consideration; or

•	persons holding our Common Shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Common Shares.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to Common Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of actually or constructively receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Common Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not, however, intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at a lower capital gains rate applicable to qualified dividend income rather than the marginal tax rates generally applicable to ordinary income, provided that (1) the Common Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Treasury Department guidance, shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on The NASDAQ Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Common Shares, including the effects of any change in law after the date of this prospectus.

Dividends will generally constitute foreign source income for foreign tax credit limitation purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the EIT Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our Common Shares. See “Taxation—People’s Republic of China Taxation.” In that case, depending on the U.S. Holder’s individual facts and circumstances, a U.S. holder may be eligible, subject to a number of limitations, to claim a foreign tax credit in respect of any foreign withholding taxes not in excess of any applicable treaty rate imposed on dividends received on our Common Shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Dispositions of Common Shares

Subject to the passive foreign investment company rules discussed below, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of the Common Shares equal to the difference between the amount realized (in U.S. dollars) upon the disposition and your adjusted tax basis (in U.S. dollars) in the Common Shares. The gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, who has held the Common Shares for more than one year, you will generally be eligible for a reduced tax rate of taxation. The deductibility of capital losses may be subject to limitations. Any such gain or loss that you recognize will generally be treated as U.S. source income or loss for U.S. foreign tax credit limitation purposes.

In the event that we are treated as a PRC “resident enterprise” under the EIT Law and gain from the disposition of the Common Shares is subject to tax in the PRC, a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. If you are not eligible for the benefits of the income tax treaty or you fail to make the election to treat any gain as foreign source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the Common Shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Common Shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. Our actual PFIC status for the current taxable year will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change due to changes in our asset or income composition. The calculation of the value of our assets will also be based, in part, on the quarterly market value of our Common Shares, which is subject to change. Accordingly, our PFIC status will depend, in part, on the market price of our Common Shares and fluctuations in the market price of the Common Shares may cause us to become a PFIC.

If we are a PFIC for any taxable year during which you hold Common Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Common Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Common Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Common Shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Common Shares cannot be treated as capital, even if you hold the Common Shares as capital assets.

Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold our Common Shares, you will generally be subject to the special tax rules described above for that year and for each subsequent year in which you hold the Common Shares (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special “deemed sale” election to recognize gain as if your Common Shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Common Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Common Shares as of the close of your taxable year over your adjusted basis in such Common Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Common Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Common Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Common Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Common Shares, as well as to any loss realized on the actual sale or disposition of the Common Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Common Shares. Your basis in the Common Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including The NASDAQ Capital Market. If the Common Shares are regularly traded on The NASDAQ Capital Market and if you are a holder of Common Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If you hold Common Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service (“IRS”) Form 8621 regarding distributions received on the Common Shares and any gain realized on the disposition of the Common Shares.

U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to their investment in our Common Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Common Shares and proceeds from the sale, exchange or redemption of our Common Shares may be subject to information reporting to the U.S. IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders.

Under the Hiring Incentives to Restore Employment Act of 2010, certain United States Holders are required to report information relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Common Shares. In addition, U.S. Holders may be subject to information reporting to the IRS with respect to dividends on and proceeds from the sale or other disposition of our Common Shares.

U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules to their particular circumstances.

Plan of Distribution

We have entered into an Underwriting Agreement with Joseph Stone Capital, LLC, as representative of the underwriter named below (the “Representative”), with respect to the Shares subject to this offering. The address of the Representative is 200 Old Country Rd, Ste 610, Mineola, NY 11501.

Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell and the underwriter has agreed to sell on our behalf, at the public offering price less the underwriting discounts and commissions set forth below a minimum offering amount of $10,000,000 and a maximum offering amount of $15,000,000 of our Common Shares.

The underwriter must sell the minimum number of securities offered ($10,000,000 of Common Shares) if any shares are sold. The underwriter is required to use only their best efforts to sell the maximum number of securities offered ($15,000,000 of Common Shares). The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and the Representative after which the minimum offering is sold or (ii) March 28, 2020. Until at least $10,000,000 of Common Shares are sold, all funds received in payment for securities sold in this offering will be required to be submitted by subscribers to a non-interest bearing escrow account at Continental Stock Transfer & Trust Company, as Escrow Agent, and will be held by the Escrow Agent for such account. The underwriter and we shall require all investor checks for payment for the Common Shares to be made payable to Continental Stock Transfer & Trust Company, as Escrow Agent and delivered to the Escrow Agent for deposit in the Escrow Account. All subscription agreements and checks should be delivered to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004. Failure to do so will result in checks being returned to the investor who submitted the check. No investor checks shall be made payable to us, underwriter or any other entity until the minimum contingency occurs. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. The funds are held for the benefit of the investors until the minimum is reached. Prior to reaching the minimum claims may not be reached by creditors of the Company. If the underwriter does not sell at least $10,000,000 of Common Shares by March 28, 2020, all funds will be returned without interest or deduction by noon of the next business day after termination of the offering. If this offering completes, then on the closing date, net proceeds will be delivered to us and we will issue the Common Shares to purchasers. The closing will occur, as to all subscriptions duly received and accepted by us, in one closing, and we do not intend to hold multiple closings in the offering.

The Offering will be made on a “best-efforts, mini-max” basis such that the underwriter is required, subject to certain conditions, to take and pay for only such shares as they may sell to the public. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the Underwriting Agreement, such as receipt by the Representative of officers’ certificates and legal opinions.

Shares issued in this offering will be delivered electronically to the accounts of those purchasers who hold accounts at the underwriter as soon as practical upon the closing of the offering. Alternatively, subscribers who do not carry an account at the underwriter may request that the shares be held in book-entry at the Company’s transfer agent, be delivered in certificated form to the subscriber, or may be issued in book-entry at the Company’s transfer agent and subsequently delivered electronically to the subscriber’s non-underwriter brokerage account upon request of the subscriber.

Discounts, Commissions and Expense Reimbursement.   The underwriter will receive a fundraising commission equal to between $685,000 in the case of a minimum offering and $997,500 in the case of a maximum offering, representing 7% of the gross proceeds up to $8,000,000, and 6.25% of additional gross proceeds above $8,000,000, to be raised in this offering, respectively.

The following table shows, for each of the minimum and maximum offering amounts, the per share and maximum total public offering price, underwriting discounts and commissions to be paid to the underwriter by us, and proceeds to us, before expenses.

	Per Common Share		Minimum Offering	Maximum Offering
Initial public offering price	$5.00		$10,000,000	$15,000,000
Underwriting discount and commissions	$0.34	(1)	$685,000	$997,500
Assumed proceeds to us, before expenses	$4.66		$9,315,000	$14,002,500

(1) Assuming a minimum offering amount.

Under the Underwriting Agreement, we will also (a) pay the Representative a non-refundable engagement fee of $50,000, (b) pay a non-accountable expense allowance equal to 0.5% of the public offering price, and (c) reimburse the Representative’s accountable expenses, including reasonable travel and out-of-pocket expenses (e.g., travel, communication expenses, etc.), as incurred in connection with its services up to an aggregate amount of $30,000.

In addition, we have agreed to pay expenses relating to the offering, including, but not limited to, (a) all filing fees and communication expenses relating to the registration of the Common Shares to be sold in this offering with the SEC; (b) all corporate finance department filing fees associated with the review of the offering by FINRA; all fees and expenses related to the listing of such Common Shares on the Nasdaq Capital Market, the Nasdaq National Market or the NYSE American US and on such other stock exchanges as we and the Representative together determine; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriter, Selected Dealers’ Agreement, Underwriter’s Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (f) the costs and expenses of the financial public relations firm experienced in assisting issuers in public offering of securities for a period of at least one year after the closing; (g) the costs of preparing, printing and delivering certificates representing the Common Shares; (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (i) the costs associated with post-Closing advertising the offering in the national editions of the Wall Street Journal and New York Times; (j) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the closing in such quantities as the Representative may reasonably request; (k) translation cost for due diligence purposes, the reasonable cost for roadshow meetings and the preparation of a power point presentation; and (l) Underwriter’s legal and due diligence (including but not limited to third party) expenses.

We estimate that the total underwriting expenses of the offering payable by us, including the underwriter’s fees and commissions, will be approximately $872,000 in a minimum offering or $1,209,500 in a maximum offering in each case including an engagement fee of $50,000, a non-accountable expense allowance equal to 0.5% of the gross proceeds, a maximum aggregate reimbursement of $30,000 of the Representative’s accountable expenses, and underwriter's counsel fees and expenses up to $45,000.

Warrants.   We have agreed to issue to the underwriter and to register herein warrants to purchase up to a total of up to the number of Common Shares equal to 5% of the aggregate number of Common Shares sold in this Offering and to also register herein such underlying shares. The warrants will be exercisable at any time, and from time to time, in whole or in part, commencing 180 days from the effective date of the Offering and expiring three years from the effective date of the Offering. The warrants are exercisable at a per share price equal to 120% of the public offering price per share in the Offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter (or permitted assignees under FINRA Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the Offering, except as provided for in FINRA Conduct Rule 5110(g)(2). The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, subdivisions, combinations, reclassification, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of Common Shares at a price below the warrant exercise price except as necessary to comply with FINRA rules or regulations.

Indemnification and Other Matters.   We have agreed to indemnify the Representative against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Representative may be required to make in respect thereof.

Lock-Up.   We, on behalf of ourselves and any successor entity, have agreed that we will not, for a period of twelve (12) months from the commencement of trading of the Common Shares offered in this offering on the Nasdaq Capital Market (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of our company or such other securities, in cash or otherwise.

The restrictions contained in the above paragraph shall not apply to (i) the Public Securities to be sold hereunder, (ii) the issuance by our company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus as outstanding or (iii) the issuance by our company of an option or shares of capital stock of our company under any stock compensation plan of our company disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, or upon approval of our company’s board of directors, to any officer, director, employee or consultant of our company as compensation for services.

In addition, we, our directors and executive officers, existing shareholders holding in aggregate 5% of our Common Shares on a fully diluted basis without giving effect to this offering have agreed with the underwriter not to sell, transfer or dispose of any Common Shares for periods of twelve months from the date of this prospectus, subject to certain exceptions. See “Shares Eligible for Future Sale.”

Stabilization.   The underwriter will not take any action designed to or that constitutes or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization of the price of any security of our company to facilitate the sale or resale of the shares sold in this offering.

We have applied to have our Common Shares listed on The NASDAQ Capital Market under the symbol “BKSW.” Because there has not been an effective trading market of substance for our Common Shares to date, however, the offering price for shares offered hereby, which was negotiated by us and the underwriter, may not necessarily reflect the last reported sale price for our Common Shares or the market price of our Common Shares following the Offering. In addition to recent sale prices for our Common Shares, the following factors were considered in determining the offering price:

•	the information presented in this Prospectus and otherwise available to the underwriter;

•	our past and present operations;

•	our historical results of operations;

•	our current financial condition and results of operations;

•	our prospects for future business and earning potential;

•	our management;

•	the recent market prices of, and the demand for, publicly traded Common Shares of generally comparable companies;

•	the history and prospects for the industry in which we compete;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of securities of generally comparable companies;

•	the market capitalization and stages of development of other companies which we and the representatives believe to be comparable to us; and

•	other factors deemed to be relevant.

We cannot offer any assurance that the offering price corresponds to the price at which the Common Shares will trade in the public market subsequent to the Offering or that an active trading market for the Common Shares will develop and continue after the Offering.

Passive Market Making.   In connection with this Offering, the underwriter may engage in passive market making transactions in our Common Shares on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before commencement of offers or sales of the shares and extending through completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Electronic Offer, Sale and Distribution of Securities.   A prospectus in electronic format may be delivered to potential investors by the underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Sales Outside the U.S.   No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Shares, or the possession, circulation or distribution of this Prospectus or any other material relating to us or the Common Shares in any jurisdiction where action for that purpose is required. Accordingly, the Common Shares may not be offered or sold, directly or indirectly, and none of this prospectus or any other offering material or advertisements in connection with the Common Shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell Common Shares offered hereby in certain jurisdictions outside the United States, either directly or indirectly or through affiliates, where they are permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, with effect from and including the date on which the Prospectus Directive is implemented in that Member State, an offer of securities may not be made to the public in that Member State, other than:

(a)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if that Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or

(c)	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive; provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in that Member State), and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This Prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this Prospectus or any of its contents.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This Prospectus has not been and will not be circulated or distributed in the PRC, and shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan, and the special administrative regions of Hong Kong and Macau.

Singapore

This Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Canada

The Common Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Common Shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the Offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Expenses Relating to This Offering

Set forth below is an itemization of the total expenses, excluding underwriting fee and commissions and underwriting expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,044
NASDAQ Capital Market Listing Fee	75,000
FINRA Filing Fee	2,863
Legal Fees and Expenses	540,000
Accounting Fees and Expenses	650,000
Printing and Miscellaneous Expenses	180,000
Total Expenses	$1,449,907

In addition to the underwriting expenses (estimated at $187,000 in a minimum offering or $212,000 in a maximum offering) and above expenses (estimated at $1.45 million), we will pay our underwriter and their dealers an aggregate underwriting fee equal to between $685,000 in the case of a minimum offering and $997,500 in the case of a maximum offering, representing 7% of the gross proceeds up to $8,000,000, and 6.25% of additional gross proceeds above $8,000,000, depending on whether and to what extent we complete an offering between the minimum and maximum offering.

Legal Matters

Kaufman & Canoles, P.C. is acting as counsel to our company regarding U.S. securities law matters. The validity of the Common Shares offered hereby will be passed upon for us by Campbells. VCL Law LLP is acting as counsel to the underwriter. Certain legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm and for the underwriter by GFE Law Office. Kaufman & Canoles, P.C. may rely upon Campbells with respect to matters governed by British Virgin Islands law and may rely upon Zhong Lun Law Firm with respect to matters governed by PRC law.

The current address of Kaufman & Canoles, P.C. is Two James Center, 14th Floor, 1021 E. Cary St., Richmond, Virginia 23219. The current address of Campbells is Floor 4, Banco Popular Building, Road Town, Tortola VG1110, British Virgin Islands. The current address of Zhong Lun Law Firm is 36-37/F, SK Tower, 6A Jianguomenwai Avenue, Chaoyang District, Beijing, China 100022. The current address of GFE Law Office is Suites 3409-3412, Guangzhou CTF Finance Center, Zhujiang New Town, Guangzhou, Guangdong Province, PRC 510613. The current address of VCL Law LLP is 8300 Boone Boulevard, Suite 500, Vienna, VA 22182.

Experts

Friedman LLP, an independent registered public accounting firm, has audited our consolidated financial statements for each of the years ended April 30, 2019 and 2018. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

The current address of Friedman LLP is One Liberty Plaza, 165 Broadway, 21st Floor, New York, NY 10006.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Enforceability of Civil Liabilities

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Most of our assets are located outside the United States. In addition, most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation as our agent to receive service of process with respect to any action brought against us in the courts of the State of Delaware under the federal securities laws of the United States or under the securities laws of the State of Delaware.

Zhong Lun Law Firm, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

Zhong Lun Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Campbells, our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, is unlikely to be enforceable in the British Virgin Islands. We have also been advised by Campbells that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

Disclosure of Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Common Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Common Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Baikang Biological Group Holdings Limited

We have audited the accompanying consolidated balance sheets of Baikang Biological Group Holdings Limited and its subsidiaries (collectively, the “Company”) as of April 30, 2019 and 2018, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended April 30, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended April 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2018.

New York, New York

November 8, 2019, except for Notes 1, 9, 12 and 14, as to which the date is December 20, 2019.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash	$216,540	$742,563
Accounts receivable, net	661,082	-
Inventories, net	599,412	1,117,520
Prepayments and advances to suppliers, net	685,921	1,806,016
Deferred offering costs	429,665	-
TOTAL CURRENT ASSETS	2,592,620	3,666,099

Property, plant and equipment, net	24,276,110	13,376,238
Intangible assets, net	2,405,146	953,892
Deferred tax assets	10,639	-
TOTAL ASSETS	$29,284,515	$17,996,229

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term loan	$579,150	$-
Accounts payable	1,119,296	794,183
Accrued expenses and other current liabilities	926,864	250,357
Advances from customers	-	518,548
Taxes payable	7,636,918	5,739,966
Due to related party	636,694	1,509,189
TOTAL CURRENT LIABILITIES	10,898,922	8,812,243

Long-term loan	2,052,433	616,060

TOTAL LIABILITIES	12,951,355	9,428,303

COMMITMENTS AND CONTINGENCIES

EQUITY:
Common share, $0.001 par value, 200,000,000 shares authorized, 16,000,000 shares issued and outstanding as of April 30, 2019 and 2018, respectively*	16,000	16,000
Additional paid-in capital	4,414,741	4,414,741
Statutory reserve	1,221,854	393,550
Retained earnings	10,179,824	2,756,994
Accumulated other comprehensive income	469,069	967,233
TOTAL SHAREHOLDERS' EQUITY	16,301,488	8,548,518
Noncontrolling interest	31,672	19,408
TOTAL EQUITY	16,333,160	8,567,926

TOTAL LIABILITIES AND EQUITY	$29,284,515	$17,996,229

*Retroactively restated for the effect of stock split

The accompanying notes are an integral part of these consolidated financial statements.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended April 30,
	2019	2018
REVENUE	$18,003,283	$26,762,733
COST OF REVENUE	4,380,120	6,346,941
GROSS PROFIT	13,623,163	20,415,792

OPERATING EXPENSES
General and administrative expenses	3,234,148	2,158,432
Selling expenses	422,952	843,776
Research and development expenses	411,248	94,149
Total operating expenses	4,068,348	3,096,357

INCOME FROM OPERATIONS	9,554,815	17,319,435

OTHER INCOME
Other income	321,553	301,289
Interest expense	(87,728)	(65,989)
Total other income, net	233,825	235,300

INCOME BEFORE INCOME TAXES	9,788,640	17,554,735
INCOME TAXES PROVISION	1,525,938	2,632,604

NET INCOME	$8,262,702	$14,922,131
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11,568	20,891
NET INCOME ATTRIBUTABLE TO THE COMPANY	8,251,134	14,901,240

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(498,164)	6,409

COMPREHENSIVE INCOME	$7,764,538	$14,928,540
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	12,264	20,900
COMPREHENSIVE INCOME ATTRIBUTABLE TO THE COMPANY	7,752,274	14,907,640

Earnings per share
Basic and diluted	$0.52	$0.93

Weighted average number of shares outstanding
Basic and diluted*	16,000,000	16,000,000

*Retroactively restated for the effect of stock split

The accompanying notes are an integral part of these consolidated financial statements.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Share		Additional Paid-in	Statutory	Retained Earnings (Accumulated	Accumulated Other Comprehensive	Noncontrolling
	Shares*	Amount	Capital	Reserve	Deficit)	Income	interest	Total
Balance at April 30, 2017	16,000,000	$16,000	$4,414,741	$-	$(11,750,696)	$960,833	$(1,492)	$(6,360,614)

Net income for the year	-	-	-	-	14,901,240	-	20,891	14,922,131
Statutory reserve	-	-	-	393,550	(393,550)	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	6,400	9	6,409

Balance at April 30, 2018	16,000,000	$16,000	$4,414,741	$393,550	$2,756,994	$967,233	$19,408	$8,567,926

Net income for the year	-	-	-	-	8,251,134	-	11,568	8,262,702
Statutory reserve	-	-	-	828,304	(828,304)	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	(498,164)	696	(497,468)

Balance at April 30, 2019	16,000,000	$16,000	$4,414,741	$1,221,854	$10,179,824	$469,069	$31,672	$16,333,160

*Retroactively restated for the effect of stock split

The accompanying notes are an integral part of these consolidated financial statements.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended April 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,262,702	$14,922,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	667,368	671,096
Loss on disposal of property and equipment	-	15,374
Change in inventory reserve	13,364	-
Deferred tax expense (benefit)	(15,670)	1,758,309
Changes in operating assets and liabilities:
Accounts receivable, net	(660,191)	-
Prepayments and advances to suppliers, net	1,010,528	(1,701,739)
Inventories, net	437,183	(178,102)
Accounts payable	372,193	723,911
Advances from customers	(486,824)	483,885
Taxes payable	2,237,830	4,288,880
Accrued expenses and other current liabilities	690,576	128,179
NET CASH PROVIDED BY OPERATING ACTIVITIES	12,529,059	21,111,924

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(56,055)	(246,321)
Payments for construction in progress	(12,258,243)	(3,177,575)
Purchases of intangible asset	(1,544,957)	(218,891)
NET CASH USED IN INVESTING ACTIVITIES	(13,859,255)	(3,642,787)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	578,370	592,940
Repayment of short-term loans	(578,600)	(600,306)
Proceeds from long-term loan	2,224,500	-
Repayment of long-term loan	(174,831)	-
Repayment of related party loans	(761,906)	(17,199,765)
Payments made for deferred offering costs	(429,086)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	858,447	(17,207,131)

EFFECT OF CHANGES OF FOREIGN EXCHANGE RATES ON CASH	(54,274)	31,478
NET INCREASE (DECREASE) IN CASH	(526,023)	293,484
CASH-beginning of year	742,563	449,079

CASH-end of year	$216,540	$742,563

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income tax	$1,937	$1,046
Cash paid for interest	$88,033	$64,911

The accompanying notes are an integral part of these consolidated financial statements.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Baikang Biological Group Holdings Limited (“Baikang”), formerly known as Jiahao Biological Group Holdings Limited, is a limited liability company established under the laws of the British Virgin Islands (“BVI”) on November 2, 2017 as a holding company.

Jiahao International (HK) Limited (“Jiahao HK”) is a holding company incorporated in accordance with laws and regulations of Hong Kong on January 10, 2018.

Jiangsu Baikang Bio-Tech Co., Ltd. (“Jiangsu Baikang”) was incorporated on August 10, 2006 under the laws of the People’s Republic of China (“China” or “PRC”) in Pizhou City, Jiangsu Province, China.

Jiangsu Baijiale Oil Crop Co., Ltd. (“Baijiale”) was incorporated in Pizhou City, Jiangsu Province, China on December 25, 2015.

Jiangsu Baikang Purification Engineering Co., Ltd. (“Baikang Purification”) was incorporated in Pizhou City, Jiangsu Province, China on July 8, 2016. Baikang Purification has limited operation since its inception.

Mr. Jinguo Li (“Mr. Li”), the Chairman of the Board of Directors and Chief Executive Officer was the ultimate controlling shareholder (“the controlling shareholder”) of all these companies prior to the reorganization described below.

Reorganization

On March 16, 2018, Mr. Li first transferred his ownership interest in Jiahao HK to Baikang. On March 11, 2018, Jiahao Pharmaceutical (China-Australia) Limited (“Jiahao Australia”) transferred 99.86% of its equity interest of Jiangsu Baikang to Jiahao HK. Jiahao Australia is a privately-held Australian corporation and controlled by Mr. Li. On August 2, 2018, Mr. Li transferred his ownership in Baikang Purification and Baijiale to Jiangsu Baikang. As a result, both Baikang Purification and Baijiale became wholly owned subsidiaries of Jiangsu Baikang.

Jiangsu Baikang, Baijiale, Baikang Purification, Jiahao HK and Baikang are considered under common control since they are controlled by the same controlling shareholder. The above-mentioned transaction was considered a reorganization (the “Reorganization”). After the Reorganization, Baikang ultimately owns 100% equity interests of Jiahao HK, which further owns 99.86% equity interest of Jiangsu Baikang, Baijiale and Baikang Purification.

In accordance with Accounting Standards Codification (“ASC”) 805-50-25, the Reorganization has been accounted for as a recapitalization among entities under common control since the same shareholder controlled all these entities prior to the execution of the Agreement. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the period presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period. By eliminating the effects of intra-entity transactions in determining the results of operations for the period before the Reorganization, those results will be on substantially the same basis as the results of operations for the period after the date of combination. The effects of intra-entity transactions on current assets, current liabilities, revenue, and cost of sales for periods presented and on retained earnings (accumulated deficit) at the beginning of the periods presented are eliminated to the extent possible. Furthermore, ASC 805-50-45-5 indicates that the financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

Reorganization (continued)

Upon the reorganization, the Company has subsidiaries in countries and jurisdictions in PRC and BVI. Details of the subsidiaries of the Company and their principal business activities are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Baikang Biological Group Holdings Limited (“Baikang” or “the Company”)	Incorporated on November 2, 2017	BVI	Parent, 100%	Holding Company

Jiahao International (HK) Limited (“Jiahao HK”)	Incorporated on January 10, 2018	Hong Kong	100% by the Parent	Holding Company

Jiangsu Baikang Bio-Tech Co., Ltd. (“Jiangsu Baikang”)	Incorporated on August 10, 2006	Pizhou City, Jiangsu Province, China	99.86% by Jiahao HK	Research and development, manufacturing and distribution various products using ginkgo extract

Jiangsu Baijiale Oil Crop Co., Ltd. (“Baijiale”)	Incorporated on December 25, 2015	Pizhou City, Jiangsu Province, China	100% by Jiangsu Baikang	Manufacturing and distribution of blended oil using ginkgo extract

Jiangsu Baikang Purification engineering Co., Ltd. (“Baikang Purification”)	Incorporated on July 8, 2016	Pizhou City, Jiangsu Province, China	100% by Jiangsu Baikang	Manufacturing purified water and equipment

On February 28, 2019, Jiangsu Baikang signed a share transfer agreement with the original shareholder of Pizhou Linhai Ginkgo Industry Research Institute Co., Ltd (“Linhai Research”) to transfer all the shares of Linhai Research to Jiangsu Baikang with nominal consideration. Linhai Research was incorporated on August 1, 2017 and had virtually no operations since its inception. Since Linhai Research had no operating activities and no output generated, the Company determined that Linhai Research is not considered a business under ASC 805, “Business Combinations”.

Baikang, through its subsidiaries (collectively, the “Company”), provides a variety of proprietary natural health and nutrition products derived primarily from ginkgo in China. It sells five categories of products, including (a) nutraceutical products, (b) cosmetics and household essential products, (c) liquor products, (d) blended edible oil products and other household products. Of these products, it produces edible oils, liquor and powdered drinks from the nutraceutical category. The Company currently sells all of its products in China.

Liquidity

As reflected in the Company’s consolidated financial statements, the Company had negative working capital of $8.3 million as of April 30, 2019. The Company also estimated that to fully complete the Phase 1 construction of its new office and manufacturing facilities, an additional $3.2 million (approximately RMB 21.8 million) will be incurred (see notes 5 and 12). In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future and its operating and capital expenditure commitments. The Company plans to fund working capital through profits from its operations, bank borrowings and additional capital contributions from its major shareholder. Management expects to be able to refinance all of its short term and long term loans upon maturity based on past experience and the Company’s good credit history. The Company’s CEO and major shareholder, Mr. Jinguo Li, has also pledged to provide personal loans whenever necessary to the Company as working capital for at least next twelve months.

Based on current operating plan, management believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirement for at least next twelve months from the date of these financial statements.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

The accompanying consolidated financial statements include the financial statements of Baikang, Jiahao HK, Jiangsu Baikang, Baijiale Baikang Purification, and Linhai Research. All inter-company balances and transactions are eliminated upon consolidation.

Uses of estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of inventories, prepayments and advances to suppliers, useful lives of property, plant and equipment and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains most of its bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs. As of April 30, 2019 and 2018, there was no cash equivalent.

Inventories

Inventories are stated at the lower of cost or net realizable value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products.

Advances to Suppliers

Advances to suppliers consist of balances paid to suppliers for services and materials that have not been provided or received. Advances to suppliers are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the advance becomes doubtful. The Company uses the aging method to estimate the allowance for uncollectible balances. In addition, at each reporting date, the Company generally determines the adequacy of allowance for doubtful accounts by evaluating all available information, and then records specific allowances for those advances based on the specific facts and circumstances. As of April 30, 2019 and 2018, there was no allowance recorded as the Company considers all of the advances to suppliers’ balance fully collectible.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, plant and equipment

Property, plant and equipment are recorded at cost. Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method, as follows:

Useful life
Buildings	20 years
Machinery equipment	10 years
Transportation equipment	5 years
Office equipment	3 - 10 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income (loss) in other income or expenses.

Construction-in-Progress (“CIP”)

Construction-in-progress represents property and buildings under construction and consists of construction expenditures, equipment procurement, and other direct costs attributable to the construction. Construction-in-progress is not depreciated. Upon completion and ready for intended use, construction-in-progress is reclassified to the appropriate category within property, plant and equipment.

Intangible Assets

Intangible assets consist primarily of land use rights and a patent. Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method over the terms of the land use rights or useful life of intangible assets.

Impairment of Long-lived Assets

The Company reviews long-lived assets, including definitive-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of April 30, 2019 and 2018.

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•      Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•      Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments - continued

•      Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, advances to suppliers, prepayments and other current assets, accounts payable, advance from customers, accrued expenses, short term bank loans and taxes payable, approximates their recorded values due to their short-term maturities. The Company determined that the carrying value of the long term loans approximated their fair value by comparing the stated loan interest rate to the rate charged by similar financial institutions.

Revenue recognition

On May 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606 Revenue from Contracts with Customers, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that may result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

Revenue is recognized when obligations under the terms of a contract with the Company’s customers are satisfied. Satisfaction of contract terms occur with the transfer of title of the Company’s products to the customers. Net sale is measured as the amount of consideration the Company expects to receive in exchange for transferring the goods to the wholesaler and retailers.

The amount of consideration the Company expects to receive consists of the sales price adjusted for any incentives if applicable. Such incentives do not represent a standalone value and are accounted for as a reduction of revenue in accordance with ASC 606. Prior to the adoption of ASC 606, the Company’s policy was also to account sales incentives, if applicable, as a reduction of revenue in accordance with ASC 605-50. Therefore, there is no change as to how we account for sales incentives upon our adoption of ASC 606. For the years ended April 30, 2019 and 2018, the Company did not provide any sales incentives to its customers.

Incidental promotional items that are immaterial in the context of the contract are recognized as expense. Fees charged to customers for shipping and handling are included in net sales and the related costs incurred by the Company are included in cost of goods sold. In applying judgment, the Company considered customer expectations of performance, materiality and the core principles of ASC Topic 606. The Company’s performance obligations are generally transferred to the customer at a point in time. The Company’s contracts with customers generally do not include any variable consideration.

The Company’s revenue is primarily from the sales of ginkgo extract related products to wholesaler and retailers. Revenue is recognized when the merchandise is delivered and title is transferred. Revenue is reported net of all value added taxes (“VAT”). The Company does not routinely permit customers to return products and historically, customer returns have been immaterial.

Disaggregation of Revenues

The Company disaggregates its revenue from contracts by products, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the years ended April 30, 2019 and 2018 are disclosed in Note 13 of this consolidation financial statements.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Shipping and handling costs

Shipping and handling costs, which include costs related to the selection of products and their delivery to customers, are presented in selling expenses. Shipping and handling costs were $24,299 and $48,015 for the years ended April 30, 2019 and 2018, respectively.

Research and development expenses

Research and development expenses include costs directly associated with the Company’s research and development projects, including the cost of salaries and other employee benefits, testing expenses, consumable equipment and consulting fees. All costs associated with research and development are expensed as incurred.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended April 30, 2019 and 2018. As of April 30, 2019, the tax years ended December 31, 2016 through December 31, 2018 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17% (starting from May 1, 2018, VAT rate was lowered to 16%, and starting from April 1, 2019, VAT rate was further lowered to 13%), depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of April 30,2019 and 2018, there were no dilutive shares.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation

Since the Company operates primarily in the PRC, the Company’s functional currency is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into the reporting currency U.S. Dollars (“US$”). Assets and liabilities of the Company are translated at the exchange rate at each reporting period end date. Equity is translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income (loss). Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	April 30, 2019	April 30, 2018
Year-end spot rate	US$1=RMB 6.7347	US$1=RMB 6.3306
Average rate	US$1=RMB 6.7417	US$1=RMB 6.5774

Comprehensive income (loss)

Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company not using US$ as its functional currency.

Noncontrolling interests

The noncontrolling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Noncontrolling interests in the results of the Company are presented on the face of the consolidated statements of income and comprehensive income as an allocation of the total income or loss for the year between noncontrolling interest holders and the shareholders of the Company.

As of April 30, 2019, noncontrolling interests represented 0.11% and 0.03% noncontrolling shareholders’ interests held by two individuals in Jiangsu Baikang, respectively.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Risks and Uncertainties

The main operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, may not be indicative of future results.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Government Grants

Government grants are recognized when received and all the conditions for their receipt have been met. Government grants as the compensation to support Company’s agricultural development and industrialization projects. For the years ended April 30, 2019 and 2018, the Company recognized approximately $0.3 million and $0.3 million government grants, respectively, for the government support of the Company’s ginkgo oil related project. The government grants were recorded as other income.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In February 2016, the FASB issued ASU 2016-02,"Leases" to provide a new comprehensive model for lease accounting. Under this guidance, lessees and lessors should apply a "right-of-use" model in accounting for all leases (including subleases) and eliminate the concept of operating leases and off-balance sheet leases. This guidance is effective for annual periods and interim periods within those annual periods beginning after December 15, 2018. Early adoption is permitted. The Company is evaluating the impact on its consolidated financial statements.

In February 2018, the FASB has issued Accounting Standards Update (ASU) No. 2018-02, “Reclassification of Certain Tax Effects From Accumulated Other Comprehensive Income.” The ASU amends ASC 220, Income Statement — Reporting Comprehensive Income, to “allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act.” In addition, under the ASU, an entity will be required to provide certain disclosures regarding stranded tax effects. The ASU is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In March 2018, the FASB issued ASU 2018-05 — Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (“ASU 2018-05”), which amends the FASB Accounting Standards Codification and XBRL Taxonomy based on the Tax Cuts and Jobs Act (the “Act”) that was signed into law on December 22, 2017 and Staff Accounting Bulletin No. 118 (“SAB 118”) that was released by the Securities and Exchange Commission. The Act changes numerous provisions that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits and may additionally have international tax consequences for many companies that operate internationally. The Company does not believe this guidance will have a material impact on its consolidated financial statements.

On June 20, 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), with the exception of specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. In addition, the contractual term will be able to be used in lieu of an expected term in the option-pricing model for nonemployee awards. The new standard is effective for us on January 1, 2019. Early adoption is permitted, including in interim periods, and should be applied to all new awards granted after the date of adoption. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — INVENTORIES, NET

Inventories consist of the following:

	April 30, 2019	April 30, 2018
Raw materials	$116,424	$204,888
Finished goods	355,642	475,987
Work in process (“WIP”)	140,728	436,645
Inventory reserve	(13,382)	-
	$599,412	$1,117,520

The Company recorded lower of cost or net realizable value adjustment of $13,382 and Nil for the years ended April 30, 2019 and 2018, respectively.

Note 4 — PREPAYMENTS AND ADVANCES TO SUPPLIERS, NET

Prepayments and advance to suppliers consisted of the following:

	April 30, 2019	April 30, 2018
Advances made to raw material suppliers (a)	$425,956	$1,459,359
Deposits	233,625	279,821
Deferred offering costs	429,665	-
Others	26,340	66,836
Prepayments and advances to suppliers, net	$1,115,586	$1,806,016

(a)	The Company’s suppliers generally require prepayments from the Company before delivery of purchased raw materials. The advances are necessary to secure the raw material supplies in the market.

Note 5 — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consist of the following:

	April 30, 2019	April 30, 2018
Buildings	$9,039,101	$9,615,169
Machinery equipment	787,197	835,328
Transportation equipment	297,101	316,035
Office equipment	484,540	457,750
Subtotal	10,607,939	11,224,282
Construction in progress	15,605,848	3,543,364
Less: accumulated depreciation	1,937,677	1,391,408
Property, plant and equipment, net	$24,276,110	$13,376,238

Depreciation charge was $628,784 and $655,663 for the years ended April 30, 2019 and 2018, respectively. Construction-in-progress represents direct costs of construction incurred for the Company’s new office and manufacturing facilities. As of April 30, 2019, the construction of the main body of these facilities, which is also known as Phases 1 of Pizhou Industrial Park Project, has been substantially completed. The Company estimated additional RMB 21.8 million (equivalent to $3.2 million) will be incurred on interior and exterior decoration of these buildings, as well as on machinery and equipment purchase and installation in order to bring the new manufacturing facilities into use (See Note 12). No depreciation is provided until construction is completed and ready for its intended use. The construction in progress of Phase 1 is expected to be fully completed by February 2020, and the facilities are expected to be placed in service in August 2020.

In connection with the Company’s loans from Pizhou Rural Bank, the Company pledged its property with a carrying value of approximately $7.7 million as collateral to secure the loans (See Note 7) as of April 30, 2019.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — INTANGIBLE ASSETS, NET

The Company states intangible assets at cost less accumulated amortization. All land in China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” (the Right) to use the land. The Company has the Right to use the land for 50 years and amortizes the Right on a straight-line basis over the period of 50 years. Amortization expense was $38,584 and $15,433 for the years ended April 30, 2019 and 2018, respectively.

In connection with the Company’s loans from Pizhou Rural Bank, the Company pledged its land use right with a carrying value of approximately $0.9 million (RMB 6.3 million) as collateral to secure the loans (See Note 7) as of April 30, 2019.

	April 30, 2019	April 30, 2018
Land use rights	$2,484,829	$997,555
Patent license	5,940	6,319
Subtotal	2,490,769	1,003,874
Less: accumulated amortization	85,623	49,982
Intangible assets, net	$2,405,146	$953,892

The estimated future amortization expenses are as follows:

Year ended April 30
2020	$50,834
2021	50,834
2022	50,834
2023	50,834
2024	50,834
Thereafter	2,150,976
Total	$2,405,146

Note 7— DEBT

Debt consists of the following loans:

	April 30, 2019	April 30,2018
Pizhou Rural Commercial Bank
Effective interest rate at 8.63%, due on October 20, 2019(1)	$-	$616,060
Effective interest rate at 6.86%, due on September 20,2021(2)	1,373,931
Effective interest rate at 6.86%, due on September 20,2021(3)	678,502	-
Small & Medium Enterprises Guarantee Center, Finance Bureau, Pizhou City
Zero interest, due on bank loan release date (1)	579,150	-
Total	2,631,583	616,060
Less: current portion	579,150	-
Long-term portion	$2,052,433	$616,060

(1)

On November 15, 2017, Jiangsu Baikang signed a loan agreement with Pizhou Rural Commercial Bank to borrow an aggregate of $0.6 million (RMB 3.90 million) as working capital with maturity date of October 20, 2019. The loan bore a fixed interest rate of 8.63%. Jiangsu Baikang pledged its machinery with carrying value of $700,376 as collateral. In addition, Mr. Jinguo Li, together with other unrelated parties, guaranteed the repayment of loan. As of April 30, 2019, the Company repaid the loan using the re-lending fund provided by Small & Medium Enterprises Guarantee Center, Finance Bureau, Pizhou City.

On December 20, 2018, Small & Medium Enterprises Guarantee Center, Finance Bureau of Pizhou City approved the application submitted by the Company to provide a bridge fund of $0.6 million (RMB 3.90 million). The bridge fund is used to repay the loan balance with Pizhou Rural Commercial Bank (see above). The bridge fund bears no interest rate and shall be repaid when the Company successfully obtains the new loan from the bank.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7— DEBT (Continued)

(2)	On November 29, 2018, the Company entered into a loan agreement with Pizhou Rural Bank to borrow up to approximately $2.2 million (RMB 15.0 million) as working capital. The loan has a term of 34 months from November 29, 2018 to September 20, 2021, and bears a fix interest rate of 6.8617% per annum. The Company pledged its property with a carrying value of approximately $7.7 million (RMB 51.9 million) and land use right with a carrying value of approximately $0.9 million (RMB 6.3 million) as collateral. The loan is also guaranteed by the CEO of the Company and other principal shareholders of the Company. On December 21, 2018, the Company received approximately $1.5 million proceeds (RMB 10.0 million) from this loan. The remaining balance of approximately $0.7 million (RMB 5.0 million) was replaced by a new loan agreement dated January 3, 2019 which is disclosed below.

(3)

On January 3, 2019, the Company entered into a loan agreement with Pizhou Rural Bank to borrow approximately $0.7 million (RMB 5.0 million) as working capital. The loan has a term of 33 months from January 3, 2019 to September 20, 2021, and bears a fix interest rate of 6.8617% per annum. The Company pledged its property with a carrying value of approximately $7.7 million (RMB 51.9 million) and land use right with a carrying value of approximately $0.9 million (RMB 6.3 million) as collateral. The loan is also guaranteed by the CEO of the Company and other principal shareholders of the Company. The fund was released to the Company on January 12, 2019.

All of the above loans are due upon maturity and interest payments are due on monthly basis. Interest expense of $88,033 and $64,911 has been reported for the years ended April 30, 2019 and 2018, respectively.

Note 8 — RELATED PARTY TRANSACTIONS

As of April 30, 2019 and 2018, the balances due to related party, in the amount of $636,694 and $1,509,189, respectively, consisted of the shareholder loans from the controlling shareholder, Mr. Jinguo Li who is also the Chairman of the Board and CEO of the Company. Mr. Li periodically advances funds to support the Company’s operations when needed. These advances were non-interest bearing and due upon demand. Mr. Li also signed guarantee agreements to provide guarantee to the Company’s bank loans (see Note 7).

The Company previously purchased cosmetic products through Jiangsu Baiziya Cosmetic Products Co,. Ltd. (“Baiziya”), a related-party entity that holds the cosmetic license and is controlled by the CEO, Mr. Jinguo Li. Total cosmetic products purchased through Baiziya amounted to $Nil and $112,127 for the years ended April 30, 2019 and 2018, respectively.

Note 9 — TAXES

(a)	Corporate Income Taxes (“CIT”)

BVI

Baikang is incorporated in the BVI as an offshore holding company and is not subject to tax on income or capital gain under the laws of BVI.

Hong Kong

Under Hong Kong tax laws, Jiahao HK is subject to statutory income tax rate at 16.5% if revenue is generated in Hong Kong and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Jiangsu Baikang, the Company’s main operating subsidiary in PRC, was approved as a HNTE and is entitled to a reduced income tax rate of 15% beginning July 2015. On October 24, 2018, the Company successfully renewed the HNTE status for another three years.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 —TAX (continued)

EIT is typically governed by the local tax authority in PRC. Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. The corporate income taxes for fiscal 2019 and 2018 were reported at a reduced rate of 15% as a result of Jiangsu Baikang being approved as a HNTE. The impact of the tax holidays noted above decreased foreign taxes by $939,364 and $1,754,371 for the years ended April 30, 2019 and 2018, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $0.06 and $0.22 for the years ended April 30, 2019 and 2018, respectively.

i)	The components of the income tax provision are as follows:

	For the year ended April 30, 2019	For the year ended April 30, 2018
Current tax provision
BVI	$-	$-
Hong Kong	-	-
PRC	1,536,563	874,295
	$1,536,563	$874,295
Deferred tax provision
BVI	$-	$-
Hong Kong	-	-
PRC	(10,625)	1,758,309
	(10,625)	1,758,309
Income tax provision	$1,525,938	$2,632,604

ii)   The following table summarizes deferred tax assets resulting from differences between financial accounting basis and tax basis of assets and liabilities:

	For the year ended April 30, 2019	For the year ended April 30, 2018
Deferred tax assets:
Net operating loss carryforward	$5,045	$1,826,867
Accrued expenses	10,639	-
Deferred tax benefit utilized	-	(1,826,867)
Valuation allowance	(5,045)	-
Total	$10,639	$-

No valuation allowance against the deferred tax assets is considered necessary since the Company believes that it will more likely than not utilize the future benefits.

The following table reconciles the China statutory rates to the Company's effective tax rate for the years ended April 30, 2019 and 2018:

	For the year ended April 30, 2019	For the year ended April 30, 2018
China Income tax statutory rate	25.0%	25.0%
Effect of PRC preferential tax rate	(10.0)%	(10.0)%
Non-deductible expense – administrative penalty	1.3%	-
Others	(0.7)%	-
Effective tax rate	15.6%	15.0%

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. As of April 30, 2019, the tax years ended December 31, 2015 through December 31, 2018 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 —TAX (continued)

(b)	Taxes payable

Taxes payable consist of the following:

	April 30, 2019	April 30, 2018
Income tax payable	$2,391,572	$907,296
Value added tax payable	4,786,665	4,370,941
Other taxes payable	458,681	461,729
Total taxes payable	$7,636,918	$5,739,966

As of April 30, 2019 and 2018, the Company had accrued tax liabilities of approximately $7.6 million and $5.7 million, respectively, mostly related to the possible underpaid income tax and business tax in China, accrued based on audit adjustments. According to PRC taxation regulation, if tax has not been fully paid, tax authorities may impose interest and late payment penalties within three years. All of the taxes owed are local taxes, and in practice the local tax authorities are typically more flexible and willing to provide incentives or settlements with local small and medium-size businesses, to relieve their burdens and to stimulate the local economy, especially for those Companies in the IPO process. Management has discussed with local tax authorities regarding the outstanding tax payable balance and is in the process of negotiating a settlement plan agreement.

The total amount of underpaid tax liabilities was accrued based on the calculation using the current prevailing tax rates without including potential interest and penalties because management cannot be certain as to how much interest and penalties would be assessed, if any. Those potential interest and penalty liabilities are contingent upon the outcome of tax settlement and management estimates that the potential contingent liability related to these interest and penalties could be Nil or as high as $187,501 (RMB 1.3 million) based on current rates stipulated by the tax authority.

The final outcome of this tax uncertainty is dependent upon various matters including tax examinations, interpretation of tax laws or expiration of status of limitation. As the ongoing settlement discussions continue, management believes that it is more likely than not that the Company will not have to pay any interests and penalties associated with these underpaid taxes. The Company has been communicating with the local tax authority to fully settle these tax liabilities and is expecting to settle upon successfully completion of its IPO process but the Company cannot guarantee when such settlement will ultimately occur.

Note 10 — CONCENTRATION

A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to effect the remittance.

For the years ended April 30, 2019 and 2018, almost all of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from its subsidiaries located in the PRC.

For the year ended April 30, 2019, one customer accounted for approximately 46.7% of the Company’s total revenue, and one supplier accounted for approximately 71.0% of the Company’s the total purchases.

For the year ended April 30, 2018, one customer accounted for approximately 13.7% of the Company’s total revenue, and one supplier accounted for approximately 16.7% of the total purchase.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — SHAREHOLDERS’ EQUITY

Share capital

Baikang is a British Virgin Islands business company limited by shares incorporated on November 2, 2017. As of May 22, 2019, the maximum number of shares that the Company was authorized to issue was 100,000,000 Common Shares of $0.01 par value per share, of which 8,000,000 Common Shares were issued and outstanding.

On May 23, 2019, the shareholders of the Company unanimously passed a resolution effecting a 10:1 stock split, thereby increasing the maximum number of Common Shares that the Company was authorized to issue from 100,000,000 to 1 billion, and increasing the issued and outstanding number of Common Shares from 8,000,000 to 80,000,000 of $0.001 par value per share, immediately followed by the cancellation of 800,000,000 authorized but unissued Common Shares.

On May 24, 2019, the number of issued and outstanding Common Shares was reduced from 80,000,000 to 24,000,000, by way of share surrender by existing shareholders on a pro rata basis.

On June 26, 2019, the number of issued and outstanding Common Shares was reduced further, from 24,000,000 to 16,000,000, by way of share surrender by existing shareholders on a pro rata basis.

The above actions are collectively referred to as the “stock split.” As a result of this stock split, the maximum number of shares that the Company is authorized to issue is 200,000,000 Common Shares, of $0.001 par value per share, of which 16,000,000 Common Shares are issued and outstanding.

All share information included in the consolidated financial statements and notes thereto have been retroactively adjusted as if the stock split occurred on the first day of the first period presented.

Statutory reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The restricted amounts as determined pursuant to PRC statutory laws totaled $1,221,854 and $393,550 as of April 30, 2019 and 2018, respectively.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — COMMITMENTS AND CONTINGENCIES

Contingencies

The Company is involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the Company can give no assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on the Company, the Company believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on the Company’s consolidated financial position or results of operations or liquidity.

In February 2018, Administration Bureau for Market Regulation of Pizhou City issued an administrative penalty notice and requested the Company to pay a total penalty of approximately $0.76 million (RMB 5.1 million) due to unapproved contents displayed on the package of the Company’s certain products. In August, 2019, Administration Bureau for Market Regulation of Pizhou City applied a court order to execute the administrative penalty notice. On January 18, 2019. People’s Court of Pizhou City approved the application and issued a court order. The Company has recorded this penalty amount in its general and administrative expenses for the year ended April 30, 2019. As of the report date, the Company paid approximately $0.31 million (RMB 2.1 million). The remaining penalty of approximately $0.45 million (RMB 3.0 million) was recorded in accrued liabilities and is expected to be paid by the Company before March 14, 2020.

In addition, the Company has been involved in seven legal proceedings as of the report date, comprised of four completed proceedings and three pending lawsuits. The completed proceedings include three litigation matters concerning construction project contract disputes which has been settled, and an arbitration matter in connection with an employment dispute which has been closed. The aggregate disputed amount of these four proceedings was approximately $151,454 (RMB 1,021,000), and the remaining amount the Company expects to pay and fully satisfy is $87,606 (RMB 590,000). All pending cases involve contract disputes with construction project contractors and the aggregate disputed amount is approximately $430,606 (RMB 2.9 million). These cases are mainly related to late payments due to disputes over construction contracts. The Company has accrued the unpaid disputed amounts in other payables in accordance with construction agreements as of April 30, 2019.

Guarantee

In September 2016, Xuzhou Huayang Auto Tires Co., Ltd. (“Huayang”), a related party entity controlled by the Company’s CEO, Mr. Jinguo Li, borrowed RMB 600,000 (approximately $89,000) from Jiangsu Rural Commercial Bank as working capital for one year. Jiangsu Baikang signed a joint guaranty contract with the bank to guarantee the unpaid principal plus interest if Huayang failed to repay the loan upon maturity. Huayang failed to repay the loan in September 2017 and Jiangsu Rural Commercial Bank filed a civil lawsuit against Huayang and guarantor. On September 4, 2018, after negotiation with the bank, Huayang, Mr. Jinguo Li and Jiangsu Baikang entered into an settlement agreement, based on which Mr. Jinguo Li, also one of the guarantors in this case, agreed to repay the entire default amount and release Jiangsu Baikang from any further liability on this matter.

Capital expenditure commitments

In connection with the Company’s construction in progress of its manufacturing facilities as disclosed in Note 5, the Company has the following capital expenditure commitments to bring these manufacturing facilities into use within the next twelve months:

Interior and exterior decoration cost	$883,483
Machinery and equipment purchase and installation costs	2,352,662
Total	$3,236,145

Operating lease commitments

The Company signed a lease agreement to rent an office for its Shanghai branch, which has a lease term from August 15, 2017 to October 15, 2019. Rent expense for the years ended April 30, 2019 and 2018 was $251,820 and $106,212, respectively.

As of April 30, 2019, the Company was obligated under operating leases for minimum rentals of $95,846 in 2019.

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13— SEGMENT REPORTING

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

Management of the Company concludes that it has only one reporting segment. The Company provides a variety of proprietary natural health and nutrition products derived primarily from ginkgo in China. It sells five categories of products, including (a) nutraceutical products, (b) cosmetics and household essential products, (c) liquor products, (d) blended edible oil products and (e) other household products. Of these products, it produces edible oils, liquor and powdered drinks from the nutraceutical category. The Company’s products have similar economic characteristics with respect to raw materials, vendors, marketing and promotions, customers and methods of distribution. The Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company, rather than by product types or geographic area; hence the Company has only one reporting segment.

The following table presents sales by product categories for the years ended April 30, 2019 and 2018, respectively:

	For the year ended April 30, 2019	For the year ended April 30, 2018
Nutraceutical products	$7,327,572	$21,303,944
Cosmetic and household essential products	1,137,619	1,427,390
Liquor products	5,581,348	977,064
Blended edible oil products	2,246,628	3,054,335
Other household products	1,710,116	-
Total	$18,003,283	$26,762,733

Note 14 — SUBSEQUENT EVENTS

The Company’s management reviewed all material events that have occurred after the balance sheet date through the date which these financial statements were issued. Based upon this review, the Company did not identify any subsequent events except disclosed in above that would have required adjustment or disclosure in the financial statements.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the Memorandum and Articles of Association of the Registrant, the Registrant may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the Registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this registration statement, also provides for indemnification of the Registrant and its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

The Registrant was founded on November 2, 2017. In connection with its founding, Jinguo Li received 8,000,000 Common Shares, par value $0.01 per share, in return for payment of  $80,000 and contribution of his interest in the Registrant’s subsidiaries. In transactions occurred between August 30, 2018 and September 30, 2018, Mr. Li sold and transferred, in aggregate, 9,600,000 Common Shares (giving effect to the stock split completed on June 26, 2019) to 7 other unrelated shareholders in return for cash of $1.50 per share from such investors ($14,400,000 in aggregate), with an agreed fixed exchange rate of RMB7.00:$1.00. The aggregate price paid was RMB 100,800,000 for such shares. Each of these shareholders has paid the same price per share.

The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) thereof and Regulation S promulgated thereunder as a transaction by the Registrant not involving any public offering, in which the Registrant and all of such purchasers were non-residents of the United States and all such transactions took place abroad without any directed selling efforts in the United States.

These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits.   The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

1.1(2)	Form of Underwriting Agreement
3.1(2)	Memorandum and Articles of Association of Baikang Biological Group Holdings Limited
3.2(2)	Amended and Restated Memorandum and Articles of Association of Baikang Biological Group Holdings Limited
4.1(2)	Specimen Common Share Certificate
4.2(2)	Form of Underwriter Warrant
5.1(2)	Opinion of Campbells, British Virgin Islands counsel of Baikang Biological Group Holdings Limited, as to the validity of the Common Shares
8.1(2)	Opinion of Kaufman & Canoles, P.C., counsel of Baikang Biological Group Holdings Limited, as to certain tax matters
8.2(2)	Opinion of Zhong Lun Law Firm, counsel of Baikang Biological Group Holdings Limited, as to PRC tax matters
10.1(2)	Form of Subscription Agreement
10.2(2)	Employment Agreement between Jiangsu Baikang Bio-Tech Co., Ltd and Jinguo Li
10.3(2)	Employment Agreement between Baikang Biological Group Holdings Limited and Jinping Wu
10.4(2)	English translation of Financial Support Commitment Letter from Jinguo Li dated June 28, 2019
10.5(2)	English translation of Land Use Right Transfer Contract dated April 25, 2019 between Pizhou City Bureau of Land and Resources and Jiangsu Baikang Bio-Tech Co., Ltd
10.6(2)	English translation of Working Capital Loan Contract dated January 3, 2019 between Jiangsu Baikang Bio-Tech Co., Ltd and Jiangsu Pizhou Rural Commercial Bank
10.7(2)	English translation of Application for Pizhou City Small Business Loan Renewal Fund dated December 14, 2018
10.8(2)	English translation of Working Capital Loan Contract dated November 29, 2018 between Jiangsu Baikang Bio-Tech Co., Ltd and Jiangsu Pizhou Rural Commercial Bank
10.9(2)	English translation of Land Use Right Transfer Contract dated August 7, 2018 between Pizhou City Bureau of Land and Resources and Jiangsu Baikang Bio-Tech Co., Ltd
10.10(2)	English translation of Sales Contract dated January 1, 2018 between Jiangsu Baikang Bio-Tech Co., Ltd and Hangzhou Fuyang Jianming Grocery
10.11(2)	English translation of Sales Contract dated December 31, 2017 between Jiangsu Baikang Bio-Tech Co., Ltd and Xuzhou Weijia Biotechnology Co., Ltd.
10.12(2)	English translation of Sales Contract dated December 31, 2017 between Jiangsu Baikang Bio-Tech Co., Ltd and Ping Wang.
10.13(2)	English translation of Revolving Working Capital Loan Contract dated November 8, 2017 between Jiangsu Baikang Bio-Tech Co., Ltd and Jiangsu Pizhou Rural Commercial Bank
10.14(2)	English translation of Maximum-amount Pledge Contract dated November 8, 2017 between Jiangsu Baikang Bio-Tech Co., Ltd and Jiangsu Pizhou Rural Commercial Bank
10.15(2)	Form of Escrow Agreement
10.16(2)	Form of Lock-up Agreement
21.1(2)	List of Subsidiaries
23.1(1)	Consent of Friedman LLP
23.2(2)	Consent of Zhong Lun Law Firm (included in Exhibit 8.2)
23.3(2)	Consent of Campbells (included in Exhibit 5.1)
24.1(2)	Powers of attorney (included on signature page to the registration statement)
99.1(2)	Code of Business Conduct and Ethics of Baikang Biological Group Holdings Limited

(1)	Filed herewith.
(2)	Previously filed.

(b) Financial Statement Schedules. All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.

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Item 9. Undertakings

The Registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)	Paragraphs (a)((i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)	Provided further, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 or Form SF-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

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(b)	that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)	that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and.

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)	to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(h)	that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(i)	that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pizhou, People’s Republic of China, on December 20, 2019.

Baikang Biological Group Holdings Limited

/s/ Jinguo Li
Jinguo Li
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jinguo Li	Chief Executive Officer (Principal Executive Officer)	December 20, 2019
Jinguo Li	and Director

/s/ Jinping Wu	Chief Financial Officer (Principal Financial Officer)	December 20, 2019
Jinping Wu

/s/ *		December 20, 2019
Fei Sun	Director

/s/ *		December 20, 2019
Zhangxi Zhang	Director

/s/ *		December 20, 2019
Mark W. Willis	Director

/s/ *		December 20, 2019
Haiying Xiang	Director

/s/ Di Sun
Di Sun	Authorized Representative in the United States	December 20, 2019

* By Jinguo Li, attorney-in-fact

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